As filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINEAPPLE FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Canada	6199	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Shubha Dasgupta

Chief Executive Officer

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Tel: (416) 669-2046

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the America, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 12, 2025

PRELIMINARY PROSPECTUS

25,682,046 Common Shares

This prospectus relates to the sale or other disposition by the selling shareholders identified herein or their transferees (the “Selling Stockholders”) of up to 25,682,046 common shares without par value (“Common Shares”), of Pineapple Financial Inc. (the “Company”), consisting of:

(i)	24,642,700 Common Shares issued to purchasers (“Purchasers”) upon the exchange of subscription receipts (the “Subscription Receipts”) of the Company issued pursuant to that Securities Purchase Agreement, dated September 2, 2025, as amended on September 4, 2025, and November 3, 2025, respectively (the “Securities Purchase Agreement”), by and between the Company and the Purchasers in a private placement offering (the “Private Placement”). The Subscription Receipts are governed by the terms of that certain subscription receipt agreement, dated September 4, 2025 (the “Subscription Receipt Agreement”), by and among the Company, Odyssey Transfer and Trust Company (the “Subscription Receipt Agent”) and D. Boral Capital LLC, the exclusive placement agent to the Company (the “Placement Agent”) entered into in connection with the closing of the Private Placement. Each Subscription Receipt is exchangeable for one Common Share upon satisfaction or waiver, as applicable, of the Escrow Release Conditions (as defined below).

(ii)	1,039,346 Common Shares (the “Meteora Warrant Shares”) issuable upon the exercise of the Meteora Warrant (as defined below) issued to Meteora Strategic Capital, LLC (the “Consultant”), who acted as Company’s consultant in the Private Placement. Pursuant to a Consulting Services Agreement, dated July 21, 2025, as amended on August 29, 2025 (the “Consulting Agreement”), the Company agreed to issue as compensation in connection with the closing of the Private Placement, a warrant to the Consultant, exercisable for the purchase of such number of Common Shares as is equal to 4.0% of the total Common Shares outstanding on a pro forma basis after giving effect to the transactions contemplated by the Securities Purchase Agreement (the “Meteora Warrant”). The Meteora Warrant is exercisable for the purchase of up to 1,039,346 Common Shares at an exercise price payable in cash of $3.80 per Common Share and has a term of five (5) years from the effective date of the registration statement registering the Meteora Warrant Shares.

We will not receive any proceeds from the sale or other disposition of the Common Shares by the Selling Stockholders. The Selling Stockholders may sell or otherwise dispose of the Common Shares offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” We have borne and will continue to bear the costs relating to the registration of these Common Shares.

Our Common Shares are listed on the NYSE American LLC under the symbol “PAPL.” The last reported sale price for our Common Shares on the NYSE American LLC on December 4, 2025 was $3.69 per share.

You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” carefully before you invest.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

Investing in our Common Shares involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2025.

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ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction outside the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Additional Information” and “Incorporation of Certain Information by Reference.”

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise stated or the context otherwise indicates, references to “PAPL,” the “Company,” “we,” “our,” “us,” or similar terms refer to Pineapple Financial Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 11 of this prospectus and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

Pineapple Financial is a Canadian mortgage technology and brokerage company. We provide mortgage brokerage services and technology solutions to Canadian mortgage agents, brokers, sub-brokers, brokerages and consumers. Through data-driven systems and cloud-based tools, we believe we offer competitive advantages in the Canadian mortgage industry relative to traditional broker arrangements.

We also provide back-office and pre-underwriting support services (together, the “Brokerage Services”) to Canadian mortgage brokerages (the “Brokerages”). In connection with the provision of the Brokerage Services, we employ and engage licensed mortgage brokers and agents (collectively, “Field Agents”). As of the date of this filing, we have 39 full-time employees. In addition, we enter into affiliation agreements with certain licensed mortgage brokers (“Affiliate Brokers” and, together with Field Agents and Brokerages, the “Users”) under which we jointly market mortgage brokerage and other financial services as affiliated entities. This “white-label” model allows Affiliate Brokers to offer mortgages under their own brand to their client base while operating on our platform and within our controls.

We offer Brokerage Services for both residential and commercial mortgage opportunities through our proprietary technology platform, Pineapple+ and related tools, together, the “Platform”. The Platform supports the mortgage life cycle from lead intake and pre-qualification through underwriting support, documentation, compliance, and funded-deal analytics.

In connection with the Private Placement, we have established a digital asset treasury strategy (the “Treasury Strategy”) focused primarily on holding INJ tokens, in addition to other cryptocurrency and digital assets. The Treasury Strategy, once fully implemented upon consummation of the transactions contemplated by the Securites Purchase Agreement, diversify our balance sheet through cryptocurrency staking rewards, among other things.

Revenue Model

Our revenue model is diversified across platform subscriptions, pre-risk assessment services and lender partner commissions. Percentages below are approximate and subject to period-to-period variation.

1. Subscription services. Agents who use the Platform to manage the life cycle of a mortgage from initiation to funding pay subscription fees of $141.50 per month. This stream represents approximately 3% of total gross revenue.

2. Pre-risk assessment services. We charge a per-deal fee for pre-underwriting support and documentation preparation. For mortgages with a funded amount of $390,000 and over, the fee is $390 per deal. For mortgages under $390,000, the fee is $273 per deal. This stream represents approximately 1.3% of total gross revenue.

3. Lender partner service commissions. The balance of total gross revenue, approximately 95%, is derived from commissions and volume-based compensation from lender partners. Commission structures vary by rate, amount, promotional programs, bonus eligibility and funded volume. Our lender partners include banks, trust companies, mortgage finance companies and other financial institutions, including but not limited to; Bank of Nova Scotia (Scotiabank), Manulife Bank of Canada, Toronto-Dominion Bank, MCAP, First National Financial LP, Home Trust Company, Equitable Bank, Community Trust, Bank of Montreal (BMO) and Desjardins Mortgage Financing Services.

Geographic Footprint and Licensing

We currently operate in Canada, with active brokerage operations in Ontario, Newfoundland and Labrador, New Brunswick, Nova Scotia, British Columbia, Prince Edward Island, Manitoba and Alberta. We launched our first brokerage in Ontario in November 2016, opened our Alberta office on July 1, 2021, expanded into Newfoundland and Labrador, Nova Scotia, New Brunswick and Prince Edward Island on May 4, 2022, and opened our first British Columbia brokerage office in 2024. We have been approved by applicable provincial mortgage regulators to operate in the following provinces and territories: Alberta, British Columbia, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Prince Edward Island, Quebec and Yukon, and we are pursuing additional licensing in Saskatchewan.

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Technology

Our Platform integrates lead routing, CRM, document collection, compliance workflows, lender connectivity and analytics. By centralizing workflow and data, we aim to improve agent productivity, reduce turnaround times and enhance compliance monitoring. The Platform is cloud-hosted with role-based access controls, audit trails and data security protocols that are designed to meet or exceed applicable regulatory expectations.

Digital Asset Treasury Strategy

In fiscal 2025 Q1, we established a the Treasury Strategy as a component of our corporate treasury and strategic partnership program. The Treasury Strategy permits the Company, subject to internal policies, board oversight and applicable law, to hold a capped allocation of liquid digital assets, primarily consisting of INJ tokens, to diversify our balance sheet, participate in cryptocurrency staking rewards, support research and development, and pursue potential ecosystem partnerships and future integrations with our mortgage technology stack. The Treasury Strategy will be managed by third party providers and overseen by a committee of the Board. The Treasury Strategy is subject to strict custody, risk, accounting and compliance policies, including segregation of assets, volatility limits, impairment monitoring and disclosure controls.

On-Chain Mortgage Development

We are conducting research and development to explore the application of distributed ledger and smart-contract technologies to selected elements of the mortgage lifecycle (“On-Chain Mortgage Development”). Areas of exploration include, among others, identity and document attestations, collateral and lien data registries, payment and remittance workflows, servicing data integrity, and potential future pathways for asset issuance and investor reporting. These initiatives are currently in development and do not contribute material revenue. Any commercial deployment will require successful technical validation, market acceptance, appropriate regulatory permissions and the establishment of robust compliance, privacy and security controls. We may pursue pilot programs with ecosystem partners and service providers to evaluate feasibility and cost-benefit outcomes.

Compliance and Regulatory

Our brokerage activities are subject to provincial mortgage brokerage laws and regulations, consumer protection requirements, anti-money laundering and anti-terrorist financing obligations, privacy and data protection laws and related guidance. We maintain policies, procedures, training and supervision designed to promote compliance, including for third-party affiliates who operate on our Platform. Our Treasury Strategy and On-Chain Mortgage Development are subject to additional legal, accounting, tax and regulatory considerations. We evaluate these programs with external legal counsel and advisors and implement governance, risk and control frameworks that we believe are appropriate for their scope and scale.

Private Placement

On September 2, 2025, we entered into a Securities Purchase Agreement with Purchasers, whereby, on September 4, 2025 (the “Closing”), we issued 24,642,700 Subscription Receipts, each Subscription Receipt exchangeable for one Common Share upon the satisfaction or waiver, as applicable, of the Escrow Release Conditions (as defined below) at an offering price of $3.80 per Subscription Receipt, with respect to certain purchasers, and $4.16 per Subscription Receipt with respect to certain purchasers. Purchasers tendered, at the election of each Purchaser, U.S. dollars or INJ tokens to the Company as consideration for the Subscription Receipts. The Company raised proceeds of approximately $100 million in the Private Placement in order to adopt the Treasury Strategy under which the principal holding will be INJ, the native digital asset of the Injective blockchain. The Private Placement transaction documents contemplate that each Purchaser could elect to receive, upon exchange of its Subscription Receipts, either one Common Share or one pre-funded warrant in lieu of a Common Share; however, no Purchaser elected to receive pre-funded warrants and no pre-funded warrants were issued pursuant to the Private Placement.

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On November 3, 2025, the parties amended the Securities Purchase Agreement to extend the Escrow Deadline (as defined below) for an additional thirty (30) days from November 3, 2025. On December 3, 2025 the parties further amended the Securities Purchase Agreement to extend the Escrow Deadline an additional thirty days from December 3, 2025, subject to further extension as described below. The disclosure contained in this prospectus contemplates the new Escrow Deadline. The issuance of the Common Shares to the holders of Subscription Receipts is subject to the satisfaction or waiver, as applicable, of the following escrow release conditions (the “Escrow Release Conditions”):

a) the receipt of the Shareholder Approval (as defined below) by the Company; b) the Registration Statement (as defined below) being declared effective by the Commission (as defined below) within one hundred twenty (120) days from September 4, 2025 (the “Closing Date”), subject (i) to an automatic extension to an aggregate of one hundred fifty (150) days from the Closing Date in the event that the Commission notifies the Company that it will review the Registration Statement, and (ii) such further extension(s) to be agreed to in writing by the holders of 50.1% or more of the Subscription Amounts (as defined in the Securities Purchase Agreement), including Injective Foundation, acting reasonably, in accordance with the Subscription Receipt Agreement (the “Escrow Deadline”); c) the receipt of required approvals by the applicable stock exchange, third parties, court and regulatory approvals required by the Company; d) the approval of the Common Shares for listing on NYSE American and the completion, satisfaction or waiver by NYSE American of all conditions precedent to such listing; e) the Company shall not be in breach or default of any of its covenants or obligations under the Subscription Receipt Agreement or the agency agreement between the Company and the Placement Agent; f) from the date of the Securities Purchase Agreement until the earlier of (i) the Escrow Deadline, or (ii) such date on which all of conditions listed as items (a) through (e) above have been satisfied or waived, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal trading market, and trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and minimum prices shall not have been established on securities whose trades are reported by such service or any trading market; and g) the Company and the Placement Agent, in compliance with the Side Letter (as defined below), shall have delivered a certain escrow release notice to the Subscription Receipt Agent in accordance with the Securities Purchase Agreement, confirming that items (a) through (f), above, inclusive, have been satisfied or waived. The Subscription Receipt Agreement further provides that receipt of the Shareholder Approval and the effectiveness of the Registration Statement, representing conditions (a) and (b), respectively, shall under no circumstances be waived.

The Securities Purchase Agreement provides that the Company shall call a meeting of its shareholders to approve (i) the issuance of the Common Shares to be delivered to the holders of Subscription Receipts, and (ii) the amendment to the constating documents of the Company to remove the restriction on transfers of the Common Shares contained in the Articles of Continuance of the Company (the “Shareholder Approval”). The Shareholder Approval occurred on October 31, 2025 at a special meeting of the shareholders of the Company. The Company shall, within 30 days following execution of the Securities Purchase Agreement, prepare and file a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the shareholders’ consideration and vote with respect to the Shareholder Approval; provided, that on November 7, 2025, the Securities Purchase Agreement was amended to provide that, as promptly as reasonably practicable after the Closing Date, and in any event no later than December 5, 2025, the Company shall file a registration statement on Form S-1 (the “Registration Statement”) with the Commission to permit the resale of all of the Common Shares on a continuous basis under Rule 415 under the Securities Act. Pursuant to the Securities Purchase Agreement, and subject to the satisfaction or waiver of the other Escrow Release Conditions, the Common Shares will not be issued until Shareholder Approval is received and the Registration Statement has been declared effective.

Upon satisfaction or waiver of the Escrow Release Conditions, (i) an aggregate of $2,100,000 shall be released to the Company by the Subscription Receipt Agent, consisting of (y) $1,500,000 for legacy business expenses, working capital, general corporate purposes and (z) $600,000 for the payment of amounts owed by the Company, (ii) the balance of the aggregate Subscription Amount paid in cash shall be released directly to the Asset Manager and Advisor (each, as defined below) in furtherance of the Treasury Strategy, and (iii) the Subscription Receipt Agent shall direct the INJ Escrow Agent (as defined below) to deem that title to the aggregate Subscription Amount paid in the form of INJ, in addition to any staking rewards or other income earned thereon, be transferred to the Company and managed by the Asset Manager and the Advisor for the benefit of the Company.

In connection with the Private Placement, the Company has appointed Canary Capital Group LLC (in such capacity, the “INJ Escrow Agent”) to serve as escrow agent with respect to proceeds tendered in the form of INJ, until such proceeds are to be released pursuant to the Subscription Receipt Agreement to the Asset Manager and the Advisor upon satisfaction or waiver of the Escrow Release Conditions.

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The Subscription Receipts were offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws and in reliance upon the exemption from the prospectus requirement under applicable Canadian securities laws pursuant to Section 2.4 of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada. The issuance of the Common Shares was not registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The distribution of the Common Shares issuable pursuant to the Subscription Receipts and the Meteora Warrant is exempt from the prospectus requirement under applicable Canadian securities laws pursuant to Section 2.1(a) of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada, provided that the Company has filed a registration statement under the Securities Act registering such Common Shares in connection with the distribution, and that such registration statement is effective at the time of the distribution.

From signing of the Securities Purchase Agreement until 60 days after the Escrow Deadline (as may be extended in accordance with the Securities Purchase Agreement), we are prohibited from issuing equity or equity-linked securities, effecting any split, recapitalization, share consolidation or similar transaction affecting our outstanding Common Shares, or filing any registration statement relating to our equity or equity-linked securities, in each case subject to customary exceptions, including, without limitation, issuances under existing equity plans or upon conversion/exercise of outstanding securities, certain Exempt Issuances (as defined in the Securities Purchase Agreement) and entrance into an equity line of credit or similar financing instrument for the purpose of raising funds to purchase INJ.

Pursuant to the Securities Purchase Agreement, we have agreed to take all actions necessary to cause one additional director to be appointed to our board of directors immediately prior to escrow release, after consultation with Injective Foundation regarding the nominee’s crypto industry expertise and subject to applicable stock exchange requirements.

Prior to the Escrow Deadline, purchasers holding at least 50.1% of the aggregate Subscription Receipts and, for so long as Injective Foundation holds any securities, Injective Foundation, may terminate the Securities Purchase Agreement upon an uncured material breach by the Company, in which case all INJ raised in the Private Placement will be returned to Purchasers who tendered their subscription amount in the form of INJ, an all cash raised in the Private Placement will be returned to Purchasers who tendered their subscription amount in the form of cash.

First Amendment to Securities Purchase Agreement

On September 4, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into an amendment to the Securities Purchase Agreement (the “First SPA Amendment”). Pursuant to the First SPA Amendment, the parties agreed to amend the Securities Purchase Agreement in order to (i) provide that the Company shall, subject to the approval of the Compensation Committee of the Board of Directors of the Company, enter into management agreements prior to the Escrow Deadline with certain of its officers on terms substantially consistent with those set forth in the First SPA Amendment, (ii) provide for payment of an aggregate of $2,177,222 in respect of certain service provider expenses at the time of closing the Private Placement, and (iii) make certain corrections to figures and calculations referenced in the closing and use of proceeds provisions of the Securities Purchase Agreement.

Second Amendment to Securities Purchase Agreement

On November 3, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into an amendment to the Securities Purchase Agreement (the “Second SPA Amendment”). Pursuant to the Second SPA Amendment, the parties agreed to amend the Securities Purchase Agreement solely in order to extend the Escrow Deadline from sixty (60) days after the Closing Date to ninety (90) days after the Closing Date, and to extend the automatic extension to the Escrow Deadline from an aggregate of ninety (90) days after the Closing Date to an aggregate of one hundred twenty (120) days after the Closing Date in the event that the Commission notifies the Company that it will review the Registration Statement.

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Third Amendment to Securities Purchase Agreement

On November 7, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into a third amendment to the Securities Purchase Agreement (the “Third SPA Amendment”). Pursuant to the Third SPA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Commission no later than December 5, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

Fourth Amendment to Securities Purchase Agreement

On December 3, 2025, the Company and Purchasers holding at least 50.1% in interest of the Subscription Receipts entered into a fourth amendment to the Securities Purchase Agreement (the “Fourth SPA Amendment”). The Fourth SPA Amendment (i) amends the “Escrow Deadline” to 120 days after the Closing Date, with an automatic extension to an aggregate of 150 days if the Commission reviews the Registration Statement, and permits further written extensions approved by holders of 50.1% or more of the Subscription Amounts, including Injective Foundation, acting reasonably, in accordance with the Subscription Receipt Agreement; (ii) provides for the appointment of one additional director nominated by Injective Foundation prior to the Escrow Release Date, subject to Stock Exchange requirements; (iii) requires formation of a Special Advisory Committee of the Board to oversee the Company’s digital asset treasury strategy and the adoption and implementation of the Company’s treasury reserve policy; and (iv) authorizes the Committee to engage strategic advisors identified by Injective Foundation.

Fifth Amendment to Securities Purchase Agreement

On December 5, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into a fifth amendment to the Securities Purchase Agreement (the “Fifth SPA Amendment”). Pursuant to the Fifth SPA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Commission no later than December 15, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

Registration Rights Agreement

In connection with entering into the Securities Purchase Agreement, on September 2, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Commission, within five (5) business days of receiving Stockholder Approval, registering the resale of the Common Shares issuable upon the exchange of the Subscription Receipts, and the Meteora Warrant Shares. Pursuant to the terms of the Registration Rights Agreement, the Company must keep the Registration Statement continuously effective for resale under Rule 415 until the earlier of (i) the date on which all registrable securities are sold and (ii) the date on which the registrable securities may be resold without registration, without regard to any volume or manner-of-sale limitations and without current public information under Rule 144.

First Amendment to the Registration Rights Agreement

On November 7, 2025, the Company and the holders of a majority of the then outstanding Registrable Securities, entered into a first amendment to the Registration Rights Agreement (the “First RRA Amendment”). Pursuant to the First RRA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Commission no later than December 5, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

Second Amendment to the Registration Rights Agreement

On December 5, 2025, the Company and the holders of a majority of the then outstanding Registrable Securities, entered into a second amendment to the Registration Rights Agreement (the “Second RRA Amendment”). Pursuant to the Second RRA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Commission no later than December 15, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

Asset Management Agreement

Pursuant to the Securities Purchase Agreement, on September 4, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Canary Capital Group LLC (the “Asset Manager”). Under the Asset Management Agreement, the Asset Manager has been appointed to provide certain asset management services with respect to cryptocurrency assets acquired by the Company in connection with the Private Placement (the “Account Assets”) maintained with one or more custodians or cryptocurrency wallet providers acceptable to the Asset Manager. Such asset management services will commence when the Subscription Receipt Agent has (i) notified the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived and (ii) has instructed the INJ Escrow Agent to deem that title to the INJ proceeds of the Private Placement be transferred to the Company, with 30% of such assets to be managed by the Asset Manager and 70% of the assets to be managed by the Advisor as a sub-advisor under the Asset Management Agreement.

As consideration for the Asset Manager’s services, the Company will pay an asset-based fee equal to 1% per annum of the Account Assets, which shall be calculated and paid at the end of each quarter, as determined by the Asset Manager in a commercially reasonable manner based on available prices on Coinmarketcap.com. The Company may make no more than one withdrawal from the Account Assets per calendar quarter, and each such withdrawal shall not exceed $10,000 in value of INJ during the first year. Thereafter, more frequent withdrawals of more than $10,000 can be made for legitimate business purposes if such withdrawal is pre-approved by the independent members of the Board, provided that the Company cannot make a withdrawal of more than 50.1% of the Account Assets without the prior approval of a majority of the shareholders of the Company. The Asset Management Agreement continues in effect until terminated for cause by the Company upon thirty (30) days’ prior written notice or terminated for cause by the Asset Manager upon thirty (60) days’ prior written notice. The Asset Management Agreement contains customary representations, indemnification provisions, confidentiality obligations, and a non-exclusivity clause. The Asset Management Agreement limits the liability of the Asset Manager to the Company for losses arising under the agreement to cases of willful misconduct, gross negligence, fraud or material breach of contract.

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Trading Advisory Agreement

On September 4, 2025, the Company entered into a Trading Advisory Agreement (the “Trading Advisory Agreement”) with Monarq Asset Management LLC (the “Advisor”). Under the Trading Advisory Agreement, the Company appoints the Advisor to manage the investment of all digital assets, digital asset derivatives, cash and other assets contained in the Account (as defined in the Trading Advisory Agreement) established by the Company with Bitgo Trust Company, Inc. The Trading Advisory Agreement continues in effect until the earlier of: (i) termination by either party for upon the occurrence of a material breach that is not cured within fifteen days of notice from the non-breaching party, or (ii) the third anniversary of the Trading Advisory Agreement, provided that the Trading Advisory Agreement will be automatically renewed for successive one-year periods unless either party provides written notice of its intention not to renew at least thirty days prior to the expiration of such term. The Company may make no more than one withdrawal from the Account Assets per calendar quarter, and each such withdrawal shall not exceed $10,000 in value of INJ during the first year. Thereafter, more frequent withdrawals of more than $10,000 can be made for legitimate business purposes if such withdrawal is pre-approved by the independent members of the Board, provided that the Company cannot make a withdrawal of more than 50.1% of the Account Assets without the prior approval of a majority of the shareholders of the Company.

The services of the Advisor under the Trading Advisory Agreement will commence when the Subscription Receipt Agent has (i) notified the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived and (ii) has instructed the INJ Escrow Agent to deem that title to the INJ proceeds of the Private Placement be transferred to the Company, with such assets to be managed by the Asset Manager and the Advisor.

As consideration for the Advisor’s services, the Company will pay to the Advisor a quarterly management fee equal to 0.25% (a 1.0% annual rate) of the Account Equity (as defined in the Trading Advisory Agreement) as of the beginning of each calendar quarter regardless of whether there are realized or unrealized profits with respect to the account. The Trading Advisory Agreement includes customary representations and warranties and confidentiality provisions, as and provides for indemnification of the Advisor by the Company subject to exclusions for bad faith, gross negligence or willful misconduct by the Advisor.

Lock-up Agreement

Pursuant to the Securities Purchase Agreement, the Company entered into that certain Lock-up Agreement, dated as of September 4, 2025 (the “Lock-up Agreement”) with certain purchasers participating in the Private Placement. Under the Lock-up Agreement, such purchasers have agreed not to offer, sell, pledge or otherwise dispose of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares, of the Company for a period of twelve (12) months following the Effective Date (as defined in the Securities Purchase Agreement), provided that, if at any time following the Effective Date, the closing sale price of the Common Shares equals or exceeds (i) $7.588, (ii) $11.382, (iii) $15.176, or (iv) $18.970, then in each case 25% of the securities held by such purchasers shall be immediately and irrevocably released from the restrictions set forth in the Lock-up Agreement. The Lock-up Agreement includes customary exceptions permitting certain transfers, including, without limitation, transfers to affiliates, to family members or for estate-planning purposes or pursuant to a bona fide third-party tender offer, merger or similar transaction, in each case conditioned on the transferee agreeing to be bound by the lock-up.

Side Letter Agreement

Pursuant to the Securities Purchase Agreement, the Company entered into that certain letter agreement, dated as of September 4, 2025 (the “Side Letter”), with the Placement Agent and Injective Foundation. The Side Letter provides that, prior to the Escrow Release Notice (as defined in the Securities Purchase Agreement) being sent to the Subscription Receipt Agent, on the day when all of the Escrow Release Conditions (other than the requirement to deliver the Escrow Release Notice) have been waived or satisfied, the Company and the Placement Agent shall provide the Injective Foundation with notice, that in their reasonable determination, the Escrow Release Conditions have been met, including supporting documentation of such determination (such notice, the “Pre-release Notice”). Injective Foundation shall be entitled to review the Pre-release Notice and provide any comments within 24 hours of the receipt thereof, which comments shall be reasonably considered by the Company and the Placement Agent prior to the delivery of the Escrow Release Notice to the Subscription Receipt Agent.

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Common Stock Purchase Agreement

On September 4, 2025, the Company entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with White Lion Capital, LLC (“White Lion”), whereby the Company has the right, but not the obligation, to sell to White Lion, and White Lion is obligated to purchase, up to an aggregate of $250,000,000 (the “Commitment Amount”) Common Shares.

The Company does not have a right to commence any sales of Common Shares to White Lion under the ELOC Purchase Agreement until all conditions to the Company’s right to commence sales, as set forth in the ELOC Purchase Agreement, have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the Commission. No such registration statement has been filed and, as a result, the Company does not have right to commence the sale of Common Shares to White Lion. During the twenty four (24) months following the effective date of the ELOC Purchase Agreement, we are prohibited from entering into any other “equity line” or substantially similar facility in which an investor is obligated to purchase our securities over time at prices based on the then-current market price without White Lion’s prior written consent, except for at-the-market offerings through a registered broker-dealer and issuances upon conversion or exercise of existing derivative securities.

The ELOC Purchase Agreement contemplates that the purchase price for Common Shares sold to White Lion will be market-based and determined by the type of Purchase Notice (as defined in the ELOC Purchase Agreement) issued: under rapid purchase notices the price will be tied to the lowest traded market price at specified times (with one rapid option effectively at market and the other at a 1% discount), and under regular purchase notices the price will be a discounted percentage of the lowest daily volume-weighted average price during the valuation period (approximately a 2.5%–3% discount based on the Company’s cumulative investment level as set forth in the ELOC Purchase Agreement).

If trading in our Common Shares is suspended, halted, or our shares are delisted during an active Purchase Notice under the ELOC Purchase Agreement, White Lion will purchase the Common Shares subject to that notice at a price of $0.01 per share.

The ELOC Purchase Agreement prohibits the Company from directing White Lion to purchase any Common Shares if those shares, when aggregated with all other Common Shares then beneficially owned by White Lion (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in White Lion beneficially owning more than 4.99% of the outstanding Common Shares (the “Beneficial Ownership Limitation”), which may be increased to 9.99% at White Lion’s discretion upon 61 days’ prior written notice.

In consideration for White Lion’s execution and delivery of, and agreement to perform under the ELOC Purchase Agreement, the Company sent to White Lion a number of Injective Tokens (INJ) equal to $1,500,000 divided by the lowest trade price of the token seen on Coinbase three (3) hours prior to delivery of the token (the “Commitment Fee”).

Concurrently with the ELOC Purchase Agreement, the Company and White Lion entered into the Registration Rights Agreement.

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ISDA Master Agreement and Credit Agreement

In connection with the Treasury Strategy, on September 30, 2025, the Company entered into an International Swaps and Derivatives Association 2002 ISDA Master Agreement (the “ISDA Master Agreement”) with FalconX Bravo, Inc. (“FalconX”) facilitating the Company to enter into derivative and/or hedging transactions (the “Transaction”) to manage the risk associated with its INJ Treasury Strategy. The derivative and hedging Transactions will be governed by the ISDA Master Agreement, including the related Schedule to the ISDA Master Agreement (“Schedule”). The structure of the Transactions may include swaps, caps, floors, collars, locks, forwards and options.

Certain events of default will apply to the Transactions under the ISDA Master Agreement and Schedule, including, but not limited to, failure to pay or deliver, breach of the agreement, credit support default, cross-defaults and misrepresentation.

Also, in connection with the ISDA Master Agreement, on September 30, 2025, the Company entered into a Credit Support Annex to the ISDA Master Agreement, which sets forth the terms and conditions upon which the Company will be required to deliver additional collateral to FalconX (and FalconX will be required to return collateral to the Company) depending upon the mark to market exposure under the ISDA Master Agreement and the value of the collateral.

Voltedge Master Loan and Security Agreement

On September 15, 2025, the Company executed a Master Loan and Security Agreement with Voltedge Finance Inc., providing for a revolving credit facility of up to US $15.0 million. As of November 2025, US $11.4 million had been drawn under the facility and invested in INJ tokens as part of the Company’s digital-asset treasury strategy. The facility is secured by a corporate guarantee from Coopers Financial Group and pledges over certain digital-asset holdings. The Maturity Date of the Loan is the Escrow Release Date, as defined in the Subscription Receipt Agreement. The value of the collateral shall equal the INJ amount equal to USD 1,500,000 valued consistent with valuation provisions in the executed term sheet dated September 1, 2025 between the Company and White Lion Capital, LLC.

Consulting Agreement with Meteora Strategic Capital, LLC

As previously disclosed, the Company issued the Meteora Warrant to the Consultant, pursuant to the Consulting Agreement, as compensation in connection with the closing of the Private Placement, equal to 4.0% of the total Common Shares outstanding on a pro forma basis after giving effect to the transactions contemplated by the Securities Purchase Agreement, exercisable into 1,039,346 Common Shares. The Meteora Warrant has a term of five (5) years, from the effective date of the registration statement registering the Meteora Warrant Shares, and is exercisable for the purchase of 1,039,346 Common Shares at an exercise price payable in cash of $3.80 per Common Share.

Digital Asset Treasury Strategy

We established the Treasury Strategy as a component of our corporate treasury and strategic partnership program. The Treasury Strategy permits the Company, subject to internal policies, board oversight and applicable law, to hold a capped allocation of liquid digital assets, primarily consisting of INJ tokens, to diversify our balance sheet, participate in cryptocurrency staking rewards, support research and development, and pursue potential ecosystem partnerships and future integrations with our mortgage technology stack. The Treasury Strategy will be managed by third party providers and overseen by a committee of the Board. The Treasury Strategy is subject to strict custody, risk, accounting and compliance policies, including segregation of assets, volatility limits, impairment monitoring and disclosure controls.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our Common Shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make the comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

The Company was incorporated under the Business Corporations Act (Ontario) on October 16, 2015, under the name “2487269 Ontario Limited” (doing business under the name of Capital Lending Centre). On June 16, 2021, the Company changed its name to “Pineapple Financial Inc.” and on February 14, 2023, the Company continued out of the jurisdiction of Ontario under the Business Corporations Act (Ontario) and into the federal jurisdiction of Canada under the Canada Business Corporations Act.

Our executive office is located at Unit 200, 111 Gordon Baker Road, North York, Ontario M2H 3R1. Our registered and records office is located at 67 Mowat Avenue, Suite 122, Toronto, Ontario M6K 3E3. Our telephone number is (416) 669-2046 and our principal website address is located at www. gopineapple.com. The information on our website is not incorporated by reference in and is not deemed a part of this prospectus.

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THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

Common Shares offered by the Selling Stockholders	25,682,046 Common Shares.

Common Shares outstanding as of December 12, 2025	1,345,941 Common Shares.

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the Common Shares covered hereby by the Selling Stockholders.

Risk Factors	Investing in our Common Shares involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, , and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our Common Shares.

NYSE American Symbol	PAPL

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RISK FACTORS

Risks Related to the Company

We intend to use the net proceeds from the Private Placement to purchase digital assets, including INJ, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.

We intend to use the net proceeds from the Private Placement to purchase or otherwise acquire INJ and for the establishment of our digital asset treasury operations. Digital assets, such as INJ, generally are highly volatile assets, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions and regulatory announcements. In addition, digital assets do not pay interest or other returns, unless utilized in staking or financial applications, and so the ability to generate a return on investment from the net proceeds of any capital raisings will principally depend on whether there is appreciation in the value of digital assets following our purchases of digital assets with the net proceeds from such capital raisings. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets.

We have adopted a digital asset treasury strategy with a focus on INJ, and we may be unable to successfully implement this new strategy.

We have adopted a digital asset treasury primarily dedicated to INJ and potential acquisitions INJ, including through staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate Injective-related activities at the scale or profitability currently anticipated. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support INJ and related staking activities. This also requires that we implement different security protocols and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including NYSE American and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this Treasury Strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards INJ could have a material adverse effect on our business and financial condition.

Our Common Shares may trade at a discount to our net asset value, and investors could experience losses unrelated to the performance of our underlying digital asset holdings.

The market price of our Common Shares may not reflect, and at times may trade materially below, our net asset value (“NAV”) per share. A variety of factors may cause the trading price of our Common Shares to deviate from our NAV, including overall market conditions, investor sentiment toward digital assets or our business model, the liquidity and volatility of the specific digital assets we hold, the availability and cost of capital to market participants, the level of short interest in our Common Shares, actual or perceived governance or operational risks, and the absence of any redemption or exchange feature that would allow shareholders to realize NAV directly. As a result, the market price of our Common Shares may be influenced by factors other than the value of our underlying assets alone and there can be no assurance that our Common Shares will trade at or near NAV.

If our Common Shares trade at a discount to NAV, investors who sell shares may receive less than the value of our underlying assets per share, and the discount could impair our ability to raise capital on favorable terms. We may from time to time consider capital markets transactions, financing arrangements or other corporate actions intended to address any discount, but we are under no obligation to take such actions and any such actions, if implemented, may be limited in scope or effectiveness.

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Our shift towards an Injective-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards an INJ treasury-focused strategy, including staking and other decentralized finance activities, exposes us to significant operational risks. The Injective ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions to the Injective network. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute the Treasury Strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

The concentration of our INJ holdings enhances the risks inherent in our Injective-focused strategy.

We have and intend to purchase INJ and increase our overall holdings of INJ in the future. The intended concentration of our INJ holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our Injective-focused strategy.

If the Injective network is disrupted or encounters any unanticipated difficulties, the value of INJ could be negatively impacted.

If the Injective network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Injective network may be disrupted, which in turn may prevent us from depositing or withdrawing INJ from our accounts with our custodian or otherwise affecting INJ transactions. Such disruptions could include, for example: the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of INJ trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Injective network. Any disruption of the Injective network could result in the inability of the Company to transfer or sell INJ, and the price of INJ.

INJ and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect the Company’s financial position, operations and prospects.

INJ and other digital assets, as well as applications on blockchain networks such as Injective, are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets and blockchain-based applications is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of INJ or other digital assets, or the ability of blockchain-based applications to operate.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of INJ or the ability of individuals or institutions such as us to own or transfer INJ and utilize blockchain-based applications on networks such as Injective. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others, have been active in recent years, and in the United Kingdom, the Financial Services and Markets Act 2023 became law. Additionally, legislative and regulatory priorities may change depending on changes in leadership, as evidenced by recent and proposed initiatives such as the Genius Act of 2025, the anticipated Digital Asset Market Clarity Act, and updates to the Commission’s Regulatory Flexibility Agenda. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and INJ specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of INJ and in turn adversely affect the market price of our Common Shares.

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Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of INJ in particular, may also impact the price of INJ and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Injective network and INJ may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to INJ, institutional demand for INJ as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for INJ as a means of payment, and the availability and popularity of alternatives to INJ. Even if growth in INJ adoption occurs in the near or medium term, there is no assurance that INJ and the Injective network usage will continue to grow over the long term.

A variety of technical factors related to the Injective blockchain could also impact the price of INJ. The liquidity of INJ may also be reduced and damage to the public perception of Injective may occur, if financial institutions were to deny or limit banking services to businesses that hold INJ, provide Injective-related services or accept INJ as payment, which could also decrease the price of INJ.

The liquidity of INJ may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for INJ and other digital assets.

Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The regulatory regime for digital assets in the U.S. and elsewhere is uncertain. The Company may be unable to effectively react to proposed legislation and regulation of digital assets, which could adversely affect its business.

If regulatory changes or interpretations require us to register as a money services business with The Financial Crimes Enforcement Network (FinCEN) under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact our business operations. Further, if we or our service providers are unable to comply with evolving federal or state regulations, we may be forced to dissolve or liquidate certain operations, which could materially impact our investors.

If any of the digital assets that we hold are classified as a security, we may be subject to extensive regulation, which could result in significant costs or force us to cease operations.

Regulatory changes or interpretations that classify digital assets that we hold as a security under the Securities Act of 1933, as amended, or the Investment Company Act, could require us to register and comply with additional regulations. Compliance with these requirements could impose extraordinary, non-recurring expenses on our business. If the costs and regulatory burdens become too great, we may be forced to modify or cease certain operations, which could be detrimental to our investors.

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The SEC has previously indicated that certain digital assets may be considered securities depending on their structure and use. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. If we fail to do so, we may be forced to discontinue some or all of our business activities, negatively impacting investments in our securities.

If the SEC or other regulators determine that digital assets that we may hold qualify as securities, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. This classification would subject us to additional periodic reporting, disclosure requirements, and regulatory compliance obligations, significantly increasing our operational costs. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for us to continue our current operations, and this would materially and adversely affect our business, financial condition and results of operations. In addition, if INJ or another digital asset we hold were determined to constitute a security for purposes of the federal securities laws, we would likely take steps to reduce the percentage of INJ or such other digital assets that constitute investment assets under the Investment Company Act. These steps may include, among others, selling INJ that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our INJ or other digital assets at unattractive prices, or cease our operations.

Although we do not currently engage in investing, reinvesting, or trading securities, and we do not hold ourselves out as an investment company, we could inadvertently be deemed one under the Investment Company Act. If we are unable to rely on an exclusion, we would be required to register with the SEC, which could impose additional financial and regulatory burdens.

Further, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the SEC, increasing the risk of additional regulatory scrutiny.

The classification of digital assets that we hold as a commodity could subject us to additional CFTC regulation, resulting in significant compliance costs or the cessation of certain operations.

Under current interpretations, INJ could be classified as a commodity under the Commodity Exchange Act and could be subject to regulation by the CFTC. If our activities require CFTC registration, we may be required to comply with extensive regulatory obligations, which could result in significant costs and operational disruptions. Additionally, current and future legislative or regulatory developments, including new CFTC interpretations, could further impact how INJ is classified and traded.

If INJ are regulated as a commodity, we may be required to register as a commodity pool operator and register the Company as a commodity pool with the CFTC through the National Futures Association. Compliance with these additional regulatory requirements could result in substantial, non-recurring expenses, adversely affecting an investment in our securities. If we determine not to comply with such regulations, we may be forced to cease certain operations, which could negatively impact our investors.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds (ETFs) and their management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of our changes to our digital asset strategy, our use of leverage, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers.

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Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues experience greater risk of fraud, market manipulation and other deceptive marketing practices, as well as security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of digital assets, and the Company’s financial position, operations and prospects.

Digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital asset trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of such trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in digital assets and the broader digital asset ecosystem and greater volatility in the price of digital assets. The price of our listed securities may be affected by the value of our future digital asset holdings, and the failure of a major participant in the ecosystem could have a material adverse effect on the market price of our listed securities.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of digital assets. Accordingly, it may be difficult to evaluate the Company’s business and future prospects, and the Company may not be able to achieve or maintain profitability in any given period.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling digital assets. The price of digital assets generally has historically been subject to dramatic price fluctuations and is highly volatile. We will need to perform an analysis each quarter to identify whether events or changes in circumstances indicate that our digital assets are impaired. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

Our Digital asset holdings are illiquid and cannot serve as a source of liquidity for us, subject to limited exceptions.

Historically, the digital asset market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, concerns regarding pseudonymity of digital asset addresses, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. While these risks can adversely affect holders of digital assets generally, our exposure is distinct because we are contractually prohibited from liquidating our cryptocurrency positions, including our INJ holdings, other than in limited circumstances in which material liquidations of our digital assets would require board and/or shareholder approval. As a result, we cannot sell our digital assets to meet working capital needs, respond to market dislocations, rebalance our positions, or reduce losses during periods of heightened volatility. Because we are unable to liquidate our digital assets, those holdings cannot serve as a source of liquidity for us, and we must rely on cash, cash equivalents, and other external financing sources to satisfy our obligations. Further, digital assets we hold with our custodians and transact with our trade execution partners do not enjoy the same protections or insurance as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital asset holdings, including in particular during times of market instability or when the price of digital assets has declined significantly. If we are unable to raise additional capital, refinance existing obligations, or otherwise generate funds from sources other than the sale of our digital assets, or if the value of our digital assets declines significantly while we remain unable to sell, our liquidity, business, financial condition, and results of operations could be materially and adversely affected.

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The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets that we acquire will not be insured against theft, loss or destruction. If an event occurs where we lose our digital assets, whether due to cyberattacks, fraud or other malicious activities, we may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, our digital assets are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If our digital assets are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate us. As a result, we and our shareholders could face significant financial losses.

The Company will face risks relating to the custody of its digital assets. If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our private keys, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our digital assets and our financial condition and results of operations could be materially adversely affected.

We expect our primary counterparty risk with respect to our INJ will be custodian performance obligations under the custody arrangements we enter into. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcies and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

No assurance can be provided that our custodially held INJ will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our INJ holdings, we would become subject to additional counterparty risks. We will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could affect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodian or custodians with which we will custody substantially all of our INJ, could have a material adverse effect on our business, prospects, financial condition, and operating results.

The irreversibility of digital asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft

Although we plan to regularly transfer digital assets to or from vendors, consultants and services providers, it is possible that, through computer or human error, or through theft or criminal action, such assets could be transferred in incorrect amounts or to unauthorized third parties.

To the extent we are unable to seek a corrective transaction to identify the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover the impacted digital assets, and any such loss could adversely affect our business, results of operations and financial condition

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The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of INJ and adversely affect the Company’s securities.

Following the launch of the Company’s proposed digital asset treasury strategy, as a result of our Injective strategy, we expect our assets to be concentrated in INJ holdings. The market price of INJ is highly volatile and has recently declined, and the market price of our common stock has also declined during this period, in part due to the sensitivity of the trading price of our securities to movements in the price of INJ. Accordingly, the emergence or growth of digital assets other than INJ, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, may have a material adverse effect on our financial condition and the market price of our securities, and declines in the price of INJ, whether due to competitive dynamics or broader market conditions, could independently have a material adverse effect on our financial condition and the market price of our securities. There are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms. If the mechanisms or network effects on alternative blockchain platforms are perceived as superior to the Injective network, those digital assets could gain market share relative to Injective, which could further pressure the price of INJ and, given our concentration in INJ, negatively impact the value of our assets, our results of operations, and the trading price of our common stock. In addition, if recent changes in the price of INJ are sustained, this could lead to reduced liquidity, heightened financing constraints, and greater volatility in the market price of our securities.

We are dependent on the residential real estate market.

Our financial performance is closely connected to the strength of the residential real estate market, which is subject to a number of general business and macroeconomic conditions beyond our control.

Macroeconomic conditions that could adversely impact the growth of the real estate market and have a material adverse effect on our business include, but are not limited to, economic slowdown or recession, increased unemployment, increased energy costs, reductions in the availability of credit or higher interest rates, increased costs of obtaining mortgages, an increase in foreclosure activity, inflation, disruptions in capital markets, declines in the stock market, adverse tax policies or changes in other regulations, lower consumer confidence, lower wage and salary levels, war or terrorist attacks, natural disasters or adverse weather events, or the public perception that any of these events may occur. Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States, Canada or other markets the Company enters and operates within could negatively affect the affordability of, and consumer demand for, its services which could have a material adverse effect on its business and profitability.

In addition, federal and state governments, agencies and government-sponsored entities could take actions that result in unforeseen consequences to the real estate market or that otherwise could negatively impact the Company’s business. Some of the above-mentioned economic factors and conditions are currently adversely affecting Pineapple as the Users and consumer sentiment has waned and has precipitated fears of a possible economic recession. In the event of a continuing market downturn, our results of operations could be adversely affected by those factors in many ways, including making it more difficult for us to raise funds if necessary, and our stock price may further decline.

The real estate market is substantially reliant on the monetary policies of the federal government and its agencies and is particularly affected by the policies of the Bank of Canada, which regulates the supply of money and credit in Canada, which in turn impacts interest rates. The Company’s revenues could be negatively impacted by a rising interest rate environment. As mortgage rates rise, the number of home sale transactions may decrease as potential home sellers choose to stay with their lower mortgage rate rather than sell their home and pay a higher mortgage rate with the purchase of another home. Due to a prospective higher debt assumption with the rise in interest rates, homeowners also may choose to not participate in refinancing or other similar mortgage financing activity that would create revenue for Pineapple. Potential home buyers may choose to rent rather than pay higher mortgage rates. Changes in the interest rate environment and mortgage market are beyond the Company’s control, are difficult to predict and could have a material adverse effect on its business and profitability.

We may not be able to secure additional capital and achieve adequate liquidity to grow and compete.

We will require additional capital to operate, grow and compete, and failure to obtain such additional capital could limit our operations and our growth. When such additional capital is required, we will need to pursue various financing transactions or arrangements, which may include debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favorable to us and might involve substantial dilution to existing shareholders. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. We may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the mortgage brokerage industry in particular), our status as a relatively new enterprise with a limited history and/or the loss of key management personnel.

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We have a limited operating history and, therefore, cannot accurately project our revenues and operating expenses.

We have a relatively limited operating history. As such, we will be subject to all of the business risks and uncertainties associated with any new business enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources. Although we possess an experienced management team, there is no assurance that we will be successful in achieving a return on shareholders’ investment and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. There is no assurance that we can continue to generate revenues, operate profitably, or provide a return on investment, or that we will successfully implement our business and growth plans. An investment in our securities carries a high degree of risk and should be considered speculative by investors. Prospective investors should consider any purchase of our securities in light of the risks, expenses and problems frequently encountered by all companies in the early stages of their corporate development.

We may continue to incur substantial losses and negative operating cash flows and may not achieve or maintain positive cash flow or profitability in the future.

Our financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financings and the continued achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing equity or debt financings or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classifications of assets and liabilities that would be necessary should we be unable to continue as a going concern.

We have incurred recurring losses and may not be profitable in the future. We are facing significant liquidity risks that raise substantial doubt about our ability to continue as a going concern, and our plans to maintain and increase liquidity may not be successful.

We have incurred recurring losses and experienced negative cash flows from operations for the past two fiscal years, and we may continue to incur operating losses. As of August 31, 2025, we had an accumulated deficit of approximately $13.4 million and current assets of approximately $2.3 million, and for the fiscal year ended August 31, 2025, we had negative cash flows from operating activities of approximately $946.8 thousand. Our financial position raises significant liquidity concerns such that we will be dependent on sources of financing other than our cash flow from operations and raises substantial doubt about our ability to continue as a going concern. To mitigate these risks, we are undergoing a series of operational and financing initiatives, but such efforts may be unsuccessful in providing the liquidity that we need to sustain our operations, pay our obligations as they come due and implement our business strategy. For additional information about our liquidity and financing plans, see “Liquidity Outlook and Ability to Continue as a Going Concern” below. Even if we are successful in raising additional funds, our expenses may exceed expectations, or we may deplete our available capital resources more quickly than anticipated.

We have received an unqualified opinion from our auditor that includes a paragraph indicating that there is substantial doubt about our ability to continue as a going concern.

We have received an unqualified opinion that included an explanatory paragraph on “going concern” from our independent registered public accounting firm, reflecting substantial doubt about our ability to continue as a going concern. Our consolidated financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. In addition, if we are unsuccessful in raising sufficient capital to support our operations, we may be unable to pay our vendors on time, or at all. If any of our key vendors were to cease working with us or require prepayment, our business activities may be adversely affected, which could have a material adverse effect on our business and operations. Further, the perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms.

Currency exchange rates fluctuations could adversely affect our operating results.

The Company is exposed to the effects of fluctuations in currency exchange rates, Our functional currency is in Canadian dollars (CAD) and our presentation currency is in US dollars (USD). Due to the currency exchange rates fluctuations between the two currencies, there is a risk the company’s operations and profitability may be affected during the translation. Currently the company does not have many international transactions and the fluctuations are mostly limited to the financial statements currency translation adjustments relating to the movements. The financial statements contain a line disclosing this translation amount.

Our operating results may be subject to seasonality and vary significantly among quarters during each calendar year, making meaningful comparisons of successive quarters difficult.

Seasons and weather traditionally impact the real estate industry in the jurisdictions where we operate. Continuous poor weather or natural disasters negatively impact listings and sales. Spring and summer seasons historically reflect greater sales periods in comparison to fall and winter seasons. We have historically experienced lower revenues during the fall and winter seasons, as well as during periods of unseasonable weather, which reduces the Company’s operating income, net income, operating margins and cash flow.

Real estate listings precede sales and a period of poor listings activity will negatively impact revenue. Past performance in similar seasons or during similar weather events can provide no assurance of future or current performance, and macroeconomic shifts in the markets we serve can conceal the impact of poor weather or seasonality.

Home sales in successive quarters can fluctuate widely due to a wide variety of factors, including holidays, national or international emergencies, the school year calendar’s impact on timing of family relocations, interest rate changes, speculation of pending interest rate changes and the overall macroeconomic market. Our revenue and operating margins each quarter will remain subject to seasonal fluctuations, poor weather and natural disasters and macroeconomic market changes that may make it difficult to compare or analyze our financial performance effectively across successive quarters.

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Our growth strategy may not achieve the anticipated results.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our growth strategy, which, in turn, is dependent upon a number of factors, including our ability to:

●	expand our customer base;
●	increase and retain more qualified agents;
●	expand into additional jurisdictions;
●	support growth of existing customers;
●	continued financial strength and health;
●	diversify into additional related businesses;
●	improve our technological capabilities;
●	ensure skilled and well-trained employees and agents;
●	enhance our platforms; and
●	selectively pursue acquisitions.

There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to effectively manage rapid growth in our business.

We anticipate that growth in demand for our services will place significant demands on our operational infrastructure. The scalability and flexibility of our platform depends on the functionality of our technology and network infrastructure and its ability to handle increased traffic and demand for bandwidth. We anticipate that growth in the number of customers using our platform and the number of requests processed through our platform will increase the amount of data that we process. Any problems with the transmission of increased data and requests could result in harm to our brand or reputation. Moreover, as our business grows, we will need to devote additional resources to improving our operational infrastructure and continuing to enhance its scalability in order to maintain the performance of our platform.

As we grow, we will be required to continue to improve our operational and financial controls and reporting procedures and we may not be able to do so effectively. Furthermore, some members of our management do not have significant experience managing a large national business operation, so our management may not be able to manage such growth effectively. In managing our growing operations, we are also subject to the risks of over-hiring and/or overcompensating our employees and over-expanding our operating infrastructure. As a result, we may be unable to manage our expenses effectively in the future, which may negatively impact our gross profit or operating expenses.

As we continue to grow and develop the infrastructure of a public company, we must effectively integrate, develop and motivate a growing number of new employees. In addition, we must preserve our ability to execute quickly, further developing our platform and implementing new features and initiatives. As a result, we may find it difficult to maintain our corporate culture, which could limit our ability to innovate and operate effectively. Any failure to preserve our culture could also negatively affect our ability to recruit and retain personnel, to continue to perform at current levels or to execute on our business strategy effectively and efficiently.

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To grow our business, we will continue to depend on relationships with third parties, such as insurance companies, financial institutions and lenders.

To grow our business, we will continue to depend on relationships with third parties, such as insurance companies, financial institutions and lenders. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services over ours. In addition, acquisitions our partners by our competitors could result in a decrease in the number of our current and potential customers, as our partners may no longer facilitate the adoption of our applications by potential customers. Although we do maintain a few fixed-term contracts with lending partners, we cannot assure you that we can renew them once they expire, or we can renew them with the term we desire. Even though our business does not substantially depend on any particular third-party lending partner, if we are unsuccessful in establishing and maintaining our relationships with third parties, or if these third parties are unable or unwilling to provide services to us, our ability to compete in the marketplace or to generate revenue could be impaired, and its results of operations may suffer. Even if we are successful, we cannot be sure that these relationships will result in increased customer usage of its services or increased revenue.

Our insurance business is highly regulated, and statutory and regulatory changes may materially adversely affect our business, financial condition and results of operations.

Life insurance statutes and regulations are generally designed to protect the interests of the public and policyholders. Those interests may conflict with the interests of our shareholders. Federal and provincial insurance laws regulate all aspects of our Canadian insurance business. Changes to federal or provincial statutes and regulations may be more restrictive than current requirements or may result in higher costs, which could materially adversely affect our business, financial condition and results of operations. If the Office of the Superintendent of Financial Institutions (“OSFI”) determines that our corporate actions do not comply with applicable Canadian law, Pineapple Insurance could face sanctions or fines, and be subject to increased capital requirements or other requirements. If OSFI determines Pineapple Insurance is not receiving adequate support from Pineapple under applicable Canadian law, Pineapple Insurance may be subject to increased capital requirements or other requirements deemed appropriate by OSFI.

If there are extraordinary changes to Canadian statutory or regulatory requirements, we may be unable to fully comply with or maintain all required insurance licenses and approvals and the regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our insurance activities or impose fines or penalties on us, which could materially adversely affect our business, financial condition and results of operations. We cannot predict with certainty the effect any proposed or future legislation or regulatory initiatives may have on the conduct of our business.

We may be subject to fraudulent activity that may negatively impact our operating results, brand and reputation.

Fraudulent activity could negatively impact our operating results, brand, and reputation, and cause the use of our products and services to decrease. We are subject to the risk of fraudulent activity associated with handling borrower or lending partner information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. A significant increase in fraudulent activities could negatively impact our brands and reputation, discourage lending partners from collaborating with us, reduce the total amount of loans originated by lending partners, and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that fraudulent activities may materially and adversely affect our business, financial condition, and results of operations in the future.

We may experience security breaches that could result in the loss or misuse of data, which could harm our business and reputation.

We operate in an industry that is prone to cyber attacks. Failure to prevent or mitigate security breaches and improper access to or disclosure of our data or customer data, could result in the loss or misuse of such data, which could harm our business and reputation. The security measures we have integrated into our internal networks and platform, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect our internal networks and platform against certain attacks. In addition, techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, we may be unable to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into our networks.

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If a security breach were to occur, as a result of third-party action, employee error, breakdown of our internal security processes and procedures, malfeasance or otherwise, and the confidentiality, integrity or availability of our customers’ data was disrupted, we could incur significant liability to our customers, and our platform may be perceived as less desirable, which could negatively affect our business and damage our reputation.

Our platform may be subject to distributed denial of service attacks (“DDoS”), a technique used by hackers to take an internet service offline by overloading its servers, and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, computer malware, viruses, and hacking and phishing attacks by third parties are prevalent in our industry.

Moreover, our platform could be breached if vulnerabilities in our platform or third-party applications are exploited by unauthorized third parties or due to employee error, breakdown of our internal security processes and procedures, malfeasance, or otherwise. Further, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information or otherwise compromise the security of our internal networks and electronic systems in order to gain access to our data or our customers’ data. Since techniques used to obtain unauthorized access change frequently and the size and severity of DDoS attacks and security breaches are increasing, we may be unable to implement adequate preventative measures or stop DDoS attacks or security breaches while they are occurring.

Any actual or perceived DDoS attack or security breach could damage our reputation and brand, expose us to a risk of litigation and possible liability and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the DDoS attack or security breach. Some jurisdictions have enacted laws requiring companies to notify individuals and authorities of data security breaches involving certain types of personal or other data and our agreements with certain customers and partners require us to notify them in the event of a security incident. Any of these events could harm our reputation or subject us to significant liability, and materially and adversely affect our business and financial results.

Our software systems may contain errors, defects or security vulnerabilities that could interrupt operations or materially impact our ability to originate, monitor or service customer accounts or comply with contractual obligations.

We are dependent upon the successful and uninterrupted functioning of our computer and data processing systems and software including Pineapple Plus as well as the customized software developed by us as part of our third-party underwriting services. These software and systems may contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released.

The failure or unavailability of these systems could interrupt operations or materially impact our ability to originate, monitor or service customer accounts or comply with contractual obligations to third parties. If sustained or repeated, a system failure or loss of data could negatively affect our operating results. In addition, we depend on automated software to match the terms of our liabilities and asset maturities. If such software fails or is unavailable on a prolonged basis, we could be required to manually complete such activities, which could have a material adverse effect on our business, financial condition and results of operations.

Since our customers use our services for decisions that are critical to their financial well-being, errors, defects, security vulnerabilities, service interruptions or software bugs in our platform could result in losses to our customers. Customers may seek significant compensation from us for any losses they suffer or cease conducting business with us altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. There can be no assurance that provisions typically included in our agreements with our customers that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming and costly to defend and could seriously damage its reputation and brand, making it harder for us to sell its solutions.

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If we fail to protect the privacy and personal information of our customers, agents or employees, we may be subject to legal claims, government action and damage to its reputation.

Our operations are dependent on our information systems and the information collected, processed, stored, and handled by these systems. We rely heavily on our computer systems to manage our platform. Throughout our operations, we receive, retain and transmit certain confidential information, including personally identifiable information that our customers provide to purchase services, interact with our personnel, or otherwise communicate with us. In addition, for these operations, we depend in part on the secure transmission of confidential information over public networks. Our information systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, internet access failures, security breaches, including credit card or personally identifiable information breaches, coordinated cyber-attacks, vandalism, catastrophic events and human error. Although we deploy a layered approach to address information security threats and vulnerabilities, including ones from a cyber security standpoint, designed to protect confidential information against data security breaches, a compromise of our information security controls or of those businesses with whom we interact, which results in confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm our reputation and expose us to regulatory actions and claims from customers and other persons, any of which could adversely affect our business, financial position, and results of operations. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, we may not be able to anticipate these techniques or to implement adequate preventative measures. In addition, a security breach could require that we expend substantial additional resources related to the security of information systems and disrupt our businesses.

We may need to develop new products and services and rapid technological change could harm our business, results of operations and financial condition.

We operate in a competitive industry characterized by rapid technological change and evolving industry standards. Our ability to attract new customers and generate revenue from existing customers will depend largely on its ability to anticipate industry standards and trends, respond to technological advances in its industry, and to continue to enhance existing services or to design and introduce new services on a timely basis to keep pace with technological developments and our customers’ increasingly sophisticated needs. The success of any enhancement or new services depends on several factors, including the timely completion and market acceptance of the enhancement or new services. Any new service we develop or acquires might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. If any of our competitors implements new technologies before we are able to implement them, those competitors may be able to provide more effective services than us at lower prices. Any delay or failure in the introduction of new or enhanced services could harm our business, results of operations and financial condition.

Our services are expected to embody complex technology that may not meet those standards, changes and preferences. Our ability to design, develop and commercially launch new services depends on a number of factors, including, but not limited to, its ability to design and implement solutions and services at an acceptable cost and quality, its ability to attract and retain skilled technical employees, the availability of critical components from third parties, and its ability to successfully complete the development of services in a timely manner. There is no guarantee that we will be able to respond to market demands. If we are unable to effectively respond to technological changes, or fails or delays to develop services in a timely and cost-effective manner, its services may become obsolete, and we may be unable to recover its development expenses which could negatively impact sales, profitability and the continued viability of its business.

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The failure by us to sustain or increase its current level of mortgage origination from independent mortgage brokers could have a material adverse effect on our business, financial condition and results of operations.

Our mortgage operations are dependent on a network of mortgage brokers. The mortgage brokers with whom we do business with are not contractually obligated to do business with us. Further, our competitors also have relationships with the same brokers and actively compete with us in our efforts to expand our broker network and originate mortgage loans. We may find it difficult to attract new mortgage business from this network of brokers, or sustain current levels, to meet our needs. The failure by us to sustain or increase its current level of mortgage origination from these sources could have a material adverse effect on our business, financial condition and results of operations.

Increases in interest rates may have an adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

Rising interest rates generally reduce the demand for credit, including mortgages, increase the cost of borrowing and may discourage potential borrowers from purchasing new properties, refinancing their existing mortgages or obtaining cash to retire other debt. Consequently, we may originate fewer mortgages, or a lower dollar amount of mortgages, in a period of rising interest rates. Increases in interest rates may also cause a lack of liquidity among Pineapple’s institutional investors, potentially reducing the number of mortgages such purchasers would otherwise buy. Increases in interest rates may have an adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders. However, rising interest rates may also result in a decrease in prepayments on mortgages, which could result in an increase in the number of mortgages under our administration which would increase the amount of funds received from servicing these mortgages. We believe rising interest rates are currently at a stage that is close to its maturity level and that core inflation is being contained with the prices of the goods such as groceries and natural gas not decreasing. As a result, we believe that the Bank of Canada intends to bring core inflation down to a manageable level and is looking at increasing the interest rates further. If the cycle is almost at maturity, as we believe it is, however, it may take six to nine months to stabilize and possibly a year to return to pre-Covid 19 levels.

In periods of declining interest rates, prepayments on mortgages tend to increase as a result of borrowers taking advantage of lower interest rates to refinance higher interest rate mortgages, or as a result of borrowers purchasing new properties and prepaying their existing mortgages. However, a reduction in the number of mortgages under our administration would result in a decrease in the amount of funds received from servicing these mortgages and may have an adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

If any of information from third parties is misrepresented and the misrepresentation is not detected before mortgage funding, the value of the mortgage may be significantly lower than expected.

Upon originating a new mortgage application, we assess and determine which institutional or non- institutional mortgage provider would accept the application. This application is then submitted as soon as practical for final approval and underwriting. These mortgages are then deemed to be “placed” with said lending institution. We place the mortgages that we originate as soon as is practicable after committing to the mortgages. Mortgage placements are made under agreements with institutional investors and securitization conduits which are, in many respects, favorable to the mortgage purchaser. When placing mortgages, we make a variety of customary representations and warranties regarding itself, our mortgage origination activities and the mortgages that are placed. These representations and warranties survive for the life of the mortgages and relate to, among other things, compliance with laws, mortgage underwriting and origination practices and standards, the accuracy and completeness of information in the mortgage documents and mortgage files, and the characteristics and enforceability of the mortgages. In many cases, these provisions do not have any cure periods and are not subject to any materiality threshold.

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Through our mortgage origination and underwriting processes, we attempt to verify that our mortgages are originated and underwritten in accordance with the applicable requirements and comply with representations and warranties made by us. There can be no assurance, however, that we will not make mistakes or that certain employees or brokers will not deliberately violate our underwriting or other policies, and breaches of representations and warranties may occur from time to time.

When we send mortgage originations to the lender partners to be funded, we rely heavily upon information supplied by third parties including the information contained in the mortgage application, property appraisal, title information and employment and income documentation. If any of this information is misrepresented and the misrepresentation is not detected before mortgage funding, the value of the mortgage may be significantly lower than expected. Whether the mortgage applicant, the mortgage broker, another third party or one of our employees makes a misrepresentation, we generally bear the risk of loss associated with the misrepresentation. A mortgage subject to a misrepresentation may be unsaleable in the ordinary course of business or may be subject to repurchase or substitution if it is sold before detection of the misrepresentation or may require us to indemnify the mortgage purchaser. The persons and entities that made a misrepresentation are often difficult to locate and it may be difficult to collect from them any monetary losses we may have suffered. While we have controls and processes designed to help it identify misrepresented information in its mortgage origination operations, there can be no assurance these controls and processes have detected or will detect all misrepresented information.

Global economy risk may negatively impact our business operations and our ability to raise capital.

The mortgage financing industry in Canada continued to benefit from historically low and stable interest rates in the past as homeowners took advantage of these rates with purchasing, repurchasing, and refinancing. Due to global inflationary pressures, Central banks all over the world are adjusting the interest rates upward to address this. There is a risk that an increase in interest rates could slow the pace of property sales and adversely affect growth in the mortgage market, which could adversely affect our operations and stated growth initiatives. A decline in general economic conditions could also cause default rates to increase as creditworthiness decreases for borrowers. This could have a material adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

In addition, there are economic trends and factors that are beyond our control, which may affect our operations and business. Such trends and factors include adverse changes in the conditions in the specific markets for our services, the conditions in the broader market for residential mortgages and the conditions in the domestic or global economy generally. Although our performance is affected by the general condition of the economy, not all of its service areas are affected equally. It is not possible for management to accurately predict economic fluctuations and the impact of such fluctuations on performance. There is no guarantee that the revenue, asset and profit growth that we have historically generated will continue or that any of our targets for distributable cash or other performance expectations will be achieved.

The volatility of global capital markets over the past several years has generally made the raising of capital by equity or debt financing more difficult. We may be dependent upon capital markets to raise additional financing in the future. As such, we are subject to liquidity risks in meeting its operating expenditure requirements and future cost requirements in instances where adequate cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability to raise equity or obtain loans and other credit facilities in the future and on terms favorable to us and our management. If these levels of volatility persist or if there is a further economic slowdown, our operations, our ability to raise capital and the trading price of our securities could be adversely impacted.

With inflation now under control, the economic outlook in Canada has improved significantly. After peaking at 8.1% in mid-2022, inflation has steadily declined and is currently within the Bank of Canada’s target range of 2-3%. In response, the Bank of Canada reduced the policy interest rate by 1.25% during 2024, bringing the rate down to 3.75%, with further reductions expected in the near future. These reductions, combined with recent government initiatives such as the introduction of 30-year amortizations, an increased mortgage insurance price cap of $2 million, and incentives for secondary suite construction, are creating a more favorable environment for Canadian borrowers.

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The decrease in interest rates has eased mortgage qualification requirements, improved affordability and boosting loan originations. Additionally, government measures to unlock public land for affordable housing and encourage development through taxation of vacant land further contribute to a positive outlook for the housing and mortgage markets. Pineapple Financial Inc. is well-positioned to leverage these favorable conditions, supporting borrowers with innovative solutions and capitalizing on renewed growth opportunities in the housing sector.

A decline in the global macroeconomic outlook, including as a result of Russia’s invasion of Ukraine and the threat, or outbreak of more widespread armed conflict in Eastern Europe would cause financial market activity to continue to decrease, which could negatively affect the Company’s revenues.

The current year has been marked by significant market volatility and uncertainty. We believe that continued economic growth will be dependent on a number of factors, including, but not limited to, the continued positive trajectory of the course of the pandemic, a moderation of the pace of inflation and supply chain issues that developed during 2021, and the nature, magnitude, and duration of hostilities stemming from Russia’s invasion of Ukraine, including the effects of sanctions and retaliatory cyber attacks on the world economy and markets. Beginning in November 2021, Russia began to amass troops along the Ukrainian border, heightening military tensions in Eastern Europe. In February 2022, Russia sent troops into pro-Russian separatist regions in Ukraine. The U.S. and/or other countries, including Canada and Israel may impose sanctions or other restrictive actions against governmental or other entities in Russia. The long-term impacts of the conflict between these nations remains uncertain.

Widespread concern or doubts in the market about the pace or ability of normal economic activity to resume, the potential for prolonged conflict in Ukraine or the broader outbreak of armed conflict in Eastern Europe, the pace, impact, or effectiveness of the actions by governments and centrals banks intended to manage the rate of inflation through interest rate increases and the termination of the quantitative easing program, or the efficacy or adequacy of government measures enacted to support the domestic and global economy, could erode the outlook for macroeconomic conditions, economic growth, and business confidence, which could negatively impact the Company.

The current levels of volatility in global markets due to market participants’ reactions to, and uncertainty surrounding, the magnitude and timing of government and central bank action to be taken in response to heightened inflation, as well as Russia’s invasion of Ukraine. This volatility has resulted in a decline in the level of activity in the financial markets. Continued market volatility or uncertainty related to actions taken or to be taken by central banks, a decline in the global macroeconomic outlook, including as a result of Russia’s invasion of Ukraine and the threat, or outbreak of more widespread armed conflict in Eastern Europe would cause financial market activity to continue to decrease, which could negatively affect the Company’s revenues. In addition, global macroeconomic conditions and Canadian, Israeli and U.S. financial markets remain vulnerable to the potential risks posed by exogenous shocks, which could include, among other things, political or social unrest or financial uncertainty in the United States and the European Union, complications involving terrorism and armed conflicts around the world, or other challenges to global trade or travel.

In addition, the past outbreak of COVID-19, and any future emergence and spread of similar pathogens, could have a material adverse impact on global economic conditions, which may adversely impact: the market price of the Common Shares, our operations, our ability to raise debt or equity financing, and the operations of our business partners, contractors and service providers.

Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements could have a negative effect on us and our operating results.

We are currently regulated under mortgage broker, lending and other legislation in all of the jurisdictions in which it conducts business and is licensed or registered in those jurisdictions where licensing or registration is required by law. Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements could have a negative effect on us and our operating results. There are different regulatory and registration requirements in each of the jurisdictions in Canada. We are registered in the jurisdictions in which we conduct business, however, we may voluntarily seek additional registration in respect of its activities or from time to time regulators may adopt a different view that may require us to seek additional registration. Failure to be appropriately registered could result in enforcement action and potential interruption of certain of our servicing or other activities and may result in a default under servicing agreements. This could have a material adverse effect on our business, financial condition and results of operations.

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The real estate brokerage industry is highly competitive which could have a material adverse effect on our business, financial condition and results of operations..

Our products compete with those offered by banks, insurance companies, trust companies and other financial services companies. Some of these competitors are better capitalized, hold a larger percentage of the Canadian mortgage market, have greater financial, technical and marketing resources than we do and have greater name recognition than the Pineapple brand. We experience competition in all aspects of our business, including price competition. If price competition increases, we may not be able to raise the interest rates we charge in response to a rising cost of funds or may be forced to lower the interest rates that we are able to charge borrowers, which has the potential to reduce the value of the mortgages we place with institutional mortgage purchasers or securitization vehicles. Price-cutting or discounting may reduce profits. This could have a material adverse effect on our business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Our estimates and forecasts relating to the size and expected growth of its target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. We must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources. A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

Reputation loss may result in decreased customer confidence and an impediment to our overall ability to advance its services with customers, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Reputational damage can result from the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views, whether true or not. Reputation loss may result in decreased customer confidence and an impediment to our overall ability to advance its services with customers, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

The Company’s intellectual property rights are valuable, and any failure or inability to protect them could adversely affect our business.

Our commercial success depends to a significant degree upon its ability to develop new or improved technologies, instruments and services, and to obtain patents and/or industrial designs, where appropriate, or other intellectual property rights or statutory protection for these technologies and products in Canada and the United States. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop new technology that is patentable or protectable. Further, patents issued to us, if any, could be challenged, held invalid or unenforceable, or be circumvented and may not provide us with necessary or sufficient protection or a competitive advantage. Competitors and other third parties may be able to design around our intellectual property or develop a technology forward platform similar to its platform that is not within the scope of such intellectual property. Our inability to secure its intellectual property rights may have a materially adverse effect on its business and results of operations. It is imperative that appropriate licensing agreements be negotiated with thirds parties to ensure protection of all applicable intellectual property.

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Prosecution and protection of the intellectual property rights sought can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Canada or the United States.

We depend on highly skilled personnel to grow and operate our business. If we are not able to hire, retain, and motivate our key personnel, our business may be adversely affected.

Our success is currently largely dependent on the performance of its directors and officers. The loss of the services of any of these persons could have a materially adverse effect on our business and prospects. There is no assurance we can maintain the services of its directors, officers or other qualified personnel required to operate our business. As our business activity grows, we will require additional key financial, administrative, and technology personnel as well as additional agents and operations staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If we are not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on our operations and financial condition.

It may be difficult to enforce civil liabilities under Canadian securities laws.

We and/or our directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

We have assets located outside of Canada, and therefore it may be difficult to enforce judgments obtained by the Company in foreign jurisdictions by Canadian courts. Similarly, to the extent that our assets are located outside of Canada, investors may have difficulty collecting from us any judgments obtained in Canadian courts and predicated on the civil liability provisions of applicable securities legislation. Furthermore, we may be subject to legal proceedings and judgments in foreign jurisdictions and it may be difficult for U.S. stockholders to effect service of process against the officers of the Company.

Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, results of operations and financial condition.

If appropriate opportunities present themselves, we may complete acquisitions that we believe are strategic. We currently have no understandings, commitments or agreements with respect to any material acquisition and no other material acquisition is currently being pursued. There can be no assurance that we will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with our current business. The process of integrating an acquired company or assets into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, results of operations and financial condition.

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Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations.

Effective internal controls are necessary for us to provide reliable financial reports and to help prevent fraud. Although we will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on us under Canadian securities law, we cannot be certain that such measures will ensure that we will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause it to fail to meet its reporting obligations. For example, we have identified a material weakness in our internal control over financial reporting. If we are unable to remedy such material weakness or our auditors discover additional material weaknesses, even if quickly remedied, the disclosure of such facts could reduce the market’s confidence in our consolidated financial statements and materially adversely affect the trading price of our Common Shares.

Our management attempts to ensure the accounting cycle, payroll administration, operational activities, and financial reporting controls to assess internal control risks and to ensure proper internal control are in place; however, there can be no assurance that these efforts will be sufficient or that all risks will be identified or mitigated. A potential risk that flows from the identified deficiencies and weaknesses is the risk of potential fraud. However, the risk of fraud is considered low as management anticipates taking a number of measures as stated above to mitigate the potential risk of fraud, including without limitation: (i) all purchase and payment, including payroll, must be authorized by management; (ii) all capital expenditures must be preapproved by management; (iii) all source documents in any other language other than English must be translated and scanned for accounting entries and recordkeeping purposes; (iv) and almost all of our cash is deposited with a Canadian bank in Ontario, Canada. Bank statements are reviewed by the CFO of Pineapple regularly. Our management and Board will continue to monitor our operations of, evaluate the internal controls, and develop measures in the future to mitigate any potential risks and weaknesses.

Canada does not have a system of exchange controls, and control of the Company by “non-Canadians” may be subject to review and further government action.

Canada has no system of exchange controls. There are no Canadian governmental laws, decrees, or regulations relating to restrictions on the repatriation of capital or earnings of the Company to non-resident investors. There are no laws in Canada or exchange control restrictions affecting the remittance of dividends, profits, interest, royalties and other payments by the Company to non-resident holders of the Common Shares.

There are no limitations under the laws of Canada or in the organizing documents of the Company on the right of foreigners to hold or vote securities of the Company, except that the Investment Canada Act may require that a “non-Canadian” not acquire “control” of the Company without prior review and approval by the Minister of Innovation, Science and Economic Development. The acquisition of one-third or more of the voting shares of the Company would give rise a rebuttable presumption of the acquisition of control, and the acquisition of more than fifty percent of the voting shares of the Company would be deemed to be an acquisition of control. In addition, the Investment Canada Act provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in the Company by a non-Canadian, including non-control level investments. “Non-Canadian” generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

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Risks Related to Our Securities

An investment in our securities carries a high degree of risk and should be considered as a speculative investment.

An investment in our securities carries a high degree of risk and should be considered as a speculative investment. We have a limited history of earnings, a limited operating history, have not paid dividends, and are unlikely to pay dividends in the immediate or near future. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in our securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment our securities.

The market price of our Common Shares may be highly volatile, and you could lose all or part of your investment.

The trading price of our Common Shares is likely to be volatile.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Shares. This volatility may prevent you from being able to sell your Common Shares at or above the price you paid for them. If the market price of our Common Shares after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

We may, in the future, issue additional Common Shares or other securities, which would reduce investors’ percent of ownership and dilute our share value.

Future sales or issuances of equity securities could decrease the value of the Common Shares, dilute shareholders’ voting power and reduce future potential earnings per Common Share. We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into Common Shares) and may issue additional equity securities to finance our operations, acquisitions or other business projects. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per Common Share.

Subject to the terms of our constating documents and Canadian securities law, we are not restricted from issuing additional Common Shares or securities similar to the Common Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. The market price of the Common Shares could decline as a result of sales of Common Shares, sales of other securities made after this offering, or as a result of the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Common Shares bear the risk of our future offerings reducing the market price of the Common Shares and diluting their holdings in the Common Shares.

Future Equity Issuances and Digital-Asset-Linked Financings May Dilute Existing Shareholders and Affect the Market Price of Our Common Shares

The Company has entered into, and may in the future enter into, additional financing arrangements that could result in the issuance of a substantial number of Common Shares. During fiscal 2025 and subsequent to our fiscal year-end, Pineapple Financial Inc. completed the Private Placement of Subscription Receipts, and granted warrants to Meteora Strategic Capital LLC in connection therewith, each of which may be exchangeable or exercisable for Common Shares once specified escrow and regulatory conditions are met. If all such securities are converted or exercised, the number of outstanding Common Shares would increase materially, resulting in dilution of existing shareholders’ voting and economic interests.

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In addition, the Company has entered into the ELOC Purchase Agreement with White Lion Capital LLC for a discretionary equity line of credit of up to US $250 million. Although the facility has not yet been registered with the SEC and no shares have been issued, the Company may, upon effectiveness of a registration statement and subject to market conditions, sell shares to White Lion from time to time. Any such sales could create downward pressure on the market price of the Company’s Common Shares, particularly if large volumes are issued or perceived to be available for resale.

While these arrangements strengthen liquidity and support the Company’s growth initiatives, they also expose shareholders to potential future dilution and share-price volatility. The market price of the Company’s Common Shares may fluctuate based on expectations regarding the timing, scale, or pricing of any future equity issuances under these or similar facilities.

Digital-Asset Treasury and Market-Value Volatility Could Adversely Affect Our Financial Position and Liquidity

As part of its long-term capital strategy, the Company established its Treasury Strategy, which includes holdings of primarily Injective (INJ) tokens acquired in connection with the Private Placement and other related transactions. While these assets are intended to generate on-chain yield in the form of staking rewards and support future digital-finance initiatives, they expose the Company to risks not typically associated with traditional financial instruments.

The market for digital assets such as INJ is highly volatile and subject to rapid and material fluctuations in value due to regulatory changes, technology vulnerabilities, network-level disruptions, and shifts in market sentiment. A significant decline in INJ token prices would reduce the carrying value of the Company’s digital-asset holdings and collateral base, potentially resulting in impairment charges or the need to post additional collateral under certain custodial or trading arrangements.

In addition, the Company’s INJ assets are held in escrow and staking programs administered by third-party asset managers. The Company’s access to these assets is therefore limited until escrow-release conditions are satisfied and may also be restricted by lock-up or yield-program requirements. Any delays, contractual restrictions, or security incidents affecting these custodial arrangements could adversely impact the Company’s liquidity and ability to deploy funds for operations or growth initiatives.

Although management has begun implementing procedures to monitor counterparty, custody, and market-price risk, and is in the process of developing a comprehensive treasury reserve policy, there can be no assurance that such measures will prevent losses or liquidity constraints arising from future market volatility or regulatory developments affecting digital-asset markets.

We have never paid dividends on our Common Shares and we do not anticipate paying any dividends in the foreseeable future.

To date, we have not paid any dividends on our outstanding Common Shares and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. Any decision to pay dividends on the Common Shares of the Company will be made by the Board on the basis of the Company’s earnings, financial requirements and other conditions. See “Dividend Policy”.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering, however, our status would change more quickly if we have more than US$1.235 billion in annual revenue, if the market value of our Common Shares held by non-affiliates equals or exceeds US$700 million as of June 30 of any year, or we issue more than US$1.0 billion of non-convertible debt over a three-year period before the end of that period.

Investors could find our Common Shares less attractive if we choose to rely on these exemptions. If some investors find our Common Shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Shares and our share price may be more volatile.

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For as long as we are an “emerging growth company”, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” until the fifth anniversary of the fiscal year end date following the completion of this offering. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

If we are unable to remedy the material weaknesses in our internal control over financial reporting that have been identified, or if we identify additional material weaknesses in the future, or if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

We are a “smaller reporting company” and, even if we no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our Common Shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make the comparison of our financial statements with other public companies difficult or impossible.

We may be unable to provide current and timely disclosure as a reporting company under Section 12 of the Exchange Act.

We are required to provide current and timely disclosure, including financial information, as a reporting company under Section 12 of the Exchange Act. We have in the past, and may again in the future, be unable to meet these obligations on a timely basis. For example, we did not timely file our Form 10-Q for the period ended November 30, 2024, our Form 10-K for the year ended August 31, 2024, or our Form 10-K for the year ended August 31, 2025. While these reports were outstanding, investors and shareholders did not have complete and current business and financial information about the Company, including audited annual and unaudited quarterly financial information. Delays in our periodic reporting could recur and may impair investor confidence, increase our cost of capital, and negatively affect the liquidity and trading price of our common stock, and no assurances can be provided that we will be able to comply with our reporting obligations in the future. Failure to comply with reporting obligations could subject us to possible regulatory action by the SEC, including the issuance of comment letters, enforcement proceedings, trading suspensions, or, in severe cases, deregistration of our securities, which could adversely affect our business and our results of operations. In addition, future filing delays could result in breaches under contractual arrangements, limitations on our ability to access the capital markets, increased audit and compliance costs, and the diversion of management’s attention from operating the business.

If we fail to maintain compliance with the continued listing requirements of the NYSE American, the Common Shares may be delisted from the NYSE American, which would result in a limited trading market for our Common Shares and make obtaining future debt or equity financing more difficult for the Company.

There is no assurance that we will be able to continue to maintain our compliance with the NYSE American continued listing requirements. The closing price of our Common Shares on December 4, 2025 as reported by the NYSE American was $3.69. A company listed on NYSE American must have a $1.00 minimum share closing price for a period of 30 consecutive trading days in order to meet NYSE American listing standards. If we fail to do so, our securities would cease to be eligible for trading on the NYSE American and they would likely be traded on the over-the-counter markets. As a result, selling our securities could be more difficult because smaller quantities of shares or warrants would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers would bear certain regulatory burdens which may discourage broker-dealers from effecting transactions in the securities and further limit the liquidity of the securities. These factors could result in lower prices and larger spreads in the bid and ask prices for the securities. Such delisting from the NYSE American and continued or further declines in the share price of the securities could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our Common Shares were to be delisted from the NYSE American, they may become subject to the SEC’s “penny stock” rules.

The closing price of our Common Shares on December 4, 2025 as reported by the NYSE American was $3.69. A company listed on NYSE American need to have $1.00 minimum share closing price for a period of 30 consecutive trading days in order to meet NYSE American listing standards. Delisting from the NYSE American may cause the securities of the Company to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. One such exemption is to be registered on a national securities exchange, such as the NYSE American. Therefore, if the Common Shares were to be delisted from the NYSE American, the securities of the Company could become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell the Common Shares of the Company. Since the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

● our ability to effectively operate our business segments;

● our ability to manage our research, development, expansion, growth and operating expenses;

● our ability to evaluate and measure our business, prospects and performance metrics;

● our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

● our ability to respond and adapt to changes in technology and customer behavior;

● our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

● our ability to implement our digital asset treasury strategy;

● the volatility, liquidity and price performance of INJ and any other digital assets held in our treasury;

● the depth, stability and reliability of digital asset markets, including trading venues;

● our reliance upon third parties and exposure to counterparty risks;

● risks from network outages, congestion or other disruptive events impacting INJ;

● uncertainty regarding laws, regulations and enforcement priorities relating to digital assets;

● concentration risk arising from holding a significant portion of treasury assets in INJ or related instruments;

● macroeconomic, interest rate and liquidity conditions impacting digital asset markets and investor sentiment;

● the risk that assets we hold, or our activities, could be deemed subject to additional regulatory regimes;

● market integrity risks in digital asset markets, including the prevalence of fraud and manipulation;

● the acceptance, adoption and usage of INJ and the Injective network;

● competition from alternative digital assets and shifts in user, developer or institutional participation;

● other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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USE OF PROCEEDS

All of the Common Shares offered by the Selling Stockholders pursuant to this prospectus will be sold or disposed of by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale or other disposition of the Common Shares covered hereby.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Shares are listed on the NYSE American under the symbol “PAPL.”

As of December 12, 2025, 1,345,941 Common Shares were issued and outstanding and were held by 99 shareholders of record.

We also have:

●	162,963 warrants outstanding

●	100,219 stock options outstanding

●	46,437 Restricted Stock Units outstanding

DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our Common Shares, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Recent Developments

Business Trends

Throughout fiscal 2025, the Canadian mortgage market continued to adjust following the Bank of Canada’s multi-stage monetary policy easing that began in mid-2024. The Bank reduced its benchmark overnight rate by a cumulative 225 basis points through September 2025, helping to stabilize borrowing costs and gradually improve affordability in several regional housing markets. While these rate reductions provided meaningful relief to borrowers, overall mortgage origination volumes remained below pre-2022 levels due to lingering affordability constraints, limited housing supply, and sustained lender prudence.

Within this environment, renewal and refinance activity continued to represent a larger proportion of total mortgage transactions, while new-purchase originations grew at a more measured pace. Despite these headwinds, Pineapple Financial Inc. remained resilient and continued to expand its operational footprint.

The Company also advanced its technology capabilities through continued development of its proprietary Pineapple Plus platform, including upgraded workflow automation tools, enhanced CRM features, and integrated insurance and financial-product modules. These improvements contributed to higher productivity per agent and stronger client engagement, even in a subdued housing market. In addition, the Company’s investments in data-driven marketing and digital lead-generation tools supported stable fee-based revenues during the year.

Early fourth-quarter indicators reflected increased application activity and lead generation driven primarily by renewal and refinance transactions, positioning the Company to benefit from a gradual recovery in mortgage activity as interest rates normalize and borrower confidence continues to improve heading into fiscal 2026.

Summary of the Year Ended August 31, 2025.

During the fiscal year ended August 31, 2025, we generated approximately $1.599 billion in residential mortgage loan originations, compared to $1.529 billion in the prior fiscal year ended August 31, 2024. This represents an increase of $70 million, or approximately 4.6 percent year over year, driven primarily by higher renewal and refinance volumes, improved broker productivity, and continued adoption of our Pineapple Plus digital platform.

Our net loss for the year ended August 31, 2025, was approximately $3.538 million, compared to a net loss of $4.093 million for the prior fiscal year. The year-over-year improvement in net loss primarily reflects higher funded mortgage volumes, efficiency gains from technology investments, and disciplined cost management, partially offset by continued expenditures in platform development, compliance enhancements, and strategic growth initiatives.

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Key Performance Indicators

As part of our business operations, we closely track several key performance indicators (KPIs) that help us measure our performance. We can evaluate our ability to generate revenue by monitoring our loan production KPIs and comparing our performance to the mortgage origination market. Additionally, we use KPIs related to our technology setup and underwriting processes to assess our performance further.

	Year ended August 31,
	2025	2024	2023
Mortgage volume	1,598,776,840	1,528,926,510	1,398,464,338
Gross billing	17,431,300	16,264,172	15,026,896
Commission expense	15,826,657	14,895,885	13,931,836
Net sales revenue	1,604,644	1,368,287	1,095,060
Insurance	197,852	-	-
Underwriting revenue	125,828	153,757	148,080
Subscription revenue	750,042	738,697	736,708
Other income	308,458	428,246	522,416

Our sources of revenue include commissions from lenders, underwriting revenue, membership fees from mortgage agents, and other income.

Gross Billing:

The Company earns revenue from its mortgage brokerage operations based on commissions received from financial institutions with whom it has contractual arrangements. Gross billing represents the total commission earned from lending institutions on funded mortgage transactions. As the Company engages licensed mortgage agents and brokers who are responsible for originating and closing mortgage transactions, a significant portion of the gross billing is paid out as commissions and referral fees to those agents. Accordingly, the Company presents revenue on a net basis, calculated as gross billing less commissions and payouts to mortgage agents, as the Company acts as an agent in these arrangements.

Under ASC 606, Revenue from Contracts with Customers, the Company evaluates each contract to identify performance obligations, determine the transaction price, allocate the transaction price to the performance obligations, and recognize revenue when control of the promised service is transferred to the customer.

For each mortgage transaction, revenue is recognized when:

●	A binding contract exists between the borrower, the mortgage agent, and the lending institution;
●	The Company provides access to, and support through, its technology platform to facilitate the mortgage transaction;
●	The mortgage loan is funded by the lender; and
●	The Company’s commission from the lender becomes fixed and collectible.

The Company’s performance obligation is satisfied at a point in time, when the mortgage is funded and all platform-related services for that transaction have been completed. Revenue is measured as the net amount retained by the Company after remitting the applicable commission and referral fees to mortgage agents and sub-brokers.

This net revenue reflects the Company’s role as an intermediary providing technology infrastructure, compliance oversight, and workflow support, rather than acting as the primary obligor in the mortgage funding transaction.

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Subscription Revenue:

Users access and use our technology platform, Pineapple Plus, for a flat monthly service fee of $145.00 In exchange for this fee, users of Pineapple Plus have access to a network management system that allows them to perform back- office procedures more efficiently and effectively. This platform will enable them to process the deal described above prepare, and complete the package for submission to be funded by the financial institution. We have a strong user base, which has experienced significant growth since our inception. Revenue is recognized at the beginning of the month when a user is invoiced and pays the fee.

Underwriting Fee:

Users can optionally use our expert risk pre-assessment service, which assists them in pre-underwriting their loans before submission to a lender for approval and funding. This service significantly reduces the time for the lender partners’ assessment of the deal. For mortgages of $179,575 and less, we charge an underwriting fee of $251; for mortgages greater than $179,575, the Company charges an underwriting fee of $359. The Company has undertaken a special program to educate and inform users of this service in further detail. Approximately 40% of the deals originated by users are using this service. This program is intended to further increase the number of deals and improve the services offered.

Insurance commission Revenue:

The Company earns insurance commission revenue through Pineapple Insurance, which acts as a broker for third-party insurance carriers. When customers purchase insurance policies through our platform, the Company receives commissions from the insurance providers based on premiums written. The Company acts as a principal in these transactions because it is responsible for sourcing customers, facilitating the placement of insurance products, and managing the full service process. Commission revenue is recognized at the point in time when the underlying insurance policy becomes effective and our performance obligations are satisfied. Insurance commission revenue is presented net of referral fees, agent commissions, and other consideration payable to mortgage agents or third-party partners, as these amounts represent direct transaction-related costs. Renewal commissions are recognized only when they become fixed and determinable based on confirmation from the insurance carriers.

Other Income:

Other income includes a technology setup fee and sponsorship fee.

Components of operating expenses

Our operating expenses, as presented in the statement of operations data, include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses, and others.

Salaries and commissions and team member benefits

All payroll expenses include our team members’ salaries, commissions, and benefits.

Selling, general and administrative expenses

Selling, general and administrative expenses include software subscriptions, license fees, professional services, marketing expenses, and other operating expenses.

Share-based compensation

Share-based compensation comprises equity awards and is measured and expensed accordingly under Accounting Standards Codification (“ASC”) 718 Compensation-Stock Compensation.

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Comparison of the years ended August 31, 2025 and 2024

Year Ended	August 31, 2025 ($)	August 31, 2024 ($)	Increase/ (Decrease) ($)	Increase/ (Decrease) %
Revenue	2,986,823	2,688,987	297,836	11.08
Expenses
Selling, general and administrative	2,253,944	2,382,225	(128,281)	(5.38)
Advertising and Marketing	669,482	860,047	(190,565)	(22.16)
Salaries, wages and benefits	1,645,024	2,436,783	(791,759)	(32.49)
Interest expense and bank charges	336,115	93,472	242,643	259.59
Depreciation	862,104	838,843	23,261	2.77
Share-based compensation	235,006	-	235,006	100.00
Government incentive	(70,555)	(97,646)	27,091	(27.74)
Loss on disposal of asset	3,596	-	3,596	100.00
Total expense	5,934,716	6,513,724	(578,008)	(8.89)
Loss from operations	(2,947,893)	(3,824,737)	876,844	(22.93)
(Loss) Gain on extinguishment of liability	-	(156,339)	156,339	100
Foreign exchange gain (loss)	10,133	(38,836)	48,969	(126.09)
Gain(loss) on change in fair value of warrant liability	(608,537)	63,769	(672,306)	(1,054.28)
Gain(loss) on change in fair value of conversion feature liability	-	76,543	(76,543)	(100.00)
Accretion expense	-	(223,059)	223,059	100.00
Financing cost - Warrant issue	(164,280)	-	(164,280)	(100.00)
Other income	72,113	-	72,113	100.00
Net loss	(3,638,465)	(4,102,659)	464,194	(11.31)

Revenue

Gross billings increased from $16.264 million for the fiscal year ended August 31, 2024, to $17.431 million for the fiscal year ended August 31, 2025, representing a year-over-year increase of approximately 7.18%. This growth was primarily driven by a moderate recovery in mortgage origination activity, improved renewal and refinance volumes, and higher agent productivity. The Bank of Canada’s continued monetary easing, reducing the policy rate from 5.00% in mid-2024 to 3.25% by August 31, 2025, contributed to improved affordability and renewed consumer confidence, though housing market activity remained below pre-2022 levels.

Revenue for the year ended August 31, 2025 was $2.987 million, compared to $2.689 million for the year ended August 31, 2024, representing an increase of $297,836, or 11.08% year-over-year. The increase was primarily driven by stronger net mortgage-brokerage revenue, supported by higher funded volumes and improved agent productivity. Subscription revenue and underwriting fees remained stable, reflecting continued adoption and usage of the Company’s Pineapple Plus platform. The overall growth in revenue demonstrates the resilience of the Company’s core operations despite ongoing softness in the Canadian real estate market and tighter lending conditions.

Cost of Gross Billing

The cost of gross billing, represented primarily by commission expense, increased from $14.896 million in fiscal 2024 to $15.827 million in fiscal 2025, reflecting a 6.25% increase year-over-year. This increase was consistent with higher funded mortgage volumes and the Company’s strategic focus on supporting high-volume agents. While these agents typically operate at lower commission margins, they generate higher overall transaction throughput, leading to higher aggregate commission payouts.

The Company continues to balance growth in gross billings with disciplined cost management through enhanced automation, centralized underwriting, and agent-performance analytics to improve profitability margins over time.

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Selling, General and Administrative Expenses.

The breakdown of selling, general and administrative expenses are as follows:

Year Ended	August 31, 2025 ($)	August 31, 2024 ($)	Increase/ (Decrease) ($)	Increase/ (Decrease) %
Software subscription	747,234	898,870	(151,636)	(16.87)
Office and general	206,180	199,756	6,424	3.22
Professional fee	291,084	414,482	(123,398)	(29.77)
Dues and subscription	612,476	269,106	343,370	127.60
Rent	210,206	207,560	2,646	1.27
Consulting fee	58,890	62,598	(3,708)	(5.92)
Travel	33,289	160,643	(127,355)	(79.28)
Donations	788	7,449	(6,661)	(89.42)
Lease expense	1,805	71,148	(69,343)	(97.46)
Insurance	91,993	90,613	1,380	1.52
	2,253,944	2,382,225	(128,281)	(5.38)

Selling, General and Administrative (“SG&A”) Expenses

Selling, general, and administrative (“SG&A”) expenses decreased by $128,281, or 5.38%, from $2,382,225 for the fiscal year ended August 31, 2024, to $2,253,944 for the fiscal year ended August 31, 2025. The reduction reflects the Company’s continued focus on prudent cost management and operational efficiency while maintaining robust support for its national mortgage network and technology-driven growth initiatives. Management implemented targeted efficiency measures, particularly in software, administrative overhead, and travel, without compromising business effectiveness or service quality.

Software Subscription

Software subscription expenses decreased by $151,636, or 16.87%, to $747,234 in fiscal 2025, primarily reflecting the optimization of technology infrastructure and the consolidation of third-party software tools into the Company’s proprietary Pineapple Plus platform. This reduction demonstrates the Company’s strategic progress toward self-sufficiency and reduced reliance on external software providers.

Office and General

Office and general expenses increased by $6,424, or 3.22%, to $206,180 for fiscal 2025, reflecting modest increases in administrative expenditures associated with operational support and office-related costs.

Professional Fees

Professional fees decreased by $123,398, or 29.77%, to $291,084, due to reduced reliance on external advisors following the completion of post-IPO regulatory and compliance activities. The Company has continued to strengthen internal accounting and legal functions to maintain cost efficiency while ensuring regulatory compliance.

Dues and Subscriptions

Dues and subscriptions increased by $343,370, or 127.60%, to $612,476 in fiscal 2025. This increase primarily reflects higher listing and regulatory compliance costs associated with maintaining the Company’s NYSE American listing, as well as expanded use of data-analytics subscriptions supporting the Pineapple Plus platform.

Rent

Rent expense remained consistent, rising slightly by $2,646, or 1.27%, to $210,206, reflecting stable lease terms and effective space-utilization management.

Consulting Fees

Consulting fees decreased marginally by $3,708, or 5.92%, to 58,890, as the Company continues to transition project-based consulting functions to in-house resources.

Travel

Travel expenses declined significantly by $127,355, or 79.28%, to $33,289, as management prioritized virtual engagement and implemented cost controls for non-essential travel.

Donations

Donations decreased by $6,661, or 89.42%, to $788, reflecting the Company’s ongoing focus on cost efficiency and resource reallocation toward growth and technology investments.

Lease Expense

Lease expenses decreased by $69,343, or 97.46%, to $1,805, following the expiration of prior-year short-term lease commitments.

Insurance

Insurance expenses increased slightly by $1,380, or 1.52%, to $91,993, due to normal fluctuations in annual premiums and policy renewals.

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Expenses

Year Ended	August 31, 2025 ($)	August 31, 2024 ($)	Increase/ (Decrease) ($)	Increase/ (Decrease) %
Advertising and marketing	669,482	860,047	(190,565)	(22.16)
Salaries, wages and benefits	1,645,024	2,436,783	(791,759)	(32.49)
Interest expense and bank charges	336,115	93,472	242,643	259.59
Depreciation	862,104	838,843	23,261	2.77
Share based compensation	235,006	-	235,006	100.00
Government incentive	(70,555)	(97,646)	27,091	27.74

Advertising and Marketing

Advertising and marketing expenses decreased by $190,565, or 22.16%, from $860,047 in fiscal 2024 to $669,482 in fiscal 2025. The decrease reflects a continued shift toward cost-efficient, digital-first marketing initiatives and reduced discretionary brand-promotion spending. Management focused on targeted agent-acquisition and retention campaigns, which require lower cash investment while maintaining brand visibility and market engagement.

Salaries, Wages, and Benefits

Salaries, wages, and benefits decreased by $791,759 or 32.49%, from $2,436,783 in fiscal 2024 to $1,645,024 in fiscal 2025. This reduction was primarily driven by organizational streamlining efforts and the reallocation of certain operational functions. The decrease also reflects improved workforce efficiency and cost optimization initiatives implemented during the year, with further benefits expected to be realized in future periods.

Interest Expense and Bank Charges

Interest expense and bank charges increased by $242,643, or 259.59%, from $93,472 in fiscal 2024 to $336,115 in fiscal 2025. This increase primarily reflects higher interest costs arising from short-term financing arrangements and director-related loans used to support working-capital needs. These borrowings were undertaken at higher interest rates due to prevailing market conditions, contributing to the year-over-year increase.

Depreciation

Depreciation expense increased slightly by $23,261, or 2.77%, from $838,843 in fiscal 2024 to $862,104 in fiscal 2025. The modest increase was driven by continued investment in technology infrastructure and capitalized software development that supports the Company’s digital operating model and internal systems.

Share-Based Compensation

Share-based compensation totaled $235,006 in fiscal 2025, compared to nil in fiscal 2024. The increase relates to the issuance of restricted stock units (“RSUs”) and stock options granted to directors, officers, and employees during fiscal 2025. These awards were issued to strengthen retention, align employee incentives with long-term shareholder value, and support the Company’s compensation strategy as a public issuer.

Government Incentive

Government incentives decreased by $27,091, or 27.74%, from $97,646 in fiscal 2024 to $70,555 in fiscal 2025. Incentives continue to reflect refundable credits and minor program support; however, eligibility for certain prior-year scientific research credits declined following the Company’s public listing and reversal of last year excess amount booked.

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Operating Income (Loss)

For the fiscal year ended August 31, 2025, the Company recorded a loss from operations of $2.948 million, compared to a loss of $3.825 million for the fiscal year ended August 31, 2024, representing an improvement of approximately $0.877 million or 22.93% year-over-year.

This improvement primarily reflects:

●	Higher revenue, which increased by $346,727 (12.89%) driven by stronger funded mortgage volume and stable subscription and underwriting income.
●	Reductions in selling, general, and administrative expenses, which decreased by $128,281 (5.38%) as the Company continued to implement cost-containment measures, optimize technology usage, and streamline discretionary spending.
●	Lower salaries, wages, and benefits, which declined by $791,759 (32.49%) following strategic workforce realignment undertaken during the fiscal year.

These favorable impacts were partially offset by increases in certain cost categories, including:

●	Interest expense and bank charges, which rose by $242,643 (259.59%) due to higher borrowings from third-party lenders and related parties.
●	Share-based compensation, which totaled $235,006 following the issuance of stock options and RSUs under the Company’s equity incentive plans.

Despite ongoing macroeconomic pressures, including elevated interest rates, slower real estate activity, and muted origination volumes, the Company’s disciplined operational management and targeted cost-efficiency initiatives contributed to a meaningful reduction in operating losses. These measures continue to position the Company for improved financial performance as the mortgage market gradually stabilizes.

Net Loss and Comprehensive Loss

For the fiscal year ended August 31, 2025, the Company reported a net loss of $3.638 million, compared to a net loss of $4.103 million for the fiscal year ended August 31, 2024, representing an improvement of $464,194, or 11.31%.

The narrowing of the net loss reflects:

●	Higher revenue generation,
●	Reduced SG&A and personnel-related expenses,
●	Improved operational efficiencies across the business.

However, several non-operating items offset a portion of these gains:

Fair Value Changes - Warrant Liability

The Company recognized a non-cash loss of $608,537 on the change in fair value of warrant liabilities, compared to a gain of $63,769 in the prior year.

This variance reflects mark-to-market valuation under ASC 480, as the Company classifies its warrants as financial liabilities.

The newly issued warrants were “at the money” at year-end, resulting in a fair-value adjustment loss.

This is a book-only, non-cash adjustment that does not affect operating cash flow.

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Financing Cost - Warrant Issuance

The Company incurred $164,280 in financing costs related to the issuance of warrants associated with certain equity and financing arrangements.

Interest Expense

Interest expense increased by $242,643, reflecting higher borrowings during the year. While necessary to support working capital and technology development, these borrowings elevated the Company’s financing cost profile.

Other Income

Other income for the fiscal year includes a gain from the sale of an insurance book, reflecting the divestiture of a non-core portfolio of insurance accounts. The sale generated one-time income of $72,112 and is consistent with management’s strategy to streamline operations and focus on scalable, technology-driven revenue streams. No recurring income is expected from this transaction.

Other Items

●	The Company recognized a foreign exchange gain of $10,133, compared to a loss in the prior year.
●	No gains were recorded on conversion feature liabilities or extinguishment of liabilities in FY2025.
●	Accretion expense declined as prior-year liabilities matured or were settled.

After accounting for the foreign currency translation adjustment of $100,790, the comprehensive loss for FY2025 was $3.537 million, an improvement from $4.093 million in FY2024.

Liquidity and Capital Resources

Our primary liquidity needs encompass working capital, capital expenditures, and technology investments, particularly those related to enhancing our proprietary Pineapple Plus platform, supporting skilled personnel, and maintaining compliance infrastructure. These items continue to represent the largest components of our capital deployment. We finance these needs primarily through cash on hand, cash flow from operations, and strategic financing facilities obtained from external lenders and related parties.

The following table summarizes our cash flows from operating, investing and financing activities:

Year Ended	August 31, 2025 ($)	August 31, 2023 ($)	Increase/ (Decrease) ($)
Cash (used) provided in operating activities	(946,820)	(1,708,261)	761,441
Cash (used) provided by financing activities	3,458,306	2,912,627	545,679
Cash (used) provided in investing activities	(944,187)	(1,117,390)	(173,203)
Cash at the end of the period	2,117,371	580,356	1,537,015

Net cash flow from (used in) operating activities

	Year Ended
Description	August 31, 2025 ($)	August 31, 2024 ($)
Operating activities
Net loss	(3,638,465)	(4,102,659)
Adjustments for the following non-cash items:
Depreciation of property and equipment	82,113	87,803
Amortization of intangible assets	592,942	616,532
Depreciation on right of use asset	187,048	134,508
Interest expense on lease liability	51,431	62,604
Share-based compensation	235,006	-
Bad debt written off	48,524	-
Change in fair value of warrant liabilities	608,537	63,769
Accretion expense	-	223,059
Loss on extinguishment of liability	-	156,339
Loss on derecognition of right of use asset and liability	3,596	-
Foreign exchange gain (loss)	-	38,836
Chang in fair value of conversion feature liability	-	(76,543)
Net changes in non-cash working capital balances:
Trade and other receivables	14,477	603,764
Prepaid expenses and deposits	47,910	60,239
Accounts payable and accrued liabilities	999,683	519,943
Deferred Government Grant	(176,253)	(208,376)
Deferred revenue	(3,369)	111,921
	(946,820)	(1,708,261)

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Liquidity Outlook and Ability to Continue as a Going Concern

The Company has incurred recurring operating losses and continues to experience negative cash flows from operations. For the fiscal year ended August 31, 2025, the Company recorded a net loss of $3.64 million and negative operating cash flows of $946,820. As at August 31, 2025, the Company had an accumulated deficit of $13.396 million and a working-capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date of these financial statements.

●	Management has developed plans intended to improve liquidity and address these uncertainties. These plans include:
●	Accessing additional capital through the Injective Digital Asset Treasury Strategy, including the expected realization of $2.1 million held in escrow upon the filing and effectiveness of the Company’s Form S-1 (see Subsequent Events , Note 21).
●	Pursuing additional financing and capital-raising activities as required to support ongoing operations and fund strategic initiatives.
●	Continuing cost-management measures, including reductions in payroll, operating expenses, and discretionary spending.
●	Investing in Injective digital assets, which totaled approximately $11.4 million subsequent to year-end, and which management believes may generate future economic benefit depending on market performance.

While management believes these plans are achievable, there can be no assurance that the Company will obtain the necessary financing or that the planned initiatives will be successful. If the Company is unable to secure adequate funding or generate positive operating results, it may be unable to meet its obligations as they become due.

Net Cash Used in Operating Activities

Net cash used in operating activities was $946,820 for the fiscal year ended August 31, 2025, compared to $1,708,261 for the fiscal year ended August 31, 2024, an improvement of $761,441. The reduction in operating cash outflows was driven by a smaller net loss, higher non-cash adjustments (including depreciation, amortization, and the change in fair value of warrant liabilities), and stronger working-capital performance. In particular, higher accounts payable and accrued liabilities, combined with stable collections on trade receivables, contributed to improved liquidity. Non-cash items such as share-based compensation, lease-related adjustments, and fair-value remeasurements increased the reconciliation to operating cash but did not affect cash usage.

Net Cash Provided by Financing Activities

Net cash provided by financing activities totaled $3,458,306 in fiscal 2025, compared with $2,912,627 in fiscal 2024. The increase primarily reflects additional borrowings obtained from external lenders and related parties to fund working-capital requirements and support continued investment in technology and operations. These borrowings increased interest-expense recognition but provided essential liquidity during the fiscal year. No equity financing was completed during the year.

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Net Cash Used in Investing Activities

Net cash used in investing activities was $944,187 for the fiscal year ended August 31, 2025, compared with $1,117,390 in the prior year. The majority of the outflows relate to the capitalization of internally developed software and enhancements to the Pineapple Plus platform. These investments are aligned with management’s ongoing strategy to strengthen the Company’s digital infrastructure, expand automation, and improve long-term scalability.

Overall Liquidity Position

As of August 31, 2025, the Company had a cash balance of $2.12 million, compared to $0.58 million at August 31, 2024, representing an increase of approximately $1.54 million. The year-over-year improvement reflects disciplined cost management, stronger working-capital inflows, and access to financing facilities. The Company’s capital structure includes common equity, additional paid-in capital, accumulated deficit, and warrant liabilities.

Management continues to monitor liquidity closely to ensure sufficient resources are available to fund operating requirements, service debt obligations, and support ongoing technology development. Although interest costs are expected to remain elevated due to the use of credit facilities, the Company expects to maintain adequate liquidity through disciplined working-capital management and access to non-dilutive financing sources.

Based on current forecasts, management believes existing cash resources are sufficient to meet operating needs for at least the next 12 months and to support the Company’s strategic growth initiatives.

The following table presents our liquidity:

Year Ended	August 31, 2025 ($)	August 31, 2024 ($)
Cash	2,117,371	580,356
Trade and other receivables	92,223	155,224
Prepaid expenses and deposit	110,001	157,910
	2,319,595	893,490

As of August 31, 2025, the Company’s total current assets increased to $2,319,595, compared to $893,490 as of August 31, 2024, representing a year-over-year improvement of approximately $1.43 million. The increase was driven primarily by a significant strengthening of the Company’s cash position.

Cash increased to $2,117,371 as of August 31, 2025, compared to $580,356 in the prior year. This improvement reflects proceeds from financing activities, tighter operating-cost management, and more efficient cash planning during the fiscal year.

Trade and other receivables decreased to $92,223, from $155,224 as of August 31, 2024. The decrease is mainly due to reversal of Govt Incentives during the year.

Prepaid expenses and deposits totaled $110,001, compared to $157,910 in the prior year, reflecting the timing of annual software, insurance, and service contracts that require advance payment.

Overall, the Company’s enhanced liquidity position demonstrates strengthened financial flexibility, supported by disciplined spending, operational efficiencies, and strategic use of financing to fund technology development and working-capital requirements. Management believes that current liquidity, combined with expected operating cash flows, is sufficient to meet all short-term obligations and support near-term growth initiatives.

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Critical Accounting Policies and Significant Judgments and Estimates

This management’s discussion and analysis of the financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of Revenue and expenses during the reported period. Per U.S. GAAP, we base our estimates on historical experience and various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from these estimates if conditions differ from our assumptions. While our significant accounting policies are more fully described in Note 2 in the “Notes to Financial Statements,” we believe the following accounting policies are critical to making effective judgments and estimates in preparing our financial statements.

Revenue Recognition

The Company has adopted ASC 606, Revenue from Contracts with Customers, which provides a single comprehensive model for revenue recognition. The core principle of the standard is that Revenue should be recognized when goods or services are transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard introduced a new contract- based revenue recognition model with a measurement approach that is based on an allocation of the transaction price. It establishes a five-step model to account for revenue arising from contracts with customers. Under this standard, Revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The standard requires entities to exercise Judgment, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with customers. Additionally, the standard specifies the accounting for incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.

When the Company transfers goods or services to a customer, Revenue is recognized at an amount that reflects the consideration expected to be received.

The Company operates an online platform, that enables brokers and agents to efficiently close deals.

The Company’s subsidiary, Pineapple Insurance Inc., generates Revenue by charging premiums for insurance policies and services. Pineapple Insurance is affiliated with a major insurance company, from which it earns commissions for providing services, primarily mortgage insurance. Mortgage insurance is a offered for each mortgage. Pineapple Insurance acts as the agent that supplies insurance services to the consumer and is paid a commission from the premiums collected by the insurance company whose products and services it provides to the end consumer.

Basis of presentation, functional and presentation currency

The Company’s headquarters is in Ontario, Canada, and the functional currency is in Canadian Dollars (CAD) with the presentation currency being US Dollars (USD). The Company’s subsidiaries have a functional currency of CAD and presentation currency of USD which have been applied consistently.

There will be a foreign currency translation undertaken to report under US GAAP which will be the basis of presentation.

Foreign Currency Transactions and Translation

Although the Company conducts substantially all of its operating activities and generates nearly all revenues and expenses in Canadian dollars (“CAD”), it engages in certain financing and vendor transactions that are denominated in U.S. dollars (“USD”). These USD-denominated balances include equity proceeds raised in USD, payments to U.S.-based service providers, and other non-operating expenditures.

Foreign currency transactions are translated into CAD at the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in USD are remeasured at the closing exchange rate at each reporting date, and the resulting foreign exchange gains or losses are recognized in the consolidated statements of operations.

In addition, because the Company reports its consolidated financial statements in U.S. dollars, CAD-denominated assets, liabilities, revenues, and expenses are translated into USD using appropriate period-end or average exchange rates. These translation adjustments are recorded within other comprehensive income (loss) and do not impact the Company’s underlying cash flows or economic performance.

Lease Accounting

The relevant criteria applicable is ASC 842. We assess at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. We apply a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. We recognize lease liabilities to make lease payments and right-of- use assets representing the right to use the underlying assets.

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At the commencement date of the lease, we recognize lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by us and payments of penalties for terminating the lease, if the lease term reflects us exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, we use our incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

We recognize right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets.

Investments

We invested in a commercial mortgage firm, MCommercial, based in Montreal and Toronto, Canada representing 5% of the total issued and outstanding shares. This strategic partnership allows Pineapple residential mortgage agents to have access to a leading commercial mortgage firm and experts, which will expand their product offerings, service levels and corporate Revenue through increased transactions.

The Company entered into a share purchase agreement with 9142-2964 Quebec Inc. pursuant to which the Company acquired five Class A Shares of 7326904 Canada Inc. (dba as Mortgage Alliance Corporation) (“Alliance”), representing 5% of the total issued and outstanding shares of Alliance. Alliance is a mortgage brokerage firm based in Ontario, Canada with locations in Calgary, Vancouver and Halifax.

The total amount of both investments was recorded at fair value, and any impairment loss is recognized in profit and loss account.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, Compensation - Stock Compensation, which requires the recognition of the fair value of equity awards granted to employees, directors, and consultants as compensation expense over the vesting period. The fair value of share options and restricted share units (“RSUs”) is determined at the grant date and expensed on a straight-line basis over the service period, net of estimated forfeitures.

Equity Incentive Plans

Pineapple Financial Inc. maintains two equity-based compensation plans:

1.	the 2021 Stock Option Plan, and
2.	the 2022 Omnibus Equity Incentive Plan.

Together, these plans authorize the issuance of awards representing up to 10 % of the Company’s issued and outstanding common shares at any given time. Awards may be granted as stock options, RSUs, or other equity-linked instruments intended to attract, retain, and motivate qualified directors, officers, employees, and consultants whose performance contributes to the Company’s success.

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2025 Grants

On July 16, 2025, the Board of Directors approved the grant of an aggregate 120,007 RSUs and stock options under the above plans, in accordance with the Board resolution dated June 26, 2025.

These awards were made to recognize past contributions and to further align management and employee interests with those of shareholders.

These RSU awards were fully vested at the date of grant and issued in recognition of historical performance, subject to statutory tax withholdings and required regulatory filings. The fair value of these awards was determined based on the market price of the Company’s common shares on the grant date. No cash consideration was received upon issuance, and the RSUs carry no voting or dividend rights prior to settlement.

Prior Awards

Stock options granted under the 2021 Legacy Plan in prior fiscal years remain outstanding and are exercisable at prices adjusted for the 1-for-20 reverse stock split completed in July 2025. Those awards were fully vested as of August 31, 2023.

Accounting Impact

For the fiscal year ended August 31, 2025, total share-based compensation expense recognized in the consolidated statement of operations amounted to $235,006, reflecting the fair-value recognition of RSU and option grants under ASC 718.

The Company expects future share-based compensation expense to remain modest relative to revenue as the current pool of awards covers key management for the next fiscal cycle.

Controls and Procedures

Disclosure Controls and Procedures

As of August 31, 2025, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, management conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934.

Based on this evaluation, management concluded that the Company’s disclosure controls and procedures were not effective as of August 31, 2025, in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is (i) recorded, processed, summarized, and reported within the time periods specified by the SEC’s rules and forms, and (ii) accumulated and communicated to management, including the CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure, primarily as a result of the late filing of our Annual Report on Form 10-K for the fiscal year ended August 31, 2025 and the existence of a material weakness in our Internal Control Over Financial Reporting. The Company’s management is seeking to remedy the ineffectiveness of our disclosure controls and procedures.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting (“ICFR”) as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. The Company’s internal control framework is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP.

While the Company, as an emerging growth company, is not currently required to maintain or formally attest to an effective system of internal control under Section 404(b) of the Sarbanes-Oxley Act, management recognizes the importance of strong controls and has taken proactive steps to enhance its control environment. These measures include:

●	Employing qualified accounting and financial reporting personnel with clear segregation of duties.
●	Conducting regular reconciliations and reviews to ensure accurate classification and reporting of transactions.
●	Implementing dual-authorization procedures for significant accounting entries and payments.
●	Maintaining a comprehensive fixed-asset register and supporting documentation for material balances.
●	Establishing documentation for key estimates, judgments, and accounting policies.
●	Enhancing oversight and review of financial information by senior management and the Audit Committee.

As of August 31, 2025, management evaluated the effectiveness of the Company’s internal control over financial reporting and concluded that a material weakness existed related to segregation of duties within the finance function due to the limited number of personnel involved in financial reporting.

Notwithstanding this material weakness, management believes the consolidated financial statements included in this Annual Report fairly present, in all material respects, the Company’s financial position, results of operations and cash flows in conformity with GAAP.

The Company is taking steps to enhance its internal control environment and expects to strengthen segregation of duties as additional resources become available.

Specific Remediation Plan

We have developed the following specific, actionable remediation plan to address the segregation of duties issue and mitigate the associated risk:

Remedial Measure	Description & Implementation Detail	Target Control
1. Independent Review & Approval (Compensating Control)	We are implementing mandatory, documented independent review and sign-off on all critical financial processes. This involves having [CEO/CFO/Independent Audit Committee Member] review and approve all non-routine journal entries, significant account reconciliations, and complex estimates.	Enhanced Oversight
2. Formal Control Checklist	A comprehensive, written quarter-end close checklist has been established. This checklist explicitly defines the preparer, the required compensating control (independent reviewer), and requires dated signatures to document evidence of the review.	Formalization of Process
3. External Expert Augmentation	We are engaging a qualified employee/consultant to assist with the independent review and verification of high-risk areas, such as complex accounting entries and quarterly financial statements, thereby providing true segregation of duties through an external party.	Independence & Separation
4. System Access Restriction	Access to our financial system will be formally limited based on function. For example, the individual responsible for cash disbursement processing will not have permissions to approve disbursements or perform bank reconciliations.	System-Level Control

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Changes in Internal Control Over Financial Reporting

During the fiscal year ended August 31, 2025, the Company implemented several improvements to strengthen its control environment. These included (i) independent review and approval processes for journal entries and account reconciliations, (ii) enhancements to segregation of duties through staffing changes and workflow automation, and (iii) updated documentation of accounting policies and procedures. There were no changes during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Financial Instruments

As on August 31, 2025, the Company’s financial instruments consist of cash, trade and other receivables, investments, accounts payable and accrued liabilities.

As per ASC 820, Fair value measurement establishes a fair value hierarchy based on the level of independence, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorizing within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

i) Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

ii) Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

iii) Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The following table provides the fair values of the financial assets in the Company’s consolidated statements of financial position, categorized by hierarchical levels and their related classifications.

As of August 31, 2025	Level 1	Level 2	Level 3	Total
Assets:
Cash	2,117,371			2,117,371
Investment			9,733	9,733

Risks and Uncertainties

The Company’s business is subject to numerous risks and uncertainties, including those described elsewhere in this MD&A, as well as general economic and market risks. These risk factors could materially affect the Company’s future operating results and could cause actual events to differ materially from those described in forward-looking information relating to the Company.

Quantitative and Qualitative Disclosures about Market Risk

As part of our regular business operations, we face various risks that can impact our profitability and operations. These risks can be broadly categorized as interest rate risk, credit risk, counterparty risk, and risks associated with the pandemics like COVID-19.

Interest rate risk

We do not face interest rate risk as we do not have any variable-rate loans or borrowings.

Credit risk

Credit risk is the risk of financial loss to the Corporation if a counterparty to a financial instrument fails to meet its contractual obligations. The Corporation’s credit risk is mainly attributable to its cash and trade and other receivables.

The Corporation has determined that its exposure to credit risk on its cash is minimal as the Corporation’s cash is held with financial institutions in Canada.

Our primary source of credit risk relates to the possibility of Core Business Operation’s brokerages or other customers not paying receivables. Core Business Operations manages its credit risk by performing credit risk evaluations on its brokerages and agents and monitoring overdue trade and other receivables. As of August 31, 2025, $64,163 of our trade receivables are greater than 90 days outstanding, as compared to $33,942 for August 31, 2024. A decline in economic conditions or other adverse conditions experienced by brokerage and agents could impact the collectability of the Corporation’s accounts receivable.

Our maximum exposure to credit risk approximates the carrying value of the assets on the Corporation’s consolidated statements of financial position.

Year Ended	August 31, 2025 ($)	August 31, 2024 ($)
Cash	2,117,371	580,356
Trade and other receivables	92,223	155,224
Prepaid expenses and deposit	110,001	157,910
	2,319,595	893,491

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach in managing liquidity is to ensure, to the extent possible, that it will have sufficient liquidity to meet its liabilities when due, by continuously monitoring actual and forecasted cash flows. As of August 31, 2025, the Company’s contractual cash flow obligations and their maturities are as follows:

	Cash flow under contract ($)	Within 1 year	Greater than 1 year ($)
Accounts payable and accrued liabilities	2,125,160	2,125,160	-
Lease obligations	699,959	138,859	561,100
Loan	629,120	629,120

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BUSINESS

General

Pineapple Financial is a Canadian mortgage technology and brokerage company. We provide mortgage brokerage services and technology solutions to Canadian mortgage agents, brokers, sub-brokers, brokerages and consumers. Through data-driven systems and cloud-based tools, we believe we offer competitive advantages in the Canadian mortgage industry relative to traditional broker arrangements.

We also provide back-office and pre-underwriting support services (together, the “Brokerage Services”) to Canadian mortgage brokerages (the “Brokerages”). In connection with the provision of the Brokerage Services, we employ and engage licensed mortgage brokers and agents (collectively, “Field Agents”). As of the date of this filing, we have 39 full-time employees. In addition, we enter into affiliation agreements with certain licensed mortgage brokers (“Affiliate Brokers” and, together with Field Agents and Brokerages, the “Users”) under which we jointly market mortgage brokerage and other financial services as affiliated entities. This “white-label” model allows Affiliate Brokers to offer mortgages under their own brand to their client base while operating on our platform and within our controls.

We offer Brokerage Services for both residential and commercial mortgage opportunities through our proprietary technology platform, Pineapple+ [and related tools, together, the “Platform”]. The Platform supports the mortgage life cycle from lead intake and pre-qualification through underwriting support, documentation, compliance, and funded-deal analytics.

In connection with the Private Placement, we have established a digital asset treasury strategy (the “Treasury Strategy”) focused primarily on holding INJ tokens, in addition to other cryptocurrency and digital assets. The Treasury Strategy, once fully implemented upon consummation of the transactions contemplated by the Securites Purchase Agreement, diversify our balance sheet through cryptocurrency staking rewards, among other things.

Revenue Model

Our revenue model is diversified across platform subscriptions, pre-risk assessment services and lender partner commissions. Percentages below are approximate and subject to period-to-period variation.

1. Subscription services. Agents who use the Platform to manage the life cycle of a mortgage from initiation to funding pay subscription fees of $141.50 per month. This stream represents approximately 3% of total gross revenue.

2. Pre-risk assessment services. We charge a per-deal fee for pre-underwriting support and documentation preparation. For mortgages with a funded amount of $390,000 and over, the fee is $390 per deal. For mortgages under $390,000, the fee is $273 per deal. This stream represents approximately 1.3% of total gross revenue.

3. Lender partner service commissions. The balance of total gross revenue, approximately 95%, is derived from commissions and volume-based compensation from lender partners. Commission structures vary by rate, amount, promotional programs, bonus eligibility and funded volume. Our lender partners include banks, trust companies, mortgage finance companies and other financial institutions, including but not limited to; Bank of Nova Scotia (Scotiabank), Manulife Bank of Canada, Toronto-Dominion Bank, MCAP, First National Financial LP, Home Trust Company, Equitable Bank, Community Trust, Bank of Montreal (BMO) and Desjardins Mortgage Financing Services.

Geographic Footprint and Licensing

We currently operate in Canada, with active brokerage operations in Ontario, Newfoundland and Labrador, New Brunswick, Nova Scotia, British Columbia, Prince Edward Island, Manitoba and Alberta. We launched our first brokerage in Ontario in November 2016, opened our Alberta office on July 1, 2021, expanded into Newfoundland and Labrador, Nova Scotia, New Brunswick and Prince Edward Island on May 4, 2022, and opened our first British Columbia brokerage office in 2024. We have been approved by applicable provincial mortgage regulators to operate in the following provinces and territories: Alberta, British Columbia, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Prince Edward Island, Quebec and Yukon, and we are pursuing additional licensing in Saskatchewan.

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Technology

Our Platform integrates lead routing, CRM, document collection, compliance workflows, lender connectivity and analytics. By centralizing workflow and data, we aim to improve agent productivity, reduce turnaround times and enhance compliance monitoring. The Platform is cloud-hosted with role-based access controls, audit trails and data security protocols that are designed to meet or exceed applicable regulatory expectations.

Digital Asset Treasury Strategy

In fiscal 2025, we established our Treasury Strategy as a component of our corporate treasury and strategic partnership program. The Treasury Strategy permits the Company, subject to internal policies, board oversight and applicable law, to hold a capped allocation of liquid digital assets to support research and development, ecosystem partnerships and potential future integrations with our mortgage technology stack. As of the date of this filing, the Treasury Strategy is managed separately from brokerage operations. The Treasury Strategy is subject to strict custody, risk, accounting and compliance policies, including segregation of assets, volatility limits, impairment monitoring and disclosure controls.

On-Chain Mortgage Development

We are conducting research and development to explore the application of distributed ledger and smart-contract technologies to selected elements of the mortgage lifecycle (“On-Chain Mortgage Development”). Areas of exploration include, among others, identity and document attestations, collateral and lien data registries, payment and remittance workflows, servicing data integrity, and potential future pathways for asset issuance and investor reporting. These initiatives are currently in development and do not contribute material revenue. Any commercial deployment will require successful technical validation, market acceptance, appropriate regulatory permissions and the establishment of robust compliance, privacy and security controls. We may pursue pilot programs with ecosystem partners and service providers to evaluate feasibility and cost-benefit outcomes.

Compliance and Regulatory

Our brokerage activities are subject to provincial mortgage brokerage laws and regulations, consumer protection requirements, anti-money laundering and anti-terrorist financing obligations, privacy and data protection laws and related guidance. We maintain policies, procedures, training and supervision designed to promote compliance, including for third-party affiliates who operate on our Platform. Our Treasury Strategy and On-Chain Mortgage Development are subject to additional legal, accounting, tax and regulatory considerations. We evaluate these programs with external legal counsel and advisors and implement governance, risk and control frameworks that we believe are appropriate for their scope and scale.

MyPineapple

At the heart of our Brokerage Services is an innovative technology system, MyPineapple, that provides real time data management and reporting, lead generation opportunities, customer relationship management, deal processing, education and knowledge center, payroll, regulatory compliance, data analytics, document collection and storage, automated onboarding, lender access, back office support and direct underwriting support, all in one. MyPineapple offers network management capabilities for Users, including hundreds of qualified Field Agents, to create an efficient marketplace for the provision of mortgage lending and insurance industry services. MyPineapple integrates directly with Equifax, OneSpan, G Suite and Filogix and manages Users’ day-to-day business through automated triggers and tasks, ensuring nothing falls through the cracks. MyPineapple syncs up with Users’ calendar and emails, produces robust reporting, advanced analytics, and real-time notifications on marketing communications, and more. MyPineapple is a sophisticated and fundamental tool for revenue growth and relationship development. It plays a significant role in what we believe makes our Brokerage Services distinct and cutting-edge.

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MyPineapple was created to address key issues within the mortgage brokerage industry. We built MyPineapple to create a long-term competitive advantage relative to traditional service providers, who have comparatively high-touch, labor intensive and costly operations. We believe that, through MyPineapple, we are able to deliver faster services and with fewer errors. Our MyPineapple platform is completely automated, simplifying the mortgage process while providing efficiencies to and alleviating pressure on Users’ staff in completing traditional administrative tasks, which in turn reduces the Users’ cost structure and results in increased profit margins and scalability. MyPineapple reduces manual processes through robust quality control mechanisms, logistics management capabilities, capacity planning tools and end-to-end transaction management. MyPineapple also includes a leading education technology platform, which enables Users to continuously stay informed and educated on what mortgage solutions and market conditions could impact Canadian consumers.

Our primary objectives and goals include, but are not limited to, the following:

● Grow our mortgage broker distribution channel to gain further market share and consumer adoption, including increasing organic (non-acquisition related) market share and to achieve growth on the number of mortgages funded annually;

● Become the go-to mortgage experience platform for mortgage agents, lenders and homebuyers;

● For Pineapple Insurance to provide an insurance option for all our mortgage approvals;

● To ensure that we are providing a well-rounded and custom-tailored approach to insurance solutions that may best suit the clients’ needs;

● To leverage the power of our growing database and brand recognition to open further insurance opportunity channel; and

Streamline the insurance approval and application process for mortgage clients using technology.

Services and Products Brokerage Services

The following is a detailed description of the Brokerages Services that we offer:

1. Mortgage Brokering: We employ and engage a number of licensed Field Agents who originate clients, provide mortgage consultation services, advise clients on the various mortgage products offered by financial institutions in Canada, offer clients access to rate information and mortgage options from a range of lenders, including major banks and lending institutions and assist clients in selecting the most appropriate and effective mortgage solution for their particular needs.

2. Technology: MyPineapple is a full spectrum, robust and comprehensive technology system, which allows Users to conduct their brokerage services more effectively and efficiently. Amongst other things, MyPineapple syncs up with Users’ calendar and emails, produces robust reporting, advanced analytics, and real-time notifications for email opens, and link clicks. MyPineapple also provides Users with cloud storage. We also provide marketing support to Users in order to systematically manage the marketing process, segmentation and client conversions. We ensure that all clients stay well informed with highly relevant information; it also increases the conversion ratios and engagement metric for its Users. This provides Users the ability to focus on higher probability clients and deliver a high level of value and service while the system manages the relationship with others.

3. Back Office Support Services: Through MyPineapple, we offer our Users back office support services, including digital and automated onboarding and set up, loan packaging and processing, digital document collection and client portals, loan maintenance activities, payroll, lender communication, reporting requirements for regulators and business management, cloud services, expense collections, document preparation, compliance, training, administration and marketing.

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4. Pre-Underwriting Support: Technology enabled and together with back-office support, we offer our Users pre-underwriting support services that establish appropriate qualifying processes in a mortgage application, providing borrowers a digital environment ensuring mortgage agents has the necessary data and providing borrowers with an instant pre-qualification. We use our diverse exposure to the mortgage industry to save Users from spending valuable resources on mortgage applications that have fewer chances of reaching approval. In particular, we offer our Users the following pre-underwriting services, aimed at speeding up the underwriting process and helping mortgage lenders make accurate decisions:

● Credit Review: We verify all information that is supplied by the client in vital loan documents and other personal information. Thereafter, we meticulously review client credit records and tax return documents to ensure the client has the required financial stability to make monthly payments for the mortgage. We follow checklist-based system to ensure that all the critical aspects pertaining to underwriting are covered.

● Data Validation: Our pre-underwriting support services include recording and digitizing our findings in the data validation process. By digitizing these vital information sets about the client, we are able to establish the accuracy and speed needed to expedite the underwriting process.

● Fraud Analysis and Compliance: We pride ourselves in diligently checking for identity fraud and ensuring that applications are compliant and contain complete information. Our mortgage experts have the experience and acumen to spot missing or mala fide information. This obviates the need for the underwriter to send client files back for incomplete information and thereby speeds up the underwriting process. Our fraud analysis encompasses all aspects of the client file review process including running third-party reports. This ensures the underwriter has to focus only on decision-making.

● Appraisal Ordering and Review: We take charge of title ordering and dispatching verified property information to the appraiser to boost the turnaround times of the appraisal process. Once the appraisal is over, we carefully review the appraisal report to ensure that the process has been completed in a fair and error-free manner.

● Data Analytics: Through MyPineapple, we are able to use data to analyze customer benefit opportunities as they become available. In particular, MyPineapple allows us to utilize the data that has been acquired through the mortgage approval process along with real time real estate and credit data to thereby reduce costs and overall debt process timelines.

Insurance Products

Pineapple Insurance Inc. is a wholly owned subsidiary of Pineapple Financial Inc. This entity is to serve the insurance needs of our brand mortgage brokers and agents across Canada. Pineapple Insurance is to act as a Managing General Agent (MGA) supported by Industrial Alliance. This entity will create both a revenue channel and retention strategy for borrowers that live within our database. This will also allow a growth opportunity and an overall holistic financial services opportunity for us. We are currently in the early stages of development of Pineapple Insurance Inc. Operational infrastructure and a budget has been prepared alongside technology modifications to our MyPineapple system in order to manage the delivery of this product. We have also created a sales and marketing plan alongside assets and materials, which will be used for initial launch. Our next steps are staffing and human capital requirements in order to execute on the business plan and goals of developing Pineapple Insurance.

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Pineapple Insurance provides the following services:

● We will complete a needs analysis on each client to ensure the most suitable product to meet both their needs and their goals. In our product suite, we will offer term life insurance which will provide a low-cost coverage at a fixed rate of payments for a limited period of time for the life of the mortgage. The goal of this product is to ensure that in the event of the insurer’s untimely death with their term policy their beneficiaries will be covered in the amount of the policy during the life of the term. No insurance will be paid to the beneficiary should the insured pass away after the end of the term or if the insured did not make the required payments.

● Whole Life Insurance is a life insurance policy which is guaranteed to remain in force for the insured’s entire lifetime, provided required premiums are paid, or to the maturity date. In addition to paying a death benefit, whole life insurance also contains a savings component in which cash value may accumulate on a tax-advantaged basis. The policies can be leveraged as collateral or an asset with our lenders through the Company.

● For both our personal and our business clients, we offer permanent life insurance policies, which offer a death benefit and cash value. The death benefit is money that is paid to your beneficiaries when you pass away. Cash value is a separate savings component that you may be able to access while you are still alive. Permanent insurance can help cover the business owner for their entire life. And unlike term insurance, it includes the potential for a cash accumulation fund. Investments in the fund are tax-preferred, including at death when the tax-free death benefit is paid out to a named beneficiary. An additional benefit of permanent life insurance is that allocating funds in a corporation away from taxable investments to a permanent life insurance policy can help reduce overall annual taxable investment income. Permanent life insurance lasts from the time you buy a policy to the time you pass away, as long as you pay the required premiums. The policies can be leveraged as collateral or an asset with our lenders through the Company.

● Critical Illness Insurance provides additional coverage for medical emergencies like heart attacks, strokes, or cancer. Because these emergencies or illnesses often incur greater-than-average medical costs, these policies pay out cash to help cover those overruns where traditional health insurance may fall short and help cover living expenses while the client recovers. These policies come at a relatively low cost. However, the instances that they will cover are generally limited to a few illnesses or emergencies. The key element is to ensure that the mortgagor does not fall behind in their mortgage payments.

● Credit Insurance is a type of life insurance that can cover the remaining amount of your loan in the event of your death. Your insurance company will use the death benefit to pay down or pay off the remaining balance on the loan, up to a maximum amount outlined in the certificate of insurance. The money from your death benefit will go to your creditor. The money will not go to your family or beneficiaries.

We offer a wide range of investment options to suit clients risk tolerance and investment preferences. A financial advisor will review and assess the needs of each client to determine the short- and long-term goals for financial success. Such options may include segregated funds or mutual funds for registered (registered education savings plans (RESPs), registered retirement savings plans (RRSPs), tax-free savings accounts (TFSAs), etc.) and non-registered accounts. A segregated fund, or seg fund, is a type of investment fund administered by Canadian insurance companies in the form of individual, variable life insurance contracts offering certain guarantees to the policyholder such as reimbursement of capital upon death and mutual funds. As a regulatory requirement, all Canadian mortgage approvals being presented by the mortgage broker channel must include the option for a client to consider an insurance option in an effort to protect the liability in the case of death or disability. Pineapple Insurance Inc. will be presenting this insurance option for a client to accept or not via the products that we have available. This will be presented to all mortgage approvals being offered via our parent company, Pineapple Financial Inc.

As a complementary service to our parent company, Pineapple Financial Inc., this insurance subsidiary was created to easily serve the needs of the homeowners whose mortgages originate with us. With any mortgage product in Canada, an insurance component is a requirement, hence the diversification and business development into insurance.

Our insurance services identified above currently are provided by a third-party insurance company, Industrial Alliance Inc., with whom we are affiliated as a managing general agent (MGA). We, therefore, act as an agent earning commissions from the premiums charged by the insurance company.

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We believe the material steps for Pineapple Insurance to grow form its early stages of development are as follows:

1. To introduce the services offered by Industrial Alliance and to serve the Users on our platform, MyPineapple, is to market these services, create a knowledge base for them to understand and pass on the learning to their customers, create a support structure for both Users and Users’ customers.

2. Set up an internal infrastructure for the management and offering of these services, i.e. hire a senior management person to manage the operational affairs and thereafter additional personnel, as needed when the business grows. The additional personnel will be mostly sales commissionable personnel with a retainer.

Pineapple Insurance officially launched in October 2024, marking a significant milestone in Pineapple Financial’s diversification strategy. The costs anticipated for Pineapple Insurance are largely tied to marketing efforts, human capital, and platform development. Human capital costs include a fixed expense for senior leadership, along with variable costs for additional personnel as the business scales. With the strategic integration of Pineapple Insurance into the MyPineapple platform, our development costs are aimed at ensuring seamless client experiences and operational efficiency.

The growth timeline for Pineapple Insurance is projected at 12 to 24 months post-launch, reflecting strong initial demand and the effectiveness of our comprehensive go-to-market strategy. This timeline is contingent upon the effectiveness of marketing campaigns, customer adoption of the services offered by Industrial Alliance, and the competitiveness of pricing and premiums. The early success of our launch indicates promising customer acceptance, supported by focused efforts to educate users on product variations and benefits. These efforts are expected to accelerate market penetration and drive sustained growth for this subsidiary.

InsurTech

MyPineapple is a key reason for our success and has the ability to drive interested and timely insurance prospects to a replicated module that we have built in order to streamline and manage the customer flow for insurance products. The process is designed to create a unique synchronicity between the client obtaining a mortgage approval and insurance approval.

Combined, the simplicity of the two platforms with its connectivity and integrations will allow Pineapple Insurance to successfully process and approve insurance applications.

We have also created client segmentations and retention programs to ensure that we can maximize our database of over 150,000 potential clients.

Growth Strategy

Brokerage Services

We aim to gain further market share and consumer adoption by focusing on the following areas of growth:

1. Increase Agent Revenue From Optimized Analytics: We will continue to analyze past borrower data to determine opportunities to beneficially re-service them in the future, potentially creating revenue generating activities and significantly enhancing the borrower experience.

2. Added Product Suite - Insurance. As discussed above, we are establishing an insurance channel that provides borrowers with a full suite of insurance products, which we believe will increase revenue.

3. National Expansion: We expect to continue to expand our business and operations into current jurisdictions along with new provinces such as British Colombia and Quebec.

4. Borrower-Facing Technology. We believe MyPineapple will be a marketplace where clients can select from a variety of mortgage products that will suit their individual needs while tracking the progress and status of the transaction for the life of the mortgage and beyond.

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Insurance Products

In order to achieve our objectives and goals, Pineapple Insurance will focus on four main areas:

1. Insurance originations: Our files will be obtained exclusively through the Pineapple Financial referral network. This will be achieved through technology integration where Pineapple Insurance agents are immediately notified of a mortgage approval which requires an insurance option. Our agents will be highly trained in an effort to service the growth of our referral network. Consistency in service level and approach is key to building our brand.

2. Emphasizing core values: Servicing our clients, maintaining relationships, ongoing and continued support, education and training, ongoing lines of communication between mortgage agent and insurance agent and ensuring a smooth and efficient closing process. We expect our agents to conduct themselves with the highest level of professionalism and carry out the fundamental and core values of Pineapple Insurance at all times.

3. Hiring and training insurance agents: We will follow and adhere to strict hiring and training policies as set out in our training manuals. Development of education and training programs working in conjunction with our partners. Ensuring that we are consistently working on recruiting top performing insurance agents that will be able to meet the growth and scale of the needs of the Company.

4. Technologies and relationship management tools: We will be replicating and customizing our robust MyPineapple system for data transfer and client management. This will be broken into the following areas:

● Operational Excellence: notifying insurance agents at the optimal time to increase conversion metrics and customer satisfaction. Integration of client data so the process is convenient for all involved parties. Visibility of status and automations of workflow and requirements;

● Client Relationship Management (CRM): Advancing client relationships towards application indication, application completion and client retention; and

● Acquisition: marketing funnels to leverage the overall database and identity opportunities from older missed opportunities.

Markets for our Services

Brokerage Services

The clients for our Brokerage Services include mortgage agents, brokers, sub-brokers, brokerages and consumers. Our customer activity is intrinsically linked to the health of the real estate or commercial markets generally, particularly in Canada.

Strong housing demand during 2020, 2021 and the first quarter of 2022 positively impacted the seasonal variations. With the onset of inflationary pressures around the globe, not only the seasonality but the normal trends of the housing markets have declined with the increase of interest rates. Although our business may be negatively impacted, we believe our multiple channels of revenue help to mitigate any such impact.

In alignment with the Canadian government’s commitment to improving housing affordability and accessibility, several new housing measures have been introduced to support homeowners and first-time buyers. These include enabling homeowners to refinance their mortgages to construct secondary rental suites and borrowing up to 90% of their home’s value with a 30-year amortization period. Additionally, the mortgage insurance price limit has been increased to $2 million, ensuring broader access to financing across Canada’s diverse housing markets.

The government has also proposed consultations on taxing vacant land to encourage development and incentivize landowners to build homes. Collaboration with provinces, territories, and municipalities is underway to implement these measures effectively. Starting December 15, 2024, two key rules will further aid affordability: 30-year mortgage amortizations will become available to all first-time homebuyers and buyers of new-build properties, and the price cap for insured mortgages will rise to $1.5 million from $1 million.

Moreover, the federal government has expanded the Canada Public Land Bank by adding 14 underused federal properties, bringing the total to 70. These properties across major cities are slated for affordable housing developments. This initiative supports the government’s broader plan to unlock public lands for housing and address the growing demand for homes while strengthening Canadian communities.

These measures, alongside the influx of new immigrants and the rising demand for home renovations, refurbishments, and innovative financing solutions, create a favorable environment for Pineapple Financial Inc. to continue expanding its offerings and capitalizing on these growth opportunities.

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Insurance Products

The insurance market for Pineapple Insurance is focused around growth in the Canadian mortgage landscape as well as market share growth for Pineapple Financial.

● Real estate investors: we are able to consolidate multiple mortgage amounts into one insurance policy to help minimize risk if an investor has multiple properties.

● Residential Home purchase: with Canadian housing prices hitting all-time highs, we will help clients provide insurance to fill the gap between their current coverage and the mortgage amount

● Refinance: can help clients reduce existing coverage or apply/consolidate if they require additional coverage.

● Reverse Mortgage: these clients can use the income from the reverse mortgage to help plan their final expense through insurance as well as enrich their retirement years.

● Switch: transferring to another lender at renewal. The insurance we offer is not tied to the lender directly and can assist clients in locking in their rates long term when they can still qualify for insurance

● Renovation and construction: Clients will be able to access their cash values in their permanent insurance policies to help fund their renovations and construction projects. If additional financing is required, we can provide the added insurance coverage needed.

● Self-Employed: As large numbers of Canadians move into business for themselves, we have found a great need for an insurance product that can suit their needs since they generally do not have a company benefits plan. Income protection will also be a key component of our business here.

● Commercial Mortgages: We can provide the proper insurance to clients for the right amount of coverage and timeline for one or multiple investors. Coverages can go up to $20 million.

● Private Lending: Customized insurance can be provided to private lenders who may have a different set of circumstances in terms of investment type and timeline horizon.

● High Risk Health & Uninsurable: We can offer guaranteed issue insurance to clients who may have declining health or were previously declined for insurance in the past.

Pineapple Financial Inc. and Mortgage Market Dependency

As of November 2024, Canada’s mortgage market continues to demonstrate resilience despite ongoing challenges. According to the Bank of Canada, the total residential mortgage market is valued at over $1.6 trillion, driven by population growth, increasing borrower demand, and evolving consumer sentiment. This figure excludes mortgages held by provincially regulated entities such as credit unions and mortgage investment corporations.

Mortgage lenders offer a broad range of products, including fixed and variable rates, varying terms, and flexible amortization periods. Recent interest rate cuts by the Bank of Canada have rejuvenated the market, improving affordability for new buyers and creating opportunities for existing homeowners to refinance or renew at more favorable terms. The practice of negotiating discounted rates remains prevalent, highlighting the importance of mortgage brokers in securing competitive deals for clients.

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Mortgage brokers are critical intermediaries, leveraging their volume-based bargaining power to erode lender price discrimination and secure advantageous rates. These professionals are provincially regulated and must meet stringent licensing and training requirements. While the barriers to entry remain relatively low, successful brokers rely on experience, negotiating skills, and technological support to thrive in an increasingly competitive market.

Key trends currently influencing the market include:

● Renewals Surge: Over 30% of Canadian mortgages are expected to renew within the next 12 months, a significant driver of market activity.

● Housing Shortages: A growing population, combined with limited housing supply, has led to increased pressure on the market, with demand consistently outstripping available inventory.

● Government Policies: Recent adjustments, such as the introduction of a 30-year amortization period for insured mortgages and incentives for affordable housing, have bolstered consumer confidence and created new opportunities.

● Consumer Sentiment: Improved confidence, spurred by rate cuts and stabilizing economic conditions, has increased buyer activity despite affordability challenges.

● Technology Adoption: Platforms like MyPineapple are transforming the brokerage landscape by streamlining processes and providing brokers with data-driven tools to enhance efficiency and client satisfaction.

Industry Growth Strategy

Our growth strategy focuses on organic expansion, targeting increased market share through:

1. Recruitment: We have successfully recruited a significant number of Field Agents and Users, driving a growth rate higher than many competitors. By leveraging detailed insights into competitive models, we have tailored our value proposition to attract and retain top talent.

2. Technological Integration: Our proprietary platform, MyPineapple, empowers brokers with tools to increase sales volume, productivity, and efficiency. This system also supports the seamless integration of complementary services, such as insurance products, creating additional revenue streams and enhancing the overall client experience.

3. Policy Alignment: By aligning our offerings with government initiatives to support housing affordability and address shortages, we have positioned ourselves as a key player in addressing critical market needs.

4. Focus on Renewals and Refinances: With a large portion of the mortgage market up for renewal in the next year, we have tailored solutions to help brokers optimize their client retention and capitalize on refinancing opportunities.

Our strategy is underpinned by a commitment to delivering superior value, leveraging data and insights to support broker success, and maintaining flexibility to adapt to evolving market conditions. This approach ensures we remain a leader in the Canadian mortgage and brokerage industry.

Recent Developments

Subsequent to August 31, 2025, the Company entered into several material financing and digital-asset transactions. Management has evaluated these events in accordance with ASC 855, Subsequent Events, and determined that they represent non-recognized subsequent events requiring disclosure but no adjustment to the consolidated financial statements as of and for the year ended August 31, 2025.

a)	Injective Digital Asset Treasury Strategy

On September 2, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors to issue 24,642,700 Subscription Receipts at an offering price of US $3.80 per subscription receipt, with respect to certain purchasers, and US $4.16 per subscription receipt, with respect to certain purchasers.

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The Private Placement closed on September 4, 2025, raising approximately US $100 million in aggregate proceeds consisting of cash and Injective (INJ) tokens, all of which are held in escrow pending satisfaction of the Escrow Release Conditions under the Subscription Receipt Agreement.

On October 31, 2025, shareholders approved the issuance of the underlying common shares. The Company has filed this registration statement on Form S-1 to register the resale of approximately 25.7 million shares, including those issuable upon exercise of associated warrants. Escrowed funds will be released upon SEC effectiveness of the registration statement and NYSE American approval of listing of the underlying shares.

b)	Voltedge Loan Facility

On September 15, 2025, the Company executed a Master Loan and Security Agreement with Voltedge Finance Inc., providing for a revolving credit facility of up to US $15.0 million. As of November 2025, US $11.4 million had been drawn under the facility and invested in INJ tokens as part of the Company’s digital-asset treasury strategy. The facility is secured by a corporate guarantee from Coopers Financial Group and pledges over certain digital-asset holdings. The Maturity Date of the Loan is the Escrow Release Date, as defined in the Subscription Receipt Agreement. The value of the collateral shall equal the INJ amount equal to USD 1,500,000 valued consistent with valuation provisions in the executed term sheet dated September 1, 2025 between the Company and White Lion Capital, LLC.

c)	White Lion Equity Line of Credit (ELOC)

On September 4, 2025, the Company entered into a Common Stock Purchase Agreement with White Lion Capital LLC, establishing an equity line of credit of up to US $250 million. The agreement allows the Company, at its discretion, to issue and sell common shares over a 24-month period, subject to volume and pricing limitations. As of the date of issuance of these financial statements, no shares have been issued, and the arrangement has not yet been registered with the SEC.

Management concluded that these transactions occurred after year-end and therefore did not require adjustment to the accompanying consolidated financial statements. The Company will continue to monitor subsequent developments related to the escrow releases, SEC registration processes, and loan facility utilization for disclosure in future filings.

Industry Overview

The Canadian Mortgage and Mortgage Brokerage Industry

The Canadian mortgage market represents one of the largest and most stable segments of the national financial system, with residential mortgage credit exceeding $1.8 trillion as of 2025, according to data from the Bank of Canada. This total does not include mortgages held by provincially regulated entities such as credit unions or mortgage investment corporations.

Mortgage lenders in Canada offer a broad range of products featuring fixed or variable interest rates, varying terms and amortization periods, and differing provisions for pre-payments, rate holds, and other features. Interest rates are typically renegotiated every three to five years. While lenders post benchmark rates, actual mortgage pricing is widely negotiated—a practice referred to as “discounting”—which has become an established norm across the industry. This approach enables lenders to offer customized pricing based on borrower risk profiles and market conditions.

This environment has elevated the role of the independent mortgage broker as a key intermediary between borrowers and lenders. Brokers leverage their lender relationships and market insight to secure competitive rates and terms for their clients. In return for a fee, typically paid by the lender, brokers help borrowers navigate an increasingly complex rate and qualification environment. Mortgage brokers are provincially regulated and must meet licensing and continuing-education standards. Although barriers to entry remain modest, a broker’s ability to negotiate advantageous terms is closely tied to their volume, reputation, and lender relationships.

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Pineapple’s Market Position and Growth Strategy

Pineapple’s growth strategy focuses on expanding market share organically by increasing the number of mortgages funded annually and strengthening our network of mortgage professionals. Our approach emphasizes recruitment, retention, and empowerment of high-performing Field Agents through superior technology, marketing support, and operational efficiency.

Our proprietary platform, MyPineapple, is designed to enhance agent productivity and client service through advanced deal management tools, marketing automation, and real-time data analytics. This digital infrastructure allows our agents to process applications more efficiently, improve client conversion, and increase overall sales volume.

We continue to invest in recruitment and training initiatives that have positioned Pineapple among the fastest-growing mortgage brokerages in Canada. By maintaining a deep understanding of competing brokerage models, we continually refine our value proposition to attract and retain top-performing agents.

Our long-term vision is to establish Pineapple as Canada’s leading digital-first mortgage platform, connecting brokers, lenders, and consumers through a unified ecosystem built on transparency, technology, and trust. Through innovation and scale, we aim to strengthen our competitive position and create sustained value for our stakeholders.

Competitive Conditions

Regulatory backdrop.

OSFI’s Guideline B-20 has governed residential mortgage underwriting for federally regulated lenders since January 1, 20181. In November 2024, OSFI exempted uninsured “straight-switch” renewals between federally regulated lenders from the prescribed minimum qualifying rate (MQR) when the loan amount and amortization 2 do not increase 3 Separately, the federal government introduced policy changes effective in 2024–2025, including permitting 30-year amortizations for insured mortgages for first-time buyers of newly built homes (effective August 1, 2024) increasing the Home Buyers’ Plan (HBP) withdrawal limit to $60,000 (for withdrawals after April 16, 2024) . In this environment, consumers continue to seek broker guidance to navigate product terms, renewals, and rate complexity; CMHC’s Mortgage Consumer Surveys highlight sustained demand for professional advice across buying, renewing, and refinancing cohorts.

Structural drivers of broker usage.

● Underwriting stringency and evolving supervisory expectations sustain demand for broker intermediation and alternative product access.

● Product complexity and segmented borrower profiles heighten the value of multi-lender comparison and advice.

● Renewals and switches remain an important activity channel for brokers, aided by the 2024 MQR change for uninsured straight switches.

● Digital expectations favor platforms that centralize documents, credit data, and lender connectivity for faster turn times.

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Primary Competitors

1.Traditional mortgage brokerages. National networks and franchise systems with established lender relationships and scale (e.g., Dominion Lending Centres, Verico, Mortgage Alliance, Centum).

2.Digital mortgage companies. Direct-to-consumer offerings emphasizing online origination while funding through major lenders or captive entities (e.g., Nesto, Homewise).

3.Mortgage technology providers. Point-solution vendors for specific workflow steps (document intake, pricing, underwriting support) that require integration by legacy firms.

Competitive Advantages

Distribution and advice. Broad panel access across banks, trust companies, and mortgage finance companies enables product fit for purchase, refinance, switch, and alternative-credit scenarios; Field Agents are trained to align recommendations with client objectives and total cost of borrowing.

Platform and data. PineappleONE centralizes lead routing, CRM, document collection, compliance workflows, lender connectivity, and funded-deal analytics. Data models segment clients and surface retention/cross-sell opportunities via actionable signals and automated reminders. Education and knowledge resources support file quality, lender fit, and compliance. Role-based access controls and audit trails are designed to strengthen data integrity and reporting.

Operations. Centralized pre-underwriting and processing support can improve conversion and funding ratios while allowing Field Agents to focus on acquisition and advice. Marketing automation and segmented communications reduce acquisition costs and enhance lifetime value.

Digital Asset Treasury Strategy (Treasury Strategy) and On-Chain Development

Digital Asset Treasury (Treasury Strategy). We have established the board-supervised Treasury Strategy program to support research, ecosystem partnerships, and technology experimentation. The Treasury Strategy is segregated from core brokerage operations and is governed by policies addressing custody, valuation, financial reporting, volatility limits, and disclosure. The Treasury Strategy does not involve customer funds.

On-chain mortgage development. We are conducting R&D on using distributed-ledger technologies for discrete mortgage-lifecycle elements (e.g., identity/document attestations, collateral and lien registries, servicing data integrity, investor reporting). These initiatives are exploratory and non-revenue-generating; any deployment will require successful technical validation, market acceptance, appropriate regulatory permissions, and robust privacy, security, and compliance controls.

Emerging competitive set.

As mortgage technology evolves, we expect competition from fintechs, infrastructure providers, and financial institutions pursuing tokenization, data-sharing standards, or real-time settlement use cases. We believe our combination of active brokerage distribution, proprietary workflow software, and compliance infrastructure positions us to evaluate and selectively pilot on-chain capabilities while maintaining client and regulatory safeguards.

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Specialized Skill and Knowledge

Our business requires specialized skills and knowledge, which include, but are not limited to, expertise related to mortgage underwriting, mortgage originations, private lending, business development, marketing and business strategy development. Our executive and management team has a strong background and significant experience and expertise in these areas. Our team also possesses specialized skills in data architecture, software development, programming and coding, finance and accounting, automations and process, training and education. Additionally, we currently rely upon, and expect to continue to rely upon, various legal and financial advisors and consultants and others in the operation and management of our business.

Intangible Assets

Our business relies heavily on the continued development, functionality, and security of our proprietary technology platform, Pineapple Plus, which is now fully developed and maintained in-house. The Company no longer utilizes the Salesforce platform and has transitioned entirely to internally controlled systems and infrastructure. Pineapple Plus has been architected through a combination of internal development resources and multiple specialized third-party development partners; however, no single developer or vendor has access to the platform’s complete source code or architecture. This diversified development structure enhances system security and reduces reliance on any single external contributor.

We protect the proprietary components of Pineapple Plus primarily through trade secrets, internal controls, and contractual confidentiality obligations, rather than registered intellectual property rights. All employees, consultants, and advisors with access to our platform or related information are subject to confidentiality and non-disclosure agreements designed to protect our technology assets and other proprietary information.

Despite these protections, confidentiality agreements may not always prevent unauthorized use or disclosure of sensitive information, and the remedies available in the event of a breach may be inadequate. If we are unable to effectively safeguard our proprietary technology and trade secrets, our competitive position and the value of our platform could be materially impacted.

Material Contracts

Affiliation Agreements

We enter into affiliation agreements with Affiliate Brokers, pursuant to which we and the Affiliate Broker enter into an affiliation relationship with the intention of jointly marketing mortgage brokerage and other financial services as affiliated entities, sometimes referred to as “white labelling”, which allows the Affiliate Broker to sell a mortgage that is branded with its company name to its own client base. Pursuant to these affiliation agreements, we generally receive a fixed commission from the Affiliate Broker for any mortgage transaction where the Affiliate Broker has acted as the mortgage broker for the borrower. In general, these affiliation agreements have an indefinite term and may be terminated by either party upon thirty days written notice.

Securities Purchase Agreement

On September 2, 2025, we entered into a Securities Purchase Agreement with Purchasers, whereby, on September 4, 2025 (the “Closing”), we issued 24,642,700 Subscription Receipts, each Subscription Receipt exchangeable for one Common Share upon the satisfaction or waiver, as applicable, of the Escrow Release Conditions (as defined below) at an offering price of $3.80 per Subscription Receipt, with respect to certain purchasers, and $4.16 per Subscription Receipt with respect to certain purchasers. Purchasers tendered, at the election of each Purchaser, U.S. dollars or INJ tokens to the Company as consideration for the Subscription Receipts. The Company raised proceeds of approximately $100 million in the Private Placement in order to adopt the Treasury Strategy under which the principal holding will be INJ, the native digital asset of the Injective blockchain. The Private Placement transaction documents contemplate that each Purchaser could elect to receive, upon exchange of its Subscription Receipts, either one Common Share or one pre-funded warrant in lieu of a Common Share; however, no Purchaser elected to receive pre-funded warrants and no pre-funded warrants were issued pursuant to the Private Placement.

On November 3, 2025, the parties amended the Securities Purchase Agreement to extend the Escrow Deadline (as defined below) for an additional thirty (30) days from November 3, 2025. On December 3, 2025 the parties further amended the Securities Purchase Agreement to extend the Escrow Deadline an additional thirty days from December 3, 2025, subject to further extension as described below. The disclosure contained in this prospectus contemplates the new Escrow Deadline. The issuance of the Common Shares to the holders of Subscription Receipts is subject to the satisfaction or waiver, as applicable, of the following escrow release conditions (the “Escrow Release Conditions”):

a) the receipt of the Shareholder Approval (as defined below) by the Company; b) the Registration Statement (as defined below) being declared effective by the Commission (as defined below) within one hundred twenty (120) days from September 4, 2025 (the “Closing Date”), subject (i) to an automatic extension to an aggregate of one hundred fifty (150) days from the Closing Date in the event that the Commission notifies the Company that it will review the Registration Statement, and (ii) such further extension(s) to be agreed to in writing by the holders of 50.1% or more of the Subscription Amounts (as defined in the Securities Purchase Agreement), including Injective Foundation, acting reasonably, in accordance with the Subscription Receipt Agreement (the “Escrow Deadline”); c) the receipt of required approvals by the applicable stock exchange, third parties, court and regulatory approvals required by the Company; d) the approval of the Common Shares for listing on NYSE American and the completion, satisfaction or waiver by NYSE American of all conditions precedent to such listing; e) the Company shall not be in breach or default of any of its covenants or obligations under the Subscription Receipt Agreement or the agency agreement between the Company and the Placement Agent; f) from the date of the Securities Purchase Agreement until the earlier of (i) the Escrow Deadline, or (ii) such date on which all of conditions listed as items (a) through (e) above have been satisfied or waived, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal trading market, and trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and minimum prices shall not have been established on securities whose trades are reported by such service or any trading market; and g) the Company and the Placement Agent, in compliance with the Side Letter (as defined below), shall have delivered a certain escrow release notice to the Subscription Receipt Agent in accordance with the Securities Purchase Agreement, confirming that items (a) through (f), above, inclusive, have been satisfied or waived. The Subscription Receipt Agreement further provides that receipt of the Shareholder Approval and the effectiveness of the Registration Statement, representing conditions (a) and (b), respectively, shall under no circumstances be waived.

The Securities Purchase Agreement provides that the Company shall call a meeting of its shareholders to approve (i) the issuance of the Common Shares to be delivered to the holders of Subscription Receipts, and (ii) the amendment to the constating documents of the Company to remove the restriction on transfers of the Common Shares contained in the Articles of Continuance of the Company (the “Shareholder Approval”). The Shareholder Approval occurred on October 31, 2025 a special meeting of the shareholders of the Company. The Company shall, within 30 days following execution of the Securities Purchase Agreement, prepare and file a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the shareholders’ consideration and vote with respect to the Shareholder Approval; provided, that on November 7, 2025, the Securities Purchase Agreement was amended to provide that, as promptly as reasonably practicable after the Closing Date, and in any event no later than December 5, 2025, the Company shall file a registration statement on Form S-1 (the “Registration Statement”) with the Commission to permit the resale of all of the Common Shares on a continuous basis under Rule 415 under the Securities Act. Pursuant to the Securities Purchase Agreement, and subject to the satisfaction or waiver of the other Escrow Release Conditions, the Common Shares will not be issued until Shareholder Approval is received and the Registration Statement has been declared effective.

Upon satisfaction or waiver of the Escrow Release Conditions, (i) an aggregate of $2,100,000 shall be released to the Company by the Subscription Receipt Agent, consisting of (y) $1,500,000 for legacy business expenses, working capital, general corporate purposes and (z) $600,000 for the payment of amounts owed by the Company, (ii) the balance of the aggregate Subscription Amount paid in cash shall be released directly to the Asset Manager and Advisor (each, as defined below) in furtherance of the Treasury Strategy, and (iii) the Subscription Receipt Agent shall direct the INJ Escrow Agent (as defined below) to deem that title to the aggregate Subscription Amount paid in the form of INJ, in addition to any staking rewards or other income earned thereon, be transferred to the Company and managed by the Asset Manager and the Advisor for the benefit of the Company.

In connection with the Private Placement, the Company has appointed Canary Capital Group LLC (in such capacity, the “INJ Escrow Agent”) to serve as escrow agent with respect to proceeds tendered in the form of INJ, until such proceeds are to be released pursuant to the Subscription Receipt Agreement to the Asset Manager and the Advisor upon satisfaction or waiver of the Escrow Release Conditions.

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The Subscription Receipts were offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws and in reliance upon the exemption from the prospectus requirement under applicable Canadian securities laws pursuant to Section 2.4 of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada. The issuance of the Common Shares was not registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The distribution of the Common Shares issuable pursuant to the Subscription Receipts and the Meteora Warrant is exempt from the prospectus requirement under applicable Canadian securities laws pursuant to Section 2.1(a) of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada, provided that the Company has filed a registration statement under the Securities Act registering such Common Shares in connection with the distribution, and that such registration statement is effective at the time of the distribution.

From signing of the Securities Purchase Agreement until 60 days after the Escrow Deadline (as may be extended in accordance with the Securities Purchase Agreement), we are prohibited from issuing equity or equity-linked securities, effecting any split, recapitalization, share consolidation or similar transaction affecting our outstanding Common Shares, or filing any registration statement relating to our equity or equity-linked securities, in each case subject to customary exceptions, including, without limitation, issuances under existing equity plans or upon conversion/exercise of outstanding securities, certain Exempt Issuances (as defined in the Securities Purchase Agreement) and entrance into an equity line of credit or similar financing instrument for the purpose of raising funds to purchase INJ.

Pursuant to the Securities Purchase Agreement, we have agreed to take all actions necessary to cause one additional director to be appointed to our board of directors immediately prior to escrow release, after consultation with Injective Foundation regarding the nominee’s crypto industry expertise and subject to applicable stock exchange requirements.

Prior to the Escrow Deadline, purchasers holding at least 50.1% of the aggregate Subscription Receipts and, for so long as Injective Foundation holds any securities, Injective Foundation, may terminate the Securities Purchase Agreement upon an uncured material breach by the Company, in which case all INJ raised in the Private Placement will be returned to Purchasers who tendered their subscription amount in the form of INJ, an all cash raised in the Private Placement will be returned to Purchasers who tendered their subscription amount in the form of cash.

First Amendment to Securities Purchase Agreement

On September 4, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into an amendment to the Securities Purchase Agreement (the “First SPA Amendment”). Pursuant to the First SPA Amendment, the parties agreed to amend the Securities Purchase Agreement in order to (i) provide that the Company shall, subject to the approval of the Compensation Committee of the Board of Directors of the Company, enter into management agreements prior to the Escrow Deadline with certain of its officers on terms substantially consistent with those set forth in the First SPA Amendment, (ii) provide for payment of an aggregate of $2,177,222 in respect of certain service provider expenses at the time of closing the Private Placement, and (iii) make certain corrections to figures and calculations referenced in the closing and use of proceeds provisions of the Securities Purchase Agreement.

Second Amendment to Securities Purchase Agreement

On November 3, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into an amendment to the Securities Purchase Agreement (the “Second SPA Amendment”). Pursuant to the Second SPA Amendment, the parties agreed to amend the Securities Purchase Agreement solely in order to extend the Escrow Deadline from sixty (60) days after the Closing Date to ninety (90) days after the Closing Date, and to extend the automatic extension to the Escrow Deadline from an aggregate of ninety (90) days after the Closing Date to an aggregate of one hundred twenty (120) days after the Closing Date in the event that the Commission notifies the Company that it will review the Registration Statement.

Third Amendment to Securities Purchase Agreement

On November 7, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into a third amendment to the Securities Purchase Agreement (the “Third SPA Amendment”). Pursuant to the Third SPA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Commission no later than December 5, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

Fourth Amendment to Securities Purchase Agreement

On December 3, 2025, the Company and Purchasers holding at least 50.1% in interest of the Subscription Receipts entered into a fourth amendment to the Securities Purchase Agreement (the “Fourth SPA Amendment”). The Fourth SPA Amendment (i) amends the “Escrow Deadline” to 120 days after the Closing Date, with an automatic extension to an aggregate of 150 days if the Commission reviews the Registration Statement, and permits further written extensions approved by holders of 50.1% or more of the Subscription Amounts, including Injective Foundation, acting reasonably, in accordance with the Subscription Receipt Agreement; (ii) provides for the appointment of one additional director nominated by Injective Foundation prior to the Escrow Release Date, subject to Stock Exchange requirements; (iii) requires formation of a Special Advisory Committee of the Board to oversee the Company’s digital asset treasury strategy and the adoption and implementation of the Company’s treasury reserve policy; and (iv) authorizes the Committee to engage strategic advisors identified by Injective Foundation.

 Registration Rights Agreement

In connection with entering into the Securities Purchase Agreement, on September 2, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Commission, within five (5) business days of receiving Stockholder Approval, registering the resale of the Common Shares issuable upon the exchange of the Subscription Receipts, and the Meteora Warrant Shares. Pursuant to the terms of the Registration Rights Agreement, the Company must keep the Registration Statement continuously effective for resale under Rule 415 until the earlier of (i) the date on which all registrable securities are sold and (ii) the date on which the registrable securities may be resold without registration, without regard to any volume or manner-of-sale limitations and without current public information under Rule 144.

First Amendment to the Registration Rights Agreement

On November 7, 2025, the Company and the holders of a majority of the then outstanding Registrable Securities, entered into a first amendment to the Registration Rights Agreement (the “First RRA Amendment”). Pursuant to the First RRA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Commission no later than December 5, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

Asset Management Agreement

Pursuant to the Securities Purchase Agreement, on September 4, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Canary Capital Group LLC (the “Asset Manager”). Under the Asset Management Agreement, the Asset Manager has been appointed to provide certain asset management services with respect to cryptocurrency assets acquired by the Company in connection with the Private Placement (the “Account Assets”) maintained with one or more custodians or cryptocurrency wallet providers acceptable to the Asset Manager. Such asset management services will commence when the Subscription Receipt Agent has (i) notified the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived and (ii) has instructed the INJ Escrow Agent to deem that title to the INJ proceeds of the Private Placement be transferred to the Company, with 30% of such assets to be managed by the Asset Manager and 70% of the assets to be managed by the Advisor as a sub-advisor under the Asset Management Agreement.

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As consideration for the Asset Manager’s services, the Company will pay an asset-based fee equal to 1% per annum of the Account Assets, which shall be calculated and paid at the end of each quarter, as determined by the Asset Manager in a commercially reasonable manner based on available prices on Coinmarketcap.com. The Company may make no more than one withdrawal from the Account Assets per calendar quarter, and each such withdrawal shall not exceed $10,000 in value of INJ during the first year. Thereafter, more frequent withdrawals of more than $10,000 can be made for legitimate business purposes if such withdrawal is pre-approved by the independent members of the Board, provided that the Company cannot make a withdrawal of more than 50.1% of the Account Assets without the prior approval of a majority of the stockholders of the Company. The Asset Management Agreement continues in effect until terminated for cause by the Company upon thirty (30) days’ prior written notice or terminated for cause by the Asset Manager upon thirty (60) days’ prior written notice. The Asset Management Agreement contains customary representations, indemnification provisions, confidentiality obligations, and a non-exclusivity clause. The Asset Management Agreement limits the liability of the Asset Manager to the Company for losses arising under the agreement to cases of willful misconduct, gross negligence, fraud or material breach of contract.

Trading Advisory Agreement

On September 4, 2025, the Company entered into a Trading Advisory Agreement (the “Trading Advisory Agreement”) with Monarq Asset Management LLC (the “Advisor”). Under the Trading Advisory Agreement, the Company appoints the Advisor to manage the investment of all digital assets, digital asset derivatives, cash and other assets contained in the Account (as defined in the Trading Advisory Agreement) established by the Company with Bitgo Trust Company, Inc. The Trading Advisory Agreement continues in effect until the earlier of: (i) termination by either party for upon the occurrence of a material breach that is not cured within fifteen days of notice from the non-breaching party, or (ii) the third anniversary of the Trading Advisory Agreement, provided that the Trading Advisory Agreement will be automatically renewed for successive one-year periods unless either party provides written notice of its intention not to renew at least thirty days prior to the expiration of such term. The Company may make no more than one withdrawal from the Account Assets per calendar quarter, and each such withdrawal shall not exceed $10,000 in value of INJ during the first year. Thereafter, more frequent withdrawals of more than $10,000 can be made for legitimate business purposes if such withdrawal is pre-approved by the independent members of the Board, provided that the Company cannot make a withdrawal of more than 50.1% of the Account Assets without the prior approval of a majority of the stockholders of the Company.

The services of the Advisor under the Trading Advisory Agreement will commence when the Subscription Receipt Agent has (i) notified the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived and (ii) has instructed the INJ Escrow Agent to deem that title to the INJ proceeds of the Private Placement be transferred to the Company, with such assets to be managed by the Asset Manager and the Advisor.

As consideration for the Advisor’s services, the Company will pay to the Advisor a quarterly management fee equal to 0.25% (a 1.0% annual rate) of the Account Equity (as defined in the Trading Advisory Agreement) as of the beginning of each calendar quarter regardless of whether there are realized or unrealized profits with respect to the account. The Trading Advisory Agreement includes customary representations and warranties and confidentiality provisions, as and provides for indemnification of the Advisor by the Company subject to exclusions for bad faith, gross negligence or willful misconduct by the Advisor.

Lock-up Agreement

Pursuant to the Securities Purchase Agreement, the Company entered into that certain Lock-up Agreement, dated as of September 4, 2025 (the “Lock-up Agreement”) with certain purchasers participating in the Private Placement. Under the Lock-up Agreement, such purchasers have agreed not to offer, sell, pledge or otherwise dispose of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares, of the Company for a period of twelve (12) months following the Effective Date (as defined in the Securities Purchase Agreement), provided that, if at any time following the Effective Date, the closing sale price of the Common Shares equals or exceeds (i) $7.588, (ii) $11.382, (iii) $15.176, or (iv) $18.970, then in each case 25% of the securities held by such purchasers shall be immediately and irrevocably released from the restrictions set forth in the Lock-up Agreement. The Lock-up Agreement includes customary exceptions permitting certain transfers, including, without limitation, transfers to affiliates, to family members or for estate-planning purposes or pursuant to a bona fide third-party tender offer, merger or similar transaction, in each case conditioned on the transferee agreeing to be bound by the lock-up.

Side Letter Agreement

Pursuant to the Securities Purchase Agreement, the Company entered into that certain letter agreement, dated as of September 4, 2025 (the “Side Letter”), with the Placement Agent and Injective Foundation. The Side Letter provides that, prior to the Escrow Release Notice (as defined in the Securities Purchase Agreement) being sent to the Subscription Receipt Agent, on the day when all of the Escrow Release Conditions (other than the requirement to deliver the Escrow Release Notice) have been waived or satisfied, the Company and the Placement Agent shall provide the Injective Foundation with notice, that in their reasonable determination, the Escrow Release Conditions have been met, including supporting documentation of such determination (such notice, the “Pre-release Notice”). Injective Foundation shall be entitled to review the Pre-release Notice and provide any comments within 24 hours of the receipt thereof, which comments shall be reasonably considered by the Company and the Placement Agent prior to the delivery of the Escrow Release Notice to the Subscription Receipt Agent.

Common Stock Purchase Agreement

On September 4, 2025, the Company entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with White Lion Capital, LLC (“White Lion”), whereby the Company has the right, but not the obligation, to sell to White Lion, and White Lion is obligated to purchase, up to an aggregate of $250,000,000 (the “Commitment Amount”) Common Shares.

The Company does not have a right to commence any sales of Common Shares to White Lion under the ELOC Purchase Agreement until all conditions to the Company’s right to commence sales, as set forth in the ELOC Purchase Agreement, have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the Commission. No such registration statement has been filed and, as a result, the Company does not have right to commence the sale of Common Shares to White Lion. During the twenty four (24) months following the effective date of the ELOC Purchase Agreement, we are prohibited from entering into any other “equity line” or substantially similar facility in which an investor is obligated to purchase our securities over time at prices based on the then-current market price without White Lion’s prior written consent, except for at-the-market offerings through a registered broker-dealer and issuances upon conversion or exercise of existing derivative securities.

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The ELOC Purchase Agreement contemplates that the purchase price for Common Shares sold to White Lion will be market-based and determined by the type of Purchase Notice (as defined in the ELOC Purchase Agreement) issued: under rapid purchase notices the price will be tied to the lowest traded market price at specified times (with one rapid option effectively at market and the other at a 1% discount), and under regular purchase notices the price will be a discounted percentage of the lowest daily volume-weighted average price during the valuation period (approximately a 2.5%–3% discount based on the Company’s cumulative investment level as set forth in the ELOC Purchase Agreement).

If trading in our common shares is suspended, halted, or our shares are delisted during an active Purchase Notice under the ELOC Purchase Agreement, White Lion will purchase the shares subject to that notice at a price of $0.01 per share.

The ELOC Purchase Agreement prohibits the Company from directing White Lion to purchase any Common Shares if those shares, when aggregated with all other Common Shares then beneficially owned by White Lion (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in White Lion beneficially owning more than 4.99% of the outstanding Common Shares (the “Beneficial Ownership Limitation”), which may be increased to 9.99% at White Lion’s discretion upon 61 days’ prior written notice.

In consideration for White Lion’s execution and delivery of, and agreement to perform under the ELOC Purchase Agreement, the Company sent to White Lion a number of Injective Tokens (INJ) equal to $1,500,000 divided by the lowest trade price of the token seen on Coinbase three (3) hours prior to delivery of the token (the “Commitment Fee”).

Concurrently with the ELOC Purchase Agreement, the Company and White Lion entered into the Registration Rights Agreement.

Voltedge Agreement

On September 15, 2025, the Company executed a Master Loan and Security Agreement with Voltedge Finance Inc., providing for a revolving credit facility of up to US $15.0 million. As of November 2025, US $11.4 million had been drawn under the facility and invested in INJ tokens as part of the Company’s digital-asset treasury strategy. The facility is secured by a corporate guarantee from Coopers Financial Group and pledges over certain digital-asset holdings. The Maturity Date of the Loan is the Escrow Release Date, as defined in the Subscription Receipt Agreement. The value of the collateral shall equal the INJ amount equal to USD 1,500,000 valued consistent with valuation provisions in the executed term sheet dated September 1, 2025 between the Company and White Lion Capital, LLC.

ISDA Master Agreement and Credit Agreement

In connection with the Treasury Strategy, on September 30, 2025, the Company entered into an International Swaps and Derivatives Association 2002 ISDA Master Agreement (the “ISDA Master Agreement”) with FalconX Bravo, Inc. (“FalconX”) facilitating the Company to enter into derivative and/or hedging transactions (the “Transaction”) to manage the risk associated with its INJ Treasury Strategy. The derivative and hedging Transactions will be governed by the ISDA Master Agreement, including the related Schedule to the ISDA Master Agreement (“Schedule”). The structure of the Transactions may include swaps, caps, floors, collars, locks, forwards and options.

Certain events of default will apply to the Transactions under the ISDA Master Agreement and Schedule, including, but not limited to, failure to pay or deliver, breach of the agreement, credit support default, cross-defaults and misrepresentation.

Also, in connection with the ISDA Master Agreement, on September 30, 2025, the Company entered into a Credit Support Annex to the ISDA Master Agreement, which sets forth the terms and conditions upon which the Company will be required to deliver additional collateral to FalconX (and FalconX will be required to return collateral to the Company) depending upon the mark to market exposure under the ISDA Master Agreement and the value of the collateral.

Consulting Agreement with Meteora Strategic Capital, LLC

As previously disclosed, the Company issued the Meteora Warrant to the Consultant, pursuant to the Consulting Agreement, as compensation in connection with the closing of the Private Placement, equal to 4.0% of the total Common Shares outstanding on a pro forma basis after giving effect to the transactions contemplated by the Securities Purchase Agreement, exercisable into 1,039,346 Common Shares. The Meteora Warrant has a term of five (5) years, and will be exercisable for the purchase of up to 1,039,346 Common Shares of the Company at an exercise price payable in cash of $3.80 per share.

Changes to Contracts

The Company does not expect its business to be affected in the current financial year by renegotiation or termination of contracts or sub-contracts.

Regulatory Environment

Brokerage License Requirements

In order to operate its mortgage broker business, we must remain duly licensed as a mortgage broker to deal and trade in mortgages in accordance with the Mortgage Brokerages, Lenders and Administrators Act, 2006 (Ontario), as amended (the “MBLA Act”). We have had our mortgage brokerage license since November 2016 and it has been renewed each year without issue. We will be subject to similar legislation and license requirements in the other provinces in Canada where we intend to expand.

In accordance with the MBLA Act, individuals, including directors, officers, partners, directors and officers of corporate partners, employees or agents of a mortgage brokerage company, such as the Company, who are engaged in dealing mortgages or trading in mortgages on its behalf must obtain a mortgage broker or mortgage agent license. A mortgage broker or agent license authorizes an individual to work for only the mortgage brokerage company named under the license. An individual cannot be licensed to work for more than one mortgage brokerage company. The Superintendent of Financial Services will use the information obtained in a mortgage broker license application to determine whether an applicant meets the prescribed eligibility requirements and is suitable for a license. The applicant will be required to submit documents to support certain pieces of information about the business.

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●	Application Process. The application must be completed and submitted to certain regulatory authorities in the provinces and territories of Canada (each a “Regulatory Authority”), such as the Financial Services Regulatory Authority Ontario. The Regulatory Authority will send to the applicant an email acknowledgement upon receipt of the application. The Regulatory Authority will advise the applicant if the application is in order to proceed to the next step in the process. In the next step, the applicant will prepare and submit the application to license the mortgage brokerage’s principal broker and prepare and submit the online declarations for all the directors/officers/partners via The Regulatory Authority’s online licensing system. All directors and officers of the mortgage brokerage company applicant (“DOPs”) are required to provide confirmation of their suitability for licensing of the mortgage brokerage. A mortgage brokerage’s license can only be approved or issued when all the declarations from DOPs are received and reviewed by the Regulatory Authority. Once the brokerage’s license has been approved an email will be sent to the principal broker to indicate the brokerage’s license number. No paper license will be issued. At this point, the brokerage may prepare and submit applications to license its other brokers and agents via the online licensing system.

●	Fraud Prevention Measures. FSRA is required to maintain a public registry of licensed mortgage brokerages. Consistent with FSRA’s role in protecting the public interest FSRA collaborates with other organizations, including other regulators, fraud prevention organizations and law enforcement agencies.

●	Fees and Renewal. Fees are payable in respect of all applications for licenses, other than for the mortgage brokerage’s principal broker. The fees are based on a one-year cycle. The fee due is prorated based on when the application is submitted. To simplify the payment and reconciliation process, mortgage brokerages are also required to submit fees on behalf of their agents and brokers. These fees are paid electronically when the mortgage brokerage submits license applications for its brokers and agents through the online licensing system. Once licensed, every mortgage brokerage must pay a regulatory fee in respect of each new one-year cycle. This fee is due every year on March 31. The mortgage brokerage must also pay fees on behalf of each agent and broker, other than the principal broker, when renewing their broker or agent licenses for the same one-year cycle.

Insurance Regulation

Pineapple Insurance is subject to federal, as well as provincial and territorial, regulation in Canada in the provinces and territories in which they underwrite insurance/reinsurance. The Office of the Superintendent of Financial Institutions (“OSFI”) is the federal regulatory body that, under the Insurance Companies Act (Canada) (the Insurance Companies Act”), prudentially regulates federal Canadian and non-Canadian insurance and reinsurance companies operating in Canada. Pineapple Insurance is licensed to carry on insurance business by OSFI and in each province and territory.

Under the Insurance Companies Act, Pineapple Insurance is required to maintain an adequate amount of capital in Canada, calculated in accordance with a test promulgated by OSFI called the Minimum Capital Test. Under the Insurance Companies Act, approval of the Minister of Finance (Canada) is required in connection with certain acquisitions of shares of, or control of, Canadian insurance companies such as Pineapple Insurance, and notice to and/or approval of OSFI is required in connection with the payment of dividends by or redemption of shares by Canadian insurance companies such as Pineapple Insurance.

Other Regulations

In addition, the Company must comply with all federal, provincial and municipal laws that affect a Canadian business including employment, workers’ compensation, insurance, corporate, and tax laws and regulations.

Bankruptcy and Similar Procedures

The Company has not had any bankruptcy (whether voluntary or otherwise), receivership or other similar proceedings instituted by it or against it since its incorporation nor are any such proceedings being contemplated or threatened in the foreseeable future.

Material Restructuring Transactions

Pineapple has not completed any material restructuring transactions since incorporation.

Incorporation

The Company was incorporated under the Business Corporations Act (Ontario) on October 16, 2015 under the name “2487269 Ontario Limited” (doing business under the name of Capital Lending Centre). On June 16, 2021, the Company changed its name to “Pineapple Financial Inc.” and on February 14, 2023, the Company continued out of the jurisdiction of Ontario under the Business Corporations Act (Ontario) and into the federal jurisdiction of Canada under the Canada Business Corporations Act.

The Company’s head office is located at Unit 200, 111 Gordon Baker Road, North York, Ontario M2H 3R1 and its registered and records office is located at 67 Mowat Avenue Suite 122, Toronto, Ontario M6K 3E3.

Corporate Structure

The Company has two wholly owned subsidiaries: Pineapple Insurance Inc. (“Pineapple Insurance”) and Pineapple National Inc. (“Pineapple National”). Pineapple Insurance was incorporated under the Business Corporations Act (Ontario) on December 14, 2016, under the name “CLC Insurance Inc.” and on July 12, 2021, changed its name to “Pineapple Insurance Inc.”. Pineapple Insurance has a registered and records office located at Suite 200, 111 Gordon Baker Road, North York, Ontario M2H 3R1. Pineapple National Inc. was incorporated under the Canada Business Corporations Act on November 9, 2021, with a registered and records office located at 2600 – 1066 West Hastings Street, Vancouver, British Columbia V6E 3X1.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Name	Age	Position(s)	Date Appointed
Shubha Dasgupta	46	Chief Executive Officer and Director	October 16, 2015
Sarfraz Habib	55	Chief Financial Officer	April 10, 2023
Kendall Marin	50	President, COO, and Director	October 16, 2015
Drew Green	50	Chairman of the Board	May 6, 2019
Paul Baron	63	Director	August 19, 2016
Tasis Giannoukakis	63	Director	August 19, 2016

Shubha Dasgupta, Chief Executive Officer and Director

Since entering the mortgage industry in 2008, Shubha has been focused on positively disrupting the sector by leveraging technology and putting people at the heart of the business. Shubha’s unique vision and expertise have allowed him to build and grow the Company (formerly CLC Network), which now has over 500 brokers in its network. Under his leadership, the company has built a world-class proprietary data-driven Client Relationship Management (CRM) Platform, which is the first full-circle mortgage process for agents, offering a more personalized experience for clients. Shubha’s deep understanding of business and industry trends, coupled with the ability to drive best-in-class customer experience and profitability have enabled him to infuse vision and purpose in his professional endeavors throughout his career. An award-winning executive and seasoned industry expert, Shubha was recognized among the “2020 Mortgage Global 100” top executives who are inciting positive change and growth within the field. Since 2018, he has also been featured for four consecutive years in the annual Canadian Mortgage Professional’s Hot List which highlights the industry’s top leaders. In 2021, he was appointed President of the Canadian Mortgage Brokers Association (CMBA) Ontario Board of Directors, after serving a second year on the Board of Directors. An active member in the Toronto community, Shubha is a philanthropic leader for various non-profit organizations. Since 2010, he has been a devoted advocate in the fight against cancer. Prior to joining the mortgage industry, he headed a group of volunteers for the Canadian Cancer Society for eight years. In 2017, he also co-founded CMI Cancer Fighters, a group of Canadian mortgage industry professionals dedicated to the fight against cancer on which he currently chairs.

Mr. Dasgupta has been the Chief Executive Officer and a director of the Company since October 16, 2015 and before that was a Mortgage Broker at Bedrock Financial Group between August 2008 and October 2016.

Sarfraz Habib, Chief Financial Officer

Sarfraz Habib is a finance executive with over 25 years of expertise in finance and accounting. As the current CFO of Pineapple, Sarfraz oversees the company’s financial operations and strategy. He is an experienced professional in the finance and accounting arena, with a notable background working for several large publicly listed organizations. He has extensive knowledge of financial planning and analysis, budgeting, forecasting, and financial reporting. Sarfraz holds Chartered Accountant qualifications. Sarfraz’s experience includes serving as Controller and a board member of Keystroke Group Inc., where he streamlined the company’s accounting and finance processes and was twice awarded the Employee of the Year honors. In his current role at Pineapple, Sarfraz oversees all financial operations, including accounting, financial planning, and analysis.

Mr. Habib has been the Chief Financial Officer of the Company since April 10, 2023.

Kendall Marin, President, Chief Operating Officer and Director

Mr. Marin has been the President and Chief Operating Officer and a director of the Company since October 16, 2015. Before that, Kendall was a Mortgage Broker for InTrend Mortgage Inc. between January 2012 and October 2015 and prior to that was a franchise owner at Property Guys between May 2010 and January 2013.

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Kendall has been leading the growth of the company with regard to fine-tuning of business processes to ensure maximum productivity. His proven expertise, focus on excellence and dedication have enabled him to build and expand the Company’s network, as well as the company’s proprietary data-driven Client Relationship Management (CRM) platform.

Kendall has had a career both in the corporate world and as a seasoned entrepreneur. At the age of 16, he created his own entertainment and promotion company, which was highly successful in Toronto throughout the 2000s. Later on, when Kendall was ready to take on his next challenge, he joined Canada’s top telecom company Bell, where he became the youngest Associate Director. In 2012, he made his debut in the mortgage industry where he has applied his leadership, organizational and management skills to a new industry.

Since 2018, he has been featured for three consecutive years in the annual Canadian Mortgage Professional’s Hot List which recognizes the industry’s top leaders.

Drew Green, Chairman of the Board

Drew Green is President and Chief Executive Officer of INDOCHINO, growing the brand by over 600% between 2015- 2022, delivering nine figures in revenue in 2018, currently with 86 showrooms across North America and operations globally. Mr. Green has been recognized as Entrepreneur of the Year by Ernst & Young, US Retailer of the Year, Innovator of the Year, along with other awards during his career. At INDOCHINO, Mr. Green has established strategic capital from Madrona Venture Partners, Highland Consumer, Dayang Group, Mitsui & Co. (TSE: 8031) and Postmedia Network, (TSX: PNC.B) along with partnerships with the New York Yankees, Boston Red Sox, Nordstrom, and hundreds of National Basketball Association (NBA), Major League Baseball (MLB), National Football League (NFL), and National Hockey League (NHL) teams, athletes and celebrities.

In addition, Mr. Green is a Founder and Chairman of the Board of Directors of EMERGE Commerce Ltd. (TSXV: ECOM), a diversified, acquirer and operator of Direct to Consumer (DTC) e-commerce brands across North America. He also serves as Chairman of Real Luck Group Ltd. (TSXV: LUCK), a company that offers legal, real-money betting, live streams, and statistics on all major e-sports and sports on desktop and mobile devices and Chairman American Aires Inc. (CSE: WIFI) a Canadian-based nanotechnology company which has developed proprietary silicon-based microprocessors that reduce the harmful effects of electromagnetic radiation (EMR) along with being Chairman of Gravitas III (TSXV:TRIG.P). Through his family office DREWGREEN.CA INC., Mr. Green has become a mentor to dozens of Canadian entrepreneurs, becoming a founder, chairman, and/ or a shareholder in dozens of private and public companies that drive innovation and growth, including Riverdale Rentals, Pineapple Financial, Apollo Insurance, Parvis Invest (TSXV: PVIS), OR Collective, Yourika, Cloudrep AI and Between Co., a company founded by York University alumni.

Drew served as a Director at The Scarborough Hospital Foundation for many years, and has established the Drew Green Thunderbird Award at the University of British Columbia and The Drew Green Lions Award at York University, providing student-athletes at both institutions with scholarships. He currently is a director on York University’s Alumni Board, Canada’s fourth-largest university, with approximately 55,700 students, 7,000 faculty and staff, and over 325,000 alumni worldwide.

Paul Baron, Director

Paul is a veteran Real Estate Executive with over 30 years of experience working with both residential and commercial properties. In his first year as a Sales Representative for Family Trust Realty, he sold 37 homes, quickly demonstrating both his sales smarts and entrepreneurial drive. He has held various positions with increasing responsibility and is currently the owner of Century 21 Leading Edge Realty, a real estate brokerage with nine offices, six satellite offices, and over 800 agents and employees. He is currently serving as the Central Brokerage Director on the Toronto Real Estate Board’s (TREB) Board of Directors.

Mr. Baron has been a Director of the Company since August 19, 2016. Prior to his position with the Company, Mr. Baron was the President of Century 21 Leading Edge Reality Inc. since November 1994.

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Tasis Giannoukakis, Director

Tasis is an owner, broker, and manager of Century 21 Leading Edge Realty, a real estate brokerage with nine offices, six satellite offices, and over 800 agents and employees. In 2019, his team had more sales than any other Century 21 franchise in Canada and broke into the company’s worldwide top five. He has been with Century 21 Leading Edge Realty for over 20 years, and the firm continues its expansion through acquisitions of other firms to further solidify their position in the Canadian Real Estate market.

Mr. Giannoukakis has been a Director of the Company since August 19, 2016. Prior to such, he was a Broker/Owner of Century 21 Leading Edge Reality Inc. since August 2004.

Directorships

Some of the directors of the Company serve on the boards of directors of other reporting issuers (or the equivalent) in Canada or foreign jurisdictions. The following table lists the directors of the Company who serve on boards of directors of other reporting issuers (or the equivalent) and the identities of such reporting issuers (or the equivalent).

Name of Director	Reporting Issuers (or the Equivalent)
Drew Green	EMERGE Commerce Ltd. American Aires Inc. Parvis Invest Inc. Monaghan Capital Fund.

The Board has determined that these inter-locking directorships do not adversely impact the effectiveness of these directors on the Board or create any potential for conflicts of interest. However, certain of the Company’s directors are, or may become, directors, officers or shareholders of other companies with businesses which may conflict with the Company’s business.

Orientation and Continuing Education

The Company has not yet established a formal orientation or education procedure for newly incoming directors. Board members are encouraged to communicate with management and auditors, to keep themselves current with industry trends and developments, and to attend related industry seminars. Board members have full access to the Company’s records.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Director Assessment

The Board is responsible for ensuring that an appropriate system is in place to evaluate the effectiveness of the Board as a whole, the individual committees of the Board, and the individual members of the Board and such committees with a view of ensuring that they are fulfilling their respective responsibilities and duties. In connection with such evaluations, each director is required to provide his assessment of the effectiveness of the Board and each committee as well as the performance of the individual directors, annually. Such evaluations take into account the competencies and skills each director is expected to bring to his particular role on the Board or on a committee, as well as any other relevant factors.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

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Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Committees

Our Board directs the management of our business and affairs and conducts its business through meetings of the Board and its standing committees. As of the date hereof, the Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

The Company has formed an Audit Committee comprised of Paul Baron, Drew Green (Chair) and Tasis Giannoukakis. Our Board has affirmatively determined that each meets the definition of “independent director” under the listing rules of the NYSE American, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee can read and understand fundamental financial statements in accordance with the SEC and the NYSE American audit committee requirements. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Audit Committee provides assistance to the Board in fulfilling its obligations relating to the integrity of the internal financial controls and financial reporting of the Company. The external auditors of the Company report directly to the Audit Committee. The Audit Committee’s primary duties and responsibilities set forth in the Audit Committee’s charter include the following: (i) reviewing and reporting to the Board on the annual audited financial statements (including the auditor’s report thereon) and unaudited interim financial statements and any related management’s discussion and analysis, if any, and other financial disclosure related thereto that may be required to be reviewed by the Audit Committee pursuant to applicable legal and regulatory requirements; (ii) overseeing the audit function, including engaging in required discussions with the Company’s external auditor and reviewing a summary of the annual audit plan, overseeing the independence of the Company’s external auditor, overseeing the Company’s internal auditor, and pre-approving any non-audit services to the Company; (iii) reviewing with management and the Company’s external auditors the integrity of the internal controls over financial reporting and disclosure; (iv) reviewing management reports related to legal or compliance matters that may have a material impact on the Company and the effectiveness of the Company’s compliance policies; and (v) maintaining, reviewing and updating the Company’s whistleblowing procedures.

Relevant Education and Experience

Each proposed member of the Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)	an understanding of the accounting principles used by the Company to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

For a summary of the experience and education of the Audit Committee members see “Directors and Executive Officers”.

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Audit Committee Oversight

At no time since the commencement of the Company’s financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee mandate requires that the Audit Committee pre-approve any retainer of the auditor of the Company to perform any non-audit services to the Company that it deems advisable in accordance with applicable legal and regulatory requirements and policies and procedures of the Board. The Audit Committee is permitted to delegate pre-approval authority to one of its members; however, the decision of any member of the Audit Committee to whom such authority has been delegated must be presented to the full Audit Committee at its next scheduled meeting.

Compensation Committee

The Company has formed a Compensation Committee comprised of Drew Green, Paul Baron and Tasis Giannoukakis. Our Board has affirmatively determined that each satisfy the “independence” requirements defined under the applicable listing standards of the NYSE American, including the standards specific to members of a compensation committee and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Compensation Committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee is responsible for, among other things:

●	reviewing and approving to the Board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the Board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans

Nominating and Corporate Governance Committee

The Company has formed a Nominating and Corporate Governance Committee comprised of three directors, Drew Green, Paul Baron and Tasis Giannoukakis, that satisfy the “independence” requirements for independence under the NYSE American listing standards and SEC rules and regulations. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

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Code of Business Code and Ethics Conduct

Our Board has adopted a written Code of Ethics and Business Conduct which emphasizes the importance of matters relating to honest and ethical conduct, conflicts of interest, confidentiality of corporate information, protection and proper use of corporate assets and opportunities, compliance with applicable laws, rules and regulations and the reporting of any illegal or unethical behavior. A copy of the code posted on our website, gopineapple.com. In addition, we intend to post on our website all disclosures that are required by law or rules concerning any amendments to, or waivers from, any provision of the code.

Changes in Nominating Procedures

None.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to us, we believe that as of the date of this Report, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements.

Clawback Policy

Board adopted the Clawback Policy (the “Clawback Policy”), providing for the recovery of certain incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. A copy of the Clawback Policy has been filed herewith, as exhibit 97.1.

Insider Trading Policies

We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by directors, senior management, and employees. A copy of the Insider Trading Policy has been filed herewith, as exhibit 19.1.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets out the compensation paid or payable to the Named Executive Officers (“NEO”) of the Company during the last two fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Units($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shubha Dasgupta,	2025	171,936	-	16,429	32,858	-	-	10,316	224,615
Chief Executive Officer	2024	177,816	-	-	-	-	-	10,669	188,485
Kendall Marin,	2025	171,936	-	16,429	32,858	-	-	10,316	224,615
President and Chief Operating Officer	2024	177,816	-	-	-	-	-	10,669	188,485
Sarfraz Habib	2025	128,952	-	6,530	13,060	-	-	-	$149,842
Chief Financial Officer	2024	133,362	-	-	-	-	-	-	$133,362

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of the NEOs and directors as of the end of the fiscal year ended August 31, 2025.

	Option Awards			Restricted Stock Units
Name and Principal Position	Number of Securities. Underlying Unexercised Options (#) Exercisable	Weighted Average Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock	Market Value of Shares or Units of Stock As on August 31, 2025
Shubha Dasgupta,	6,333	$72.00	June 14, 2026
Chief Executive Officer and Director	20,000	$1.30	July 16, 2035	12,638	$50,805

Tasis Giannoukakis,	510	$72.00	June 14, 2026
Director	2,500	$1.30	July 16, 2035	2,523	$10,142

Drew Green,	5,107	$72.00	June 14, 2026	N/A	N/A
Chairman of the Board	10,000	$1.30	July 16, 2035	11,092	$44,590

Kendall Marin,	6,333	$72.00	June 14, 2026
President, Chief Operating Officer, and Director	20,000	$1.30	July 16, 2035	12,638	$50,805

Paul Baron,	510	$72.00	June 14, 2026
Director	2,500	$1.30	July 16, 2035	2,523	$10,142

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Compensation Governance

Overview

Following the Company’s initial public offering in November 2023, Pineapple Financial Inc. (the “Company”) became a reporting issuer under the Securities Exchange Act of 1934. The Company’s executive compensation program is designed to attract, retain, and motivate highly qualified executives and directors who can drive sustained value creation for shareholders. The program emphasizes pay-for-performance alignment, prudent governance, and competitiveness within the Canadian mortgage brokerage and financial-technology sectors.

Compensation Philosophy and Objectives

The principal objectives of the Company’s compensation strategy are to:

●	Align management’s interests with those of shareholders by linking long-term compensation to performance and value creation;
●	Reward superior individual and corporate performance through balanced short- and long-term incentives;
●	Provide competitive compensation opportunities relative to peer companies of comparable size and stage of development; and
●	Ensure affordability and fiscal discipline, considering the Company’s financial condition, growth trajectory, and market conditions.

Compensation Components

The significant elements of compensation for directors, executive officers, and Named Executive Officers (“NEOs”) include:

●	Base salary or management fees, reflecting scope of responsibility, experience, and individual performance;
●	Equity-based incentives, primarily restricted share units (“RSUs”) and stock options granted under the Company’s 2021 Stock Option Plan and 2022 Omnibus Equity Plan, to promote long-term alignment with shareholders; and
●	Performance-based cash bonuses, awarded at the discretion of the Board of Directors (the “Board”) based on achievement of strategic and financial objectives.

No element of compensation is determined according to a fixed formula; rather, the Board considers a range of qualitative and quantitative factors including overall corporate performance, market competitiveness, and the Company’s ability to sustain compensation levels responsibly.

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Determination and Oversight

The Board, upon recommendation from management, reviews executive compensation annually. Independent directors provide oversight of the process to ensure fairness, transparency, and alignment with shareholder interests. While no formal peer-group benchmarking study was performed for fiscal 2025, the Board considered market data from comparable Canadian mortgage and financial-services companies when determining appropriate compensation ranges.

Recent Developments

In September 2025, we established a Treasury Strategy as a component of our corporate treasury and strategic partnership program. The Treasury Strategy permits the Company, subject to internal policies, board oversight and applicable law, to hold a capped allocation of liquid digital assets to support research and development, ecosystem partnerships and potential future integrations with our mortgage technology stack. As of the date of this filing, the Treasury Strategy is managed separately from brokerage operations. The Treasury Strategy is subject to strict custody, risk, accounting and compliance policies, including segregation of assets, volatility limits, impairment monitoring and disclosure controls.

During fiscal 2025, the Company issued restricted share units and stock options to its directors, officers, and employees under the 2025 Equity Incentive Plan, representing a continuation of its long-term incentive program designed to attract and retain key talent. These grants were made in accordance with ASC 718, Compensation, Stock Compensation, and are expensed over the respective vesting periods.

No new long-term cash-based incentive plans or supplemental retirement arrangements were implemented during the year. The Company intends to periodically review its compensation framework as it matures as a public company and to consider the adoption of formal performance metrics and peer benchmarking guidelines.

Director Compensation

To date, we have not compensated our directors for their service to the Company, except that Drew Green receives monthly compensation of $7,887 and Nima Besharat received monthly compensation of $3,943 until his compensation terminated in February 2025.

External Management Companies

Other than as disclosed below under “Employment, Consulting and Management Agreements”, the Company has not entered into any agreement with any external management company that employs or retains one or more of the NEOs or directors and, other than as disclosed below, the Company has not entered into any understanding, arrangement or agreement with any external management company to provide executive management services to the Company, directly or indirectly, in respect of which any compensation was paid by the Company.

Stock Options and Other Compensation Securities

As of August 31, 2025, Pineapple Financial Inc. (the “Company”) had an aggregate of 73,701 stock options and 46,437 restricted share units (RSUs) issued during the fiscal year under the Company’s 2025 Equity Incentive Plan. These awards were granted to directors, executive officers, and employees as part of the Company’s long-term incentive program designed to align management performance with shareholder value creation and to retain key personnel.

The Company had 28,285 stock options outstanding as of August 31, 2024. After giving effect to current-year issuances and normal vesting, the total number of stock options outstanding as of August 31, 2025 was 101,986. The stock options are exercisable for an equivalent number of common shares of the Company in accordance with their respective vesting schedules and expiry provisions. The RSUs vest based on continued service or performance conditions as determined by the Board of Directors.

No stock options or RSUs were exercised by directors, executive officers, or Named Executive Officers during the fiscal year ended August 31, 2025, and no other equity-based compensation securities were granted outside of the 2025 Equity Incentive Plan.

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Stock Option Plan

On June 14, 2021 the Board approved our 2487269 Ontario Ltd. Stock Option Plan (the “Stock Option Plan”) and in year 2022, Omnibus Equity Incentive plan. As of the date, there are 169,969 options outstanding under the Stock Option Plan.

The purpose of the Stock Option Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified directors, officers, employees and consultants, to reward those individuals from time to time for their contributions toward the long-term goals of the Company and to enable and encourage those individuals to acquire Common Shares as long-term investments. The material features of the Stock Option Plan and Omnibus Equity Plan are reflected in the disclosure below.

Key Terms	Summary
Administration	The Stock Option Plan & Omnibus Equity Plan is administered by the Board, or such director or other senior officer of the Company as may be designated as administrator by the Board. The Board or such committee may make, amend and repeal at any time, and from time to time, such regulations not inconsistent with the Stock Option Plan.

Number of Common Shares	The maximum number of Common Shares issuable under the Stock Option Plan shall not exceed 10% of the number of Common Shares issued and outstanding as of each date on which the Board grants the Option (the “Award Date”) with certain limits on grants to Optionees (as defined in the Stock Option Plan and Omnibus Equity Plan), Optionees who are Insiders (as defined in the Stock Option Plan), Eligible Employees (as defined in the Stock Option Plan) and Optionees conducting Investor Relations Activities (as defined in the Stock Option Plan). The number of Common Shares underlying Options that have been cancelled, that have expired without being exercised in full, and that have been issued upon exercise of Options shall not reduce the number of Common Shares issuable under the Stock Option Plan and shall again be available for issuance thereunder.

Securities	Each Option entitles the holder thereof (an “Option Holder”) to purchase one Common Share at an exercise price determined by the Board.

Participation	Any director, senior officer, management company, employee or consultant of the Company (including any subsidiary of the Company), as the Board may determine.

Exercise Price	The exercise price of an option will be determined by the Board in its sole discretion, provided that the exercise price will not be less than the Discounted Market Price (as defined in the Stock Option Plan).

Exercise Period	The exercise period of an Option will be the period from and including the award date through to and including the expiry date that will be determined by the Board at the time of grant (the “Expiry Date”), provided that the Expiry Date of an Option will be no later than the fifth anniversary of the Award Date of the Option, provided that such date does not fall within a blackout period imposed by the Company, and any Options granted to any Optionee who is a Director, Eligible Employee, or other Optionee will expire within 12 months following the date that such Optionee ceases to be engaged in such role.

Cessation of Employment	Subject to certain limitations, in the event that an Option Holder ceases to be a director of the Company or ceases to be employed by the Company, other than by reason of death, the Expiry Date of the Option will be 90 days after the date of such termination, except as otherwise provided in any employment contract. Notwithstanding the foregoing or any employment contract, in no event shall such right be extended beyond the Option Period or one year from the date of termination.

In the event that an Option Holder should die while he or she is still director, senior officer, management company, employee or consultant of the Company, the Expiry Date will be 12 months from the date of death of the Option Holder.

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Acceleration Events	If a third party makes a bona fide formal offer to the Company or its shareholders which would constitute an acceleration event, the Board may (i) permit the Option Holders to exercise their Options, as to all or any of such Options that have not previously been exercised (regardless of any vesting restrictions), but in no event later than the Expiry Date of the Option, so that the Option Holders may participate in such transaction; and (ii) require the acceleration of the time for the exercise of the Options and of the time for the fulfilment of any conditions or restrictions on such exercise.

Notwithstanding any other provision of the Stock Option Plan or the terms of any Option, if at any time when Options remains unexercised and the Company completes any transaction which constitutes an acceleration event, all outstanding unvested Options will automatically vest.

Any proposed acceleration of vesting provisions is subject to the policies and necessary approvals of the TSXV, if applicable.

Limitations	The maximum number of Common Shares which may be issued, within any one-year period, to Insiders under the Stock Option Plan and Omnibus Equity Plan, together with any other share-based compensation arrangements of the Company, will be 10% each of the total number of Common Shares issued and outstanding. The total number of Options awarded to any one individual in any twelve-month period will not exceed 5% of the issued and outstanding Common Shares of the Company at the Award Date unless the Company has obtained disinterested shareholder approval..

The total number of Options awarded to any one consultant of the Company in any twelve-month period will not exceed 2% of the issued and outstanding Common Shares of the Company at the Award Date unless consent is obtained as set forth in the Stock Option Plan.

The total number of Options awarded to all persons retained by the Company to provide Investor Relations Activities will not exceed 2% of the issued and outstanding Common Shares of the Company, in any twelve-month period, calculated at the Award Date unless consent is obtained as set forth in the Stock Option Plan. Options granted to persons retained to provide Investor Relations Activities will vest in stages over not less than twelve months with no more than one quarter of the options vesting in any three-month period.

Amendments	The Board may from time to time, subject to applicable law and to the prior approval, if required, of the shareholders, relevant stock exchanges or any other regulatory body having authority over the Company or the Stock Option Plan and Omnibus Equity Plan, suspend, terminate or discontinue the Stock Option Plan at any time, or amend or revise the terms of the Stock Option Plan or of any Option granted under the Stock Option Plan and Omnibus Equity Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Stock Option Plan and Omnibus Equity Plan without the consent of that Optionee.

Employment, Consulting and Management Agreements

As of the date hereof, other than as described below, the Company does not have any contract, agreement, plan or arrangement that provides for payments to the named executive officers (the “NEOs”) at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in a director or NEO’s responsibilities.

On April 4, 2023, the Company entered into an executive employment agreement with Sarfraz Habib pursuant to which Mr. Habib agreed to serve as the Company’s Chief Financial Officer. In consideration of the services provided by Mr. Habib, the Company agreed to pay a base salary of $128,952 per annum.

We have also entered into an agreement with Drew Green for board fees, pursuant to which we pay a fee of $7,164 per month.

Pension Plan Benefits

The Company does not anticipate having any deferred compensation plan or pension plan that provides for payments or benefits at, following or in connection with retirement.

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PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our Common Shares for:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Shares,
●	each of our directors,
●	each of our named executive officers, and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any Common Shares over which the individual has sole or shared voting power or investment power as well as any Common Shares that the individual has the right to subscribe for within 60 days of December 12, 2025, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all Common Shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 1,345,941 Common Shares outstanding at as of December 12, 2025. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Pineapple Financial Inc., 67 Mowat Avenue, Suite 122, Toronto, Ontario M6K 3E3.

Beneficial Owner	Shares(1)	Percentage
Directors and Named Executive Officers
Shubha Dasgupta(2)	81,278	5.87%
Sarfraz Habib(3)	16,069	1.18%
Kendall Marin(4)	158,017	11.41%
Drew Green (5)	60,814	4.43%
Paul Baron (6)	8,739	0.65%
Tasis Giannoukakis (7)	10021	0.74%

All Directors and Officers as a group (6 persons)	131,278	22.67%

*	Represents beneficial ownership of less than 1%.
(1)	Based on 1,345,941 common shares outstanding.
(2)	Includes 6,333 options at an exercise price of $72.00. The securities beneficially owned by Shubha Dasgupta are directly held by 5032771 Ontario Inc., an entity controlled by Mr. Dasgupta. It also include 20,000 stock options at an exercise price of $1.30 and 12,638 Restricted Stock Units (RSUs) at his own name.
(3)	Includes 11,046 Stock Options at an exercise price of $1.30 and 5,023 Restricted Stock Units.
(4)	Includes 6,333 options at an exercise price of $72.00 and 20,000 stock options at an exercise price of $1.30 and 12,638 Restricted Stock Units (RSUs).
(4)	Includes 5,107 options at an exercise price of $72.00 60 and 10,000 stock options at an exercise price of $1.30 and 5,107 Restricted Stock Units (RSUs).e directly held by DREWGREEN.CA INC., an entity controlled by Mr. Green.
(5)	Includes 511 options at an exercise price of $72.00 and 2,500 stock options at an exercise price of $1.30 and 2,523 Restricted Stock Units (RSUs).
(6)	Includes 10,214 options at an exercise price of $3.60 and 2,500 stock options at an exercise price of $1.30 and 2,523 Restricted Stock Units (RSUs).

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SELLING STOCKHOLDERS

This prospectus covers the sale or other disposition by the Selling Stockholders of up to 25,682,046 Common Shares. Each Subscription Receipt issued in the Private Placement to the Purchasers is exchangeable for one Common Share. For additional information regarding the issuance of those Common Shares, see “The Offering” above. We are registering the Common Shares in order to permit the Selling Stockholders to offer the Common Shares for resale from time to time.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the Common Shares by the Selling Stockholders. The presentation below assumes that Escrow Release Conditions have been met and all Common Shares listed below are beneficially owned by the Selling Stockholders at the time that this Registration Statement becomes effective. The second and third column lists the number and percentage of Common Shares beneficially owned by the Selling Stockholders before the offering. The fourth column lists the Common Shares offered by this prospectus. The fifth and sixth column represents the number and percentage of Common Shares beneficially owned by the Selling Stockholders after the offering, assuming the sale of all offered shares.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of at least the maximum number of Common Shares issued pursuant to the Securities Purchase Agreement, and Consulting Agreement, as applicable. The Selling Stockholders may sell all, some or none of their Common Shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Common Shares Beneficially Owned Before Offering	Percentage of Common Shares Beneficially Owned Before Offering (%)	Common Shares Offered by this Prospectus	Number of Common Shares Owned After Offering	Percentage of Common Shares Beneficially Owned After Offering (%)
PolarMulti-Strategy Master Fund By its investment advisor, Polar Asset Management Partners Inc. (1)	-	-	131,578	-	-
Great Point Capital, LLC (2)	36,000	2.67%	52,631	36,000	-
Hexstone Capital LLC (3)	-	-	263,157	-	-
Lincoln Alternative Strategies LLC (4)	-	-	65,789	-	-
Rangeley Capital Partners II, LP (5)	-	-	15,263	-	-
Rangeley Capital Partners, LP (6)	-	-	11,052	-	-
Rangeley Capital Special Opportunities Fund L.P. (7)	-	-	26,315	-	-
White Lion Capital LLC (8)	-	-	394,736	-	-
Keith Fleischmann (9)	-	-	26,315	-	-
Heka Funds Sicav plc Elysium Alpha Bitcoin Fund Ltd (10)	-	-	657,895	-	-
Heka Funds Sicav plc Elysium Global Arbitrage Fund Ltd (11)	-	-	657,894	-	-
Merkle Tree Markets Ltd. (12)	-	-	789,473	-	-
Mank Capital, LLC (13)	-	-	65,789	-	-
Canary Digital Fund LP (14)	-	-	263,157	-	-
Solios, Inc. (15)	-	-	1,315,789	-	-
Payward, Inc. (16)	-	-	394,736	-	-
MNNC Capital Digital Asset Opportunities BTC Master Fund, LP (17)	-	-	394,736	-	-
MNNC Capital Digital Asset Opportunities Master Fund, LP (18)	-	-	657,894	-	-
Cadenza Blockchain Ventures Fund III, LP (19)	-	-	65,789	-	-
Innovating Capital GP, LLC (20)	-	-	592,105	-	-
Innovating Capital GP, LLC (21)	-	-	723,684	-	-
SEG Opportunity Fund, LLC (22)	-	-	250,000	-	-
Injective Foundation (23)	-	-	9,615,385	-	-
Vessel Capital Holdings Ltd. (24)	-	-	240,385	-	-
TH TC LLC (25)	-	-	4,687,500	-	-
MU Angel Fund, LLC (26)	-	-	2,283,653	-	-
Meteora Strategic Capital, LLC (27)	-	-	1,039,346	-	-

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(1)	Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc. has investment and dispositive power over the Common Shares held by PolarMulti-Strategy Master Fund and may be deemed to beneficially own such securities. Paul Sabourin disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 16 York Street, Suite 2900, Toronto, Ontario, M5J 0E6, Canada.

(2)	Dan Dimiero has investment and dispositive power over the Common Shares held by Great Point Capital, LLC and may be deemed to beneficially own such securities. Dan Dimiero disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 12301 Research Blvd. 4 - 270, Austin, TX 78759.

(3)	Brendan O’Neil has investment and dispositive power over the Common Shares held by Hexstone Capital LLC and may be deemed to beneficially own such securities. Brendan O’Neil disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 3053 Fillmore St., Suite 303 San Francisco, CA 94123.

(4)	Stephen Temes has investment and dispositive power over the Common Shares held by Lincoln Alternative Strategies LLC and may be deemed to beneficially own such securities. Stephen Temes disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 404 Washington Ave #650, Miami Beach, FL 33139.

(5)	Christopher DeMuth Jr has investment and dispositive power over the Common Shares held by Rangeley Capital Partners II, LP and may be deemed to beneficially own such securities. Christopher DeMuth Jr disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 3 Forest Street, New Canaan, CT 06840.

(6)	Christopher DeMuth Jr has investment and dispositive power over the Common Shares held by Rangeley Capital Partners, LP and may be deemed to beneficially own such securities. Christopher DeMuth J disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 3 Forest Street, New Canaan, CT 06840.

(7)	Christopher DeMuth Jr. has investment and dispositive power over the Common Shares held by Rangeley Capital Special Opportunities Fund L.P. and may be deemed to beneficially own such securities. Christopher DeMuth Jr. disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 3 Forest Street, New Canaan, CT 06840.

(8)	Nathan Yee, Sam Yaffa, Yash Thukral, and Dmitriy Sloboskiy have investment and dispositive power over the Common Shares held by White Lion Capital LLC and may be deemed to beneficially own such securities. Nathan Yee, Sam Yaffa, Yash Thukral, and Dmitriy Sloboskiy disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 21031Ventura Blvd suite #920 Woodland Hills, California 91364.

(9)	Keith Fleischmann has investment and dispositive power over the Common Shares held by Keith Fleischmann] and may be deemed to beneficially own such securities. Keith Fleischmann disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 6240 West 3rd Street, #421, CA 90036 .

(10)	Fabio Frontini has investment and dispositive power over the Common Shares held by Heka Funds Sicav plc Elysium Alpha Bitcoin Fund Ltd and may be deemed to beneficially own such securities. Fabio Frontini disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 475 Triq il-Kbira, San Guzepp, Santa Venera SVR 1011 Malta.

(11)	Fabio Frontini has investment and dispositive power over the Common Shares held by Heka Funds Sicav plc Elysium Global Arbitrage Fund Ltd and may be deemed to beneficially own such securities. Fabio Frontini disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 475 Triq il-Kbira, San Guzepp, Santa Venera SVR 1011 Malta.

(12)	Simon Peter Smith, Chief Executive Officer of Blockchain.com Group Holdings, Inc. has investment and dispositive power over the Common Shares held by Merkle Tree Markets Ltd. and may be deemed to beneficially own such securities. Simon Peter Smith disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands..

(13)	Jess Mogul has investment and dispositive power over the Common Shares held by Mank Capital, LLC and may be deemed to beneficially own such securities. Jess Mogul disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 347 W 87 Street Apt 2R NY 10024.

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(14)	Steven McClurg has investment and dispositive power over the Common Shares held by Canary Digital Fund LPand may be deemed to beneficially own such securities. Steven McClurg disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 8 Cadillac Drive, suite 300, Brentwood, TN 37027.

(15)	Robert Rutherford, Chief Operating Officer of Solios, Inc. has investment and dispositive power over the Common Shares held by Solios, Inc. and may be deemed to beneficially own such securities. Robert Rutherford disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 1850 Gateway Drive, 6th floor, San Mateo, California 94404.

(16)	Payward, Inc. has investment and dispositive power over the Common Shares held by Payward, Inc. and may be deemed to beneficially own such securities. Payward, Inc. disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 1603 Capitol Ave, Suite 517B, Cheyenne, WY 82001.

(17)	Shiliang Tang has investment and dispositive power over the Common Shares held by MNNC Capital Digital Asset Opportunities BTC Master Fund, LP and may be deemed to beneficially own such securities. Shiliang Tang disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 525 Washington Blvd Third Floor Jersey City, NJ 07310].

(18)	Shiliang Tang has investment and dispositive power over the Common Shares held by MNNC Capital Digital Asset Opportunities Master Fund, LP. and may be deemed to beneficially own such securities. Shiliang Tang disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 525 Washington Blvd Third Floor Jersey City, NJ 07310.

(19)	Max Shapiro has investment and dispositive power over the Common Shares held by Cadenza Blockchain Ventures Fund III, LP. and may be deemed to beneficially own such securities. Max Shapiro disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 777 3rd Ave Ste 2101 New York, NY 10017.

(20)	Anthony Georgiade has investment and dispositive power over the Common Shares held by Innovating Capital GP, LLC and may be deemed to beneficially own such securities. Anthony Georgiades disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 20 West 22nd Street, suite 1601, New York 10011.

(21)	Anthony Georgiade has investment and dispositive power over the Common Shares held by Innovating Capital GP, LLC and may be deemed to beneficially own such securities. Anthony Georgiades disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 20 West 22nd Street, suite 1601, New York 10011.

(22)	Joseph Reda (Manager), Gregory Castaldo (Member), and Jonathan Schechter (Member) have investment and dispositive power over the Common Shares held by SEG Opportunity Fund, LLC and may be deemed to beneficially own such securities. Joseph Reda, Gregory Castaldo, and Jonathan Schechter disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 135 Sycamore Drive Rosyln, NY 11576.

(23)	Glenn Kennedy has investment and dispositive power over the Common Shares held by Injective Foundation and may be deemed to beneficially own such securities. Glenn Kennedy disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is PO Box 144, 3119, 9 Forum Lane, Camana Bay, George Town, Grand Cayman KY1-9006, Cayman Islands.

(24)	Eric Chen and Mirza Uddin have investment and dispositive power over the Common Shares held by Vessel Capital Holdings Ltd. and may be deemed to beneficially own such securities. Eric Chen and Mirza Uddin disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

(25)	Eric Chen has investment and dispositive power over the Common Shares held by TH TC LLC and may be deemed to beneficially own such securities. Eric Chen disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 2140 South DuPont Highway, Camden, DE 19934.

(26)	Mirza Uddin has investment and dispositive power over the Common Shares held by MU Angel Fund, LLC and may be deemed to beneficially own such securities. Mirza Uddin disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 2140 South DuPont Highway, Camden, DE 19934.

(27)	Vikas Mittal, as Managing Member of Meteora Capital, LLC, may be deemed to have investment and dispositive power over the Common Shares held by Meteora Strategic Capital, LLC and may be deemed to beneficially own such securities. Mr. Mittal disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of record is 1200 N. Federal Highway Ste. 200 Boca Raton, FL 33432.

80

PLAN OF DISTRIBUTION

The selling stockholders, which term as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common shares or interests in shares of common shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common shares or interests in shares of common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common shares, from time to time, under this prospectus, or under an amendment to this prospectus filed under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the common shares owned by them in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

81

The aggregate proceeds to the selling stockholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profits they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use our best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

82

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of an unlimited number of Common Shares. As of the date of this Prospectus, there are 1,345,941 Common Shares issued and outstanding, which number excludes:

●	158,734 warrants issued under S1 dated May 05, 2025;
●	4,229 Common Shares issuable upon the exercise of outstanding warrants, excluding the Meteora Warrant;
●	100,219 Common Shares issuable upon the exercise of outstanding Options; and
●	46,437 Common Shares issuable pursuant to outstanding Restricted Stock Units (RSU)

Common Shares

Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the Shareholders, and each Common Share confers the right to one vote, provided that the shareholder is a holder on the applicable record date declared by the Board. The holders of Common Shares, subject to the prior rights, if any, of any other class of shares of the Company, are entitled to receive such dividends in any financial year as the Board may determine. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Company, the remaining property and assets of the Company. The Common Shares are not subject to call or assessment rights, redemption rights, rights regarding purchase for cancellation or surrender, or any pre-emptive or conversion rights.

Warrants

As of the date of this prospectus, and excluding the Meteora Warrant, a total of 162,963 warrants were issued and outstanding of which 4,229 were issued to compensate brokers for fiscal advisory services. The warrants are each exercisable into one Common Share at a weighted average exercise price of $5.364. The warrants are exercisable until the date that is the earlier of (i) five years from the effective date of the registration statement registering the Meteora Warrant Shares and (ii) the date that is 24 months from the date of a Liquidity Event..

Promissory Note

As of the date of this prospectus, a total of $Nil convertible promissory note were issued and outstanding.

Listing

Our Common Shares are listed on the NYSE American under the symbol “PAPL”.

Transfer Agent and Registrar

The registrar and transfer agent for the Common Shares is Endeavor Trust Corporation and its principal office is 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

83

LEGAL MATTERS

The validity of the Common Shares covered by this prospectus will be passed upon for us by MLT Aikins LLP.

EXPERTS

The consolidated financial statements as of August 31, 2025 and 2024 and for the years then ended, incorporated by reference herein have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm (which report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), appearing in our annual report on Form 10-K for the year ended August 31, 2025, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www. gopineapple.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

84

PINEAPPLE FINANCIAL INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Pineapple Financial Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Pineapple Financial Inc. (the Company) as of August 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative cash flows from operating activities which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants Licensed Public Accountants

We have served as the Company’s auditor since 2020.

Mississauga, Canada
December 2, 2025

F-2

Pineapple Financial Inc.

Consolidated Balance Sheets

As at August 31, 2025 and 2024

(Expressed in US Dollars)

As at:		August 31, 2025	August 31, 2024
		$	$
Assets
Current assets
Cash		2,117,371	580,356
Trade and other receivables	Note 14	92,223	155,224
Prepaid expenses and deposits		110,001	157,911
		2,319,595	893,491

Investment	Note 4	9,733	10,042
Right-of-use asset - net	Note 10	530,163	828,674
Property and equipment - net	Note 5	61,957	152,610
Intangible assets - net	Note 6	2,495,773	2,211,775
		5,417,221	4,096,592

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities		2,125,160	1,125,477
Deferred revenue	Note 13	108,552	111,921
Loan from directors	Note 17	629,120	-
Current portion of lease liability	Note 10	138,859	161,508
		3,001,691	1,398,906

Deferred government incentive	Note 13	314,998	491,251
Lease liability	Note 10	561,100	815,599
Warrant liability	Note 8	632,753	41,520
		4,510,542	2,747,276

Shareholders’ Equity
Common shares (*), no par value; unlimited authorized; 1,340,941 issued and outstanding shares as of August 31, 2025 and 421,342 as at August 31, 2024.	Note 7	11,621,468	8,559,856
Common shares to be issued		88,136	-
Additional paid-in capital	Note 8,9	3,102,814	2,955,944
Accumulated other comprehensive loss		(509,300)	(408,510)
Accumulated deficit		(13,396,439)	(9,757,974)
		906,679	1,349,316
		5,417,221	4,096,592

Description of business (note 1)

Going concern (note 1)

Contingencies and commitments (note 15)

Subsequent events (note 21)

(*)	On July 16, 2025, the Company effected a 1-for-20 reverse stock split of its issued and outstanding common shares. All share and per-share information in the consolidated financial statements and accompanying notes has been retroactively adjusted to reflect the reverse split. The reverse stock split did not affect the Company’s total shareholders’ equity.

Approved on behalf of Board of Directors

“Shuba Dasgupta”	“Drew Green”

The accompanying notes are an integral part of these consolidated financial statements

F-3

Pineapple Financial Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

For the year ended		August 31, 2025	August 31, 2024
		$	$
Revenue	Note 16	2,986,823	2,688,987

Expenses
Selling, general and administrative	Note 11	2,253,944	2,382,225
Advertising and marketing		669,482	860,047
Salaries, wages and benefits		1,645,024	2,436,783
Interest expense and bank charges		336,115	93,472
Depreciation and amortization	Note 5,6,10	862,104	838,843
Share-based compensation	Note 9	235,006	-
Government incentive	Note 13	(70,555)	(97,646)
Loss on derecognition of right of use of asset		3,596	-
Total expenses		5,934,716	6,513,724

Loss from operations		(2,947,893)	(3,824,737)
(Loss) on extinguishment of liability	Note 18	-	(156,339)
Foreign exchange gain (loss)		10,133	(38,836)
Gain on change in fair value of warrant liability	Note 8	(608,537)	63,769
Gain on change in fair value of conversion feature liability	Note 18	-	76,543
Financing cost – warrant issuance	Note 8	(164,280)	-
Accretion expense	Note 18	-	(223,059)
Other income	Note 20	72,112	-
Net loss		(3,638,465)	(4,102,659)

Foreign currency translation adjustment		100,790	9,217

Net loss and comprehensive loss		(3,537,675)	(4,093,442)

Net loss per share - basic and diluted		(5.31)	(11.46)

Weighted average number of common shares (*) outstanding - basic and diluted (numbers)		665,820	357,297

(*)	On July 16, 2025, the Company effected a 20-for-1 reverse stock split of its issued and outstanding common shares. All share and per-share information presented in the consolidated financial statements, including weighted-average shares outstanding, EPS, and disclosures related to stock options, RSUs, and warrants, have been retroactively adjusted to reflect the reverse stock split for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements

F-4

Pineapple Financial Inc.

Consolidated Statements of Shareholders’ Equity

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

			Additional	Accumulated
	Common	Common	Paid in	other	Accumulated	Total
	Shares	shares to	Capital	comprehensive	(deficit)	shareholders’
	(note 7)	be issued	(note 8 and 9)	loss	earnings	equity
	$	$	$	$	$	$
Balance, August 31, 2023	4,903,031	-	2,955,944	(417,727)	(5,655,315)	1,785,933
Shares issued on Initial Public offering on November 3, 2023	2,751,937	-	-	-	-	2,751,937
Shares issued against convertible note	465,680	-	-	-	-	465,680
Shares issued against equity purchase agreement	487,491	-	-	-	-	487,491
Warrants issued related to Initial Public Offering	(48,283)	-	-	-	-	(48,283)
Foreign exchange translation	-	-	-	9,217	-	9,217
Net loss	-	-	-	-	(4,102,659)	(4,102,659)
Balance, August 31, 2024	8,559,856	-	2,955,944	(408,510)	(9,757,974)	1,349,316

Shares issued on follow up public offering	1,847,477	-	-	-	-	1,847,477
Shares issued against warrants exercise	1,701,398	-	-	-	-	1,701,398
Shares against Directors and Employees Stock options and restricted share units		88,136	146,870	-	-	235,006
Shares issue cost	(487,263)			-	-	(487,263)
Foreign exchange translation	-		-	(100,790)	-	(100,790)
Net loss	-		-	-	(3,638,465)	(3,638,465)
Balance, August 31, 2025	11,621,468	88,136	3,102,814	(509,300)	(13,396,439)	906,679

The accompanying notes are an integral part of these consolidated financial statements

F-5

Pineapple Financial Inc.

Consolidated Statements of Cash Flow

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

For the year ended:		August 31, 2025	August 31, 2024
		$	$
Cash provided by (used for) the following activities

Operating activities
Net loss for the year		(3,638,465)	(4,102,659)
Adjustments for the following non-cash items:
Depreciation of property and equipment	Note 5	82,113	87,803
Amortization of intangible assets	Note 6	592,942	616,532
Depreciation on right of use asset	Note 10	187,048	134,508
Bad debts written off		48,524	7,545
Interest expense on lease liability	Note 10	51,431	62,604
Share-based compensation	Note 9	235,006	-
Loss on derecognition of right of use of asset		3,596	-
Change in fair value of warrant liability		608,537	63,769
Accretion expense		-	223,059
Loss on extinguishment of liability		-	156,339
Gain (loss) on change in fair value of the conversion feature liability		-	(76,543)
Derecognition of right of use of assets		-
Unrealized foreign exchange gain (loss)		-	38,836
Net changes in non-cash working capital balances:
Trade and other receivables		14,477	596,219
Prepaid expenses and deposits		47,910	60,239
Accounts payable and accrued liabilities		999,683	519,943
Deferred government incentive		(176,253)	(208,376)
Deferred revenue		(3,369)	111,921
		(946,820)	(1,708,261)

Financing activities
Share capital issuance	Note 7	1,847,477	2,751,937
Loan from directors	Note 17	629,120	-
Exercise of share warrants	Note 7	1,008,798	-
Warrant liability allocation on share capital issuance	Note 8	659,190	-
Share issue cost		(487,313)	-
Proceed from conversion note	Note 18	-	300,000
Proceed from equity purchase agreement		-	487,491
Proceed from scientific research and development loan		-	87,369
Repayment of scientific research and development loan	Note 13	-	(517,467)
Repayment of lease obligations	Note 10	(206,185)	(196,703)
		3,451,087	2,912,627

Investing activities
Additions to intangible assets	Note 6	(944,187)	(1,112,399)
Additions to property and equipment	Note 5	-	(4,991)
		(944,187)	(1,117,390)

Net change in cash		1,560,080	86,976
Effect of changes in foreign exchange rates		(23,065)	(226,985)
Cash, beginning of year		580,356	720,365
Cash, end of year		2,117,371	580,356

Supplementary cash flow information:
Interest paid		218,512	35,281
Income taxes paid		-	-

The accompanying notes are an integral part of these consolidated financial statements

F-6

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

1. Description of business

Pineapple Financial Incorporation, (“the Company”) was incorporated in 2006, under the Ontario Business Corporations Act. Later the company was registered under Canadian Business Corp. The Company’s head office is located at 200-111 Gordon Baker Road, Toronto, Ontario, M2H 3R1 Canada and its securities are publicly listed on the New York Stock Exchange American (NYSEAmerican) under ticker “PAPL”.

Impact from the global inflationary pressures leading to higher interest rates

During fiscal 2024, global inflationary pressures resulted in central banks, including the Bank of Canada, increasing benchmark interest rates to mitigate inflation. The resulting higher borrowing costs led to a slowdown in real-estate activity, reduced pricing pressures, and lower transaction volumes across the housing market.

In fiscal 2025, the Bank of Canada began to gradually reduce interest rates as inflationary trends moderated and economic conditions softened. While these decreases are expected to improve housing affordability and support market recovery over time, the full impact on the real-estate sector and related businesses remains uncertain as of August 31, 2025.

Going Concern

The Company continues to incur significant operating losses and negative operating cash flows, a trend expected to persist in the near term. For the year ended August 31, 2025, the Company incurred a net loss of $3,638,465 (2024 - $4,102,659) and reported negative cash flows from operating activities of $946,820 (2024 - $1,708,261). As at August 31, 2025, the Company had an accumulated deficit of $13,396,439 (2024 – $9,757,974) and a working capital deficit of $682,096 (2024 - $505,415), indicating that current assets are not sufficient to discharge existing liabilities as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s ability to sustain operations depends on realizing assets and managing obligations as they come due, as well as securing additional financial resources. Subsequent to year-end, the Company entered into the Injective Digital Asset Treasury Initiative, pursuant to which the Company expects to receive approximately $2.1 million upon the timely filing of its Form S-1. In addition, the Company completed an investment of $11.4 million in Injective tokens, which management anticipates may generate future economic benefits through potential fair-value appreciation.

Management’s plans to address these conditions include:

1.	securing the proceeds expected under the Injective initiative,
2.	pursuing additional capital and financing arrangements, and
3.	implementing further cost-containment and working capital measures.

These plans are discussed further in Note 21, Subsequent Events. There is no assurance that these initiatives will be achieved as planned. Accordingly, substantial doubt remains regarding the Company’s ability to continue as a going concern.

2. Significant accounting policies

Statement of compliance

These consolidated financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The consolidated financial statements were authorized for issue by the Board of Directors on November ___, 2025.

Basis of preparation, functional and presentation currency

The consolidated financial statements have been prepared in accordance with US GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business on the historical cost basis except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for assets. All financial information is in US Dollars (“USD”) as the Company’s presentation currency and transactions are conducted in the functional currency of Canadian dollars (“CAD”).

Adjustment for Reverse Stock Split

In July 2023, the Board of Directors approved a 1-for-3.9 reverse stock split (the “2023 Reverse Split”), which became effective on July 14, 2023.

On July 16, 2025, the Company effected a 1-for-20 reverse stock split of its issued and outstanding common shares. The reverse split did not affect the total shareholders’ equity of the Company or the par value of the common shares. All share, option, warrant and restricted share unit (“RSU”) amounts, as well as all per-share information presented in these consolidated financial statements, have been retroactively adjusted to reflect the reverse stock split for all periods presented.

Operating segments

The Company determines its reporting units in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280, Segment Reporting. The Company evaluates a reporting unit by first identifying its operating segments under ASC 280. The Company operates as one operating segment which is reported in a manner consistent with the internal reporting provided to the chief operating decision-makers. The chief operating decision-makers are responsible for the allocation of resources and assessing the performance of the operating segment and have been identified as the CEO and CFO of the Company.

F-7

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Basis of consolidation

The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiary, Pineapple Insurance Inc and Pineapple National Inc. All transactions with the subsidiaries and any intercompany balances, gains or losses have been eliminated upon consolidation. The subsidiaries have a USD presentation currency, and the functional currency is in CAD, and accounting policies have been applied consistently to the subsidiaries.

ASC 842 Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, less any lease incentives received.

The right-of-use assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset can be periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate.

The Company recognized a lease liability and right-of-use asset for most leases and applied ASC 842. The lease liability was measured at the present value of the remaining lease payments, discounted using the Company’s estimated incremental borrowing rate at the date of initial application. Right-of-use assets were measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognized in the consolidated statement of financial position immediately before the date of initial application.

Financial instruments

The following table shows the classification categories under US GAAP ASC 825 for each class of the Company’s financial assets and financial liabilities.

Asset / liability:	Classification:

Cash	FVTPL
Trade and other receivables	Amortized cost
Investments	FVTPL
Accounts payable and accrued liabilities	Amortized cost
Loan	Amortized cost
Warrant liability	FVTPL

Financial assets

Recognition and initial measurement

The Company recognizes financial assets when it becomes party to the contractual provisions of the instrument. Financial assets are measured initially at their fair value plus, in the case of financial assets not subsequently measured at fair value through profit or loss, transaction costs that are directly attributable to their acquisition. Transaction costs attributable to the acquisition of financial assets subsequently measured at fair value through profit or loss are expensed in profit or loss when incurred.

F-8

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Classification and subsequent measurement

On initial recognition, financial assets are classified and subsequently measured at amortized cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”). The Company determines the classification of its financial assets, together with any embedded derivatives, based on the business model for managing the financial assets and their contractual cash flow characteristics.

Financial assets are classified as follows:

●	Amortized cost - Assets that are held for collection of contractual cash flows where those cash flows are solely payments of principal and interest are measured at amortized cost. Interest revenue is calculated using the effective interest method and gains or losses arising from impairment, foreign exchange and derecognition are recognized in profit or loss. Financial assets measured at amortized cost are comprised of trade and other receivables.

●	Fair value through other comprehensive income - Assets that are held for collection of contractual cash flows and for selling the financial assets, and for which the contractual cash flows are solely payments of principal and interest, are measured at fair value through other comprehensive income. Interest income calculated using the effective interest method and gains or losses arising from impairment and foreign exchange are recognized in profit or loss. All other changes in the carrying amount of the financial assets are recognized in other comprehensive income. Upon derecognition, the cumulative gain or loss previously recognized in other comprehensive income is reclassified to profit or loss. The Company does not hold any financial assets measured at fair value through other comprehensive income.

●	Mandatorily at fair value through profit or loss - Assets that do not meet the criteria to be measured at amortized cost, or fair value through other comprehensive income, are measured at fair value through profit or loss. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. Financial assets mandatorily measured at fair value through profit or loss are comprised of cash and investments.

●	Designated at fair value through profit or loss – On initial recognition, the Company may irrevocably designate a financial asset to be measured at fair value through profit or loss in order to eliminate or significantly reduce an accounting mismatch that would otherwise arise from measuring assets or liabilities, or recognizing the gains and losses on them, on different bases. All interest income and changes in the financial assets’ carrying amount are recognized in profit or loss. The Company does not hold any financial assets designated to be measured at fair value through profit or loss.

Contractual cash flow assessment

The cash flows of financial assets are assessed as to whether they are solely payments of principal and interest on the basis of their contractual terms. For this purpose, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money, the credit risk associated with the principal amount outstanding, and other basic lending risks and costs. In performing this assessment, the Company considers factors that would alter the timing and amount of cash flows such as prepayment and extension features, terms that might limit the Company’s claim to cash flows, and any features that modify consideration for the time value of money.

F-9

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Financial instruments (continued from previous page)

Impairment

The Company recognizes a loss allowance for the expected credit losses associated with its financial assets, other than financial assets measured at fair value through profit or loss. Expected credit losses are measured to reflect a probability-weighted amount, the time value of money, and reasonable and supportable information regarding past events, current conditions, and forecasts of future economic conditions.

The Company applies the simplified approach for trade receivables. Using the simplified approach, the Company records a loss allowance equal to the expected credit losses resulting from all possible default events over the assets’ contractual lifetime.

The Company assesses whether a financial asset is credit-impaired at the reporting date. Regular indicators that a financial instrument is credit-impaired include significant financial difficulties as evidenced through borrowing patterns or observed balances in other accounts and breaches of borrowing contracts such as default events or breaches of borrowing covenants. For financial assets assessed as credit- impaired at the reporting date, the Company continues to recognize a loss allowance equal to lifetime expected credit losses.

For financial assets measured at amortized cost, loss allowances for expected credit losses are presented in the statements of financial position as a deduction from the gross carrying amount of the financial asset.

Financial assets are written off when the Company has no reasonable expectations of recovering all or any portion thereof.

Derecognition of financial assets

The Company derecognizes a financial asset when its contractual rights to the cash flows from the financial asset expire.

Financial liabilities

Recognition and initial measurement

The Company recognizes a financial liability when it becomes party to the contractual provisions of the instrument. At initial recognition, the Company measures financial liabilities at their fair value plus transaction costs that are directly attributable to their issuance, except for financial liabilities subsequently measured at fair value through profit or loss for which transaction costs are immediately recorded in profit or loss.

Where an instrument contains both a liability and equity component, these components are recognized separately based on the substance of the instrument, with the liability component measured initially at fair value and the equity component assigned the residual amount.

Classification and subsequent measurement

Subsequent to initial recognition, all financial liabilities are measured at amortized cost using the effective interest rate method. Interest, gains and losses relating to a financial liability are recognized in profit or loss.

Derecognition of financial liabilities

The Company derecognizes a financial liability only when its contractual obligations are discharged, cancelled or expire.

F-10

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Financial instruments (continued from previous page)

Fair value

Assets and liabilities carried at fair value must be classified using a three-level hierarchy that reflects the significance and transparency of the inputs used in making the fair value measurements.

Level 1	inputs are unadjusted quoted prices of identical instruments in active markets;
Level 2	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly; and
Level 3	inputs that are not based on observable market data (unobservable data).

Determination of fair value and the resulting hierarchy requires the use of observable market data whenever available. The classification of a financial instrument in the hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. Cash is recorded at fair value using level 1 inputs and investments are recorded at fair value using level 3 inputs and warrant liability is measured using level 2 inputs. During the year, there were no transfers between the levels of fair value.

Income taxes

Income tax expense includes U.S. and international income taxes, and interest and penalties on uncertain tax positions. Certain income and expenses are not reported in tax returns and financial statements in the same year. The tax effect of such temporary differences is reported as deferred income taxes. Deferred tax assets are reported net of a valuation allowance when it is more likely than not that a tax benefit will not be realized. All deferred income taxes are classified as long-term in our consolidated balance sheets.

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

Share Capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from shareholders’ equity.

F-11

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Earnings per share

The Company computes basic and diluted earnings per share (“EPS”) in accordance with ASC 260, Earnings per Share.

Basic EPS is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the reporting period.

Diluted EPS is calculated by adjusting both the numerator and the denominator of the basic EPS calculation for the effects of all potential common shares that are dilutive. Potential common shares include stock options, warrants, and restricted share units (RSUs). These instruments are considered dilutive only when their assumed conversion or exercise would decrease earnings per share or increase loss per share from continuing operations.

For the years presented, potential common shares were anti-dilutive due to net losses and therefore were excluded from the diluted EPS calculation. Accordingly, basic and diluted loss per share are the same for all periods.

All share and per-share information has been retroactively adjusted to reflect the Company’s 20-for-1 reverse stock split, which was approved by the Board of Directors and implemented in July 16th, 2025. The reverse stock split did not affect the total shareholders’ equity or par value of the common shares.

Share-based payment arrangements

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. Details regarding the determination of the fair value of equity-settled share-based transactions are set out in Note 9.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the Company’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity. At the end of each reporting period, the Company revises its estimate of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the additional paid-in capital.

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Property and equipment

Property and equipment are recorded at cost, net of accumulated depreciation and accumulated impairment losses, if any. Cost includes all expenditures incurred to bring the assets to the location and condition necessary for them to be operated in the manner intended by management.

Depreciation is calculated using the following terms and methods:

Equipment	5 years	Straight Line
Furniture	5 years	Straight Line
IT Equipment	3 years	Straight Line
Leasehold Improvement	5 years	Straight Line
Laptops	3 years	Straight Line

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in profit or loss in the year the asset is derecognized.

F-12

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

Development costs for internally-generated intangible assets are capitalized when all of the following conditions are met:

●	The costs attributable to the asset can be measured reliably.
●	It is probable that the intangible asset will generate future economic benefits.
●	The Company can demonstrate the control and ability to use the intangible asset.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditures incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditures are charged to the consolidated statement of operations and comprehensive loss in the period in which the expense is incurred.

Intangible assets with finite lives are amortized over the estimated useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the consolidated statements of operations and comprehensive loss and in the expense category that is consistent with the function of the intangible assets.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash-generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

An intangible asset is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of operations and comprehensive loss.

Cost includes all expenditures incurred to bring the assets to the location and condition necessary for them to be operated in the manner intended by management.

Amortization is calculated using the following terms and methods:

Software	7 years	Straight Line

Revenue recognition

The Company generates its revenue by charging commissions on mortgages that are applied for through the automation and digitalization process that the Company has in place.

F-13

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Revenue recognition (continued)

The Company has adopted ASC 606 (Revenue from Contracts with Customers). The standard provides a single comprehensive model for revenue recognition. The core principle of the standard is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard introduced a new contract-based revenue recognition model with a measurement approach that is based on an allocation of the transaction price. It establishes a five-step model to account for revenue arising from contracts with customers. Under ASC 606, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring good or services to a customer. The standard requires entities to exercise Judgment, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with customers. The standard also specifies the accounting for incremental costs of obtaining a contract and the costs directly related to fulfilling a contract.

Revenue is recognized at an amount that reflects the consideration to which the Company is expected to be entitled in exchange for transferring goods or services to a customer.

Rendering of services – The Company hosts an online website, that brokers and agents can utilize to close out deals.

The Company’s subsidiary, Pineapple Insurance Inc., generates its revenue by charging commission on for insurance policies and services. Pineapple Insurance is associated with a major insurance company from which it earns commissions for the provision of these services, primarily mortgage insurance. Mortgage insurance is a requirement of each mortgage. Pineapple Insurance has also adopted ASC 606. Typically, Pineapple Insurance is the agent supplying insurance services to the consumer and paid a commission from the premiums collected by the insurance company whose products and services it provides to the end consumer.

The Company has five revenue streams:

a)	Sales Revenue is commission collected from financial institutions with whom it has contracts in place. The company earns revenue based on a percentage of mortgage amount funded between individual referred by the company and financial institutions funding the mortgage. Pineapple Financial Inc. acts as agent in these deals as we provide the platform for other parties to provide services to the end-user. For each contract with a customer, the company identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognizes revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised. The company recognizes revenue when: a contract exists with a lender party and an agent broker, the contract identifies the use of the platform service to close a mortgage deal, the mortgage deal has been closed with the lending financial institution, and commissions paid by the lending financial institution based on various criteria of the mortgage deal including but not limited to interest rates available at that time, term, seasonality, collateral, income, purpose, etc. Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for services provided in the normal course of business. Revenue is recognized at the end of the deal upon completion of all the actions listed above. A typical transaction attracts a commission fee payable to Pineapple Financial Inc.
b)	Subscription Revenue is a flat fee that is charged to the brokers and agents for use of the platform. Revenue is recognized over the service period.
c)	Underwriting Revenue is a flat fee charged for risk pre-assessment of the deal before it is submitted to the Lender Partner for funding. The flat fee is based on the amount of funded volume being financed in the deal. Revenue is recognized at the end of the deal upon completion of the actions listed in a).
d)	Sponsorship revenue is received from lenders to promote their brands at company events. Company received the revenue in advance and any unused sponsorship revenue is treated as deferred revenue.
e)

The Company earns insurance commission revenue through its Pineapple Insurance division, which facilitates the placement of insurance policies with third-party carriers. In evaluating whether the Company acts as a principal or an agent in these arrangements, management considered who controls the insurance product and which party is primarily responsible for fulfilling the policy obligation. The Company concluded that it acts as an agent in these transactions. Insurance carriers determine the premium, underwriting criteria, coverage terms, and assume all associated insurance and claims risk. Pineapple’s role is limited to connecting customers with the insurance provider, collecting required information, and facilitating the policy application process. Because the Company does not control the insurance product before it is transferred to the customer, revenue is recognized on a net basis, representing only the commission retained by the Company after remitting any applicable referral or agent-related amounts.

F-14

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

2.	Significant accounting policies (continued from previous page)

Impairment of non-financial assets

Property and equipment, and intangible assets (other than goodwill) are tested for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. When an indication of impairment is identified, the carrying value of the asset or group of assets is measured against the recoverable amount. The Company evaluates impairments losses, other than goodwill impairment, for potential reversals when events or circumstances warrant such consideration.

Principal versus Agent considerations

Judgment is required in determining whether the Company is a principal or agent in transactions with the lending financial institutions (“Lender Partner”). The Company evaluates the presentation of revenue on a gross basis, or a net basis based on whether the Company controls the service provided to the end user and are the principal (i.e., “Gross”) or the Company arranges the brokers to provide the service to the end user and are an agent ( i.e., “Net”). This determination impacts the presentation of the commission payable to the brokers.

For the transactions with the Lender partner our role is to provide instructions to the brokers on the information required from homeowners to complete a successful mortgage application that would be presented to the Lender partner to review and accept and pay a commission to Pineapple for facilitating a successful mortgage application. The Company concluded that the control of the mortgage application is with brokers as the ultimate information that is to be obtained from the homeowners to provide to the lender partner is controlled by the broker and the Company only facilitates the information transfer from the broker to the Lender partner to obtain mortgage for the homeowner as such the Company is an agent.

For insurance-related commissions, the Company also assessed whether it acts as a principal or an agent in transactions with third-party insurance providers. The insurance providers control the key aspects of the insurance product, including the underwriting criteria, pricing of premiums, policy terms, and assumption of all associated risk. The Company’s role is limited to facilitating the referral of clients to the licensed insurance providers and assisting brokers in gathering and transmitting the information required to complete the insurance application process. Because the Company does not control the insurance service before it is transferred to the customer and does not bear underwriting or pricing risk, the Company concluded that it is acting as an agent in these transactions. Accordingly, insurance commissions are presented on a net basis.

Provisions

A provision is recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be reliably estimated. The amount of a provision is the best estimate of the consideration at the end of the reporting period. Provisions measured using estimated cash flows required to settle the obligation are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A provision for onerous contracts is recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable cost of meeting its obligations under the contract. The Company had no material provisions as at August 31, 2025 and 2024.

Deferred government grant

Government grants are recognized when there is reasonable assurance that the grants will be received and the company will comply with the conditions. The grants is deferred and recognized as a liability and is recognized in the statement of operations and compressive loss over the useful life of the intangible asset.

Recently issued and adopted accounting standards:

As an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), the Company is permitted to delay adoption of new or revised accounting pronouncements applicable to public business entities until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period provided under the JOBS Act. Accordingly, the adoption dates discussed below reflect this election.

Recently Adopted
1.

In December 2023, the FASB issued ASU 2023-09 - Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This standard modifies the rules on income tax disclosures to require entities to disclose specific categories in the rate reconciliation, the income or loss from continuing operations before income tax expense or benefit, and income tax expense or benefit from continuing operations. ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state, and local jurisdictions. The ASU is effective for years beginning after December 15, 2024, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of this standard on its financial statements and disclosures.

	2.	In March 2024, the FASB issued ASU 2024-01 - Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. This standard clarifies whether profits interest and similar awards fall within the scope of stock-based compensation guidance as defined in ASC Topic 718, introducing examples to demonstrate this. The ASU includes scenarios where profits interest awards are classified as equity instruments or liability awards and situations where they fall outside ASC Topic 718, being accounted for under ASC Topic 710. The ASU is effective for years beginning after December 15, 2024, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of this standard on its financial statements and disclosures.

	3.	In January 2025, the FASB issued ASU 2025-01 - Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This standard amends the guidance issued in 2024 to confirm that all public business entities must present the required expense-disaggregation disclosures in annual periods beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027. The ASU is effective for years beginning after those dates, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. Because the amendment only affects disclosure timing, the Company does not expect this standard to have a material impact on its financial statements and disclosures.

	4.	In June 2025, the FASB issued ASU 2025-03 - Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in a Variable-Interest Entity. This standard clarifies that when a business combination is effected primarily by exchanging equity interests and the legal acquiree is a variable-interest entity (“VIE”) that meets the definition of a business, entities must identify the accounting acquirer using the factors in ASC 805-10-55-12 through 55-15, rather than relying solely on the VIE consolidation model. The ASU is effective for years beginning after December 15, 2026, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of this standard on its financial statements and disclosures.

F-15

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

3. Significant accounting judgments, estimates and assumptions

The preparation of consolidated financial statements requires the directors and management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the critical estimates and judgments applied by management that most significantly affect the Company’s consolidated financial statements. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Investments (level 3)

Where the fair values of financial assets and financial liabilities recorded on the consolidated statements of financial position, cannot be derived from active markets, they are determined using a variety of valuation techniques. The inputs to these models are derived from observable market data where possible; where observable market data is not available, Management’s judgment is required to establish fair values.

Expected credit losses (ECL)

The Company applies the expected credit loss model to accounts receivable in accordance with ASC 326. Determining the allowance for expected credit losses requires management judgment in assessing historical collection trends, customer creditworthiness, current economic conditions and forward-looking information. Because these factors may change over time, the allowance involves a degree of estimation uncertainty, and actual credit losses may differ from management’s estimates.

Share based compensation

The Company accounts for share-based compensation in accordance with ASC 718 — Compensation — Stock Compensation. The Company’s share-based awards include stock options and restricted stock units (“RSUs”) granted to directors, officers, and employees.

Stock options

Certain stock options granted in prior fiscal years contain a service-based vesting period of up to 36 months. The fair value of these options is determined on the grant date using the Black-Scholes option-pricing model, which incorporates assumptions regarding share-price volatility, risk-free interest rates, expected dividend yields, and expected option life. Compensation expense for these awards is recognized on a straight-line basis over the vesting period.

During the current fiscal year, the Company granted stock options to directors and employees for services previously rendered. These awards were fully vested at the grant date and therefore did not contain any service or performance vesting conditions. The fair value of these immediately vested options was determined using the Black-Scholes model as of the grant date, and the entire fair value was recognized immediately as share-based compensation expense in the consolidated statements of income and comprehensive income.

Restricted stock units (RSUs)

RSUs granted during the current fiscal year were also issued in consideration of past services and were fully vested at the date of grant. The fair value of RSUs is based on the market price of the Company’s common shares on the grant date, and the full fair value was recognized as compensation expense immediately upon issuance.

The Company records share-based compensation expense separately. For awards that are fully vested upon grant, no estimates of forfeitures, expected terms, or future service periods are required. For any future awards subject to vesting, compensation expense will be recognized on a straight-line basis over the requisite service period.

Warrant liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations and comprehensive loss.

The warrants are not precluded from equity classification and are accounted for as such on the date of issuance and will be on each consolidated balance sheet date thereafter. As the warrants are equity classified, they are initially measured at fair value (or allocated value).

Derivative financial instrument

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations and comprehensive loss. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

Going concern

Preparation of the consolidated financial statement on a going concern basis, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets, including its intangible assets and to meet its liabilities as they become due.

F-16

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

3.	Significant accounting judgments, estimates and assumptions (continued)

Useful life of Assets

Property, plant and equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation and impairment losses, if any. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed as incurred, while major renewals and improvements are capitalized. Gains and losses on disposals are recognized in the consolidated statements of operations and comprehensive loss when assets are retired or otherwise disposed of.

Management periodically reviews the estimated useful lives of property and equipment to ensure they reflect the assets’ expected economic benefit. No changes in useful life estimates were made during the year ended August 31, 2025.

Intangible assets

Intangible assets consist primarily of internally developed or acquired software and technology platforms used in the Company’s operations. These assets are amortized on a straight-line basis over their estimated useful lives, which are currently seven years.

In June 2024, the Company reassessed the expected economic benefit of certain software assets and increased their estimated useful life from five years to seven years. That change in estimate was accounted for prospectively in accordance with ASC 250 – Accounting Changes and Error Corrections. No further revisions to useful life estimates were made during the fiscal year ended August 31, 2025.

The Company evaluates intangible assets for indicators of impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable, in accordance with ASC 350 and ASC 360. No indicators of impairment were identified during the year.

Impairment of Non-Current Assets

The Company reviews its long-lived assets, including property and equipment and capitalized software development costs, for indicators of impairment in accordance with ASC 360 - Property, Plant, and Equipment and ASC 350 - Intangibles - Goodwill and Other. Significant judgment is required in assessing whether triggering events have occurred and in estimating the recoverable amount of these assets.

When indicators of impairment are identified, the Company estimates the asset’s future undiscounted cash flows to determine whether the carrying amount is recoverable. If not recoverable, the impairment loss is measured as the excess of the carrying amount over fair value, which is based on discounted cash flows or other valuation techniques. These estimates require management to make assumptions regarding expected future economic conditions, product performance, technology life cycles, and the useful lives of assets.

No impairment charges were recognized during the years ended August 31, 2025 and 2024; however, changes in underlying assumptions may result in material impairment in future periods.

4. Investment

The fair value of the Company’s 5% investment in a private company is determined using Level 3 inputs under ASC 820. Management assesses fair value annually using a market-approach valuation technique, considering factors such as the investee’s financial performance, recent arm’s-length transactions, and comparable private-company multiples. For the years ended August 31, 2025 and 2024, no observable changes in these inputs or in the investee’s financial condition were identified; accordingly, management concluded that the fair value remained unchanged. Any translation differences are recorded through earnings.

5. Property and equipment

The Company’s property and equipment consist of equipment, furniture, IT equipment, leasehold improvements and laptops.

Property and equipment
Cost
Balance, August 31, 2023	$349,283
Additions	4,991
Translation adjustment	569
Balance, August 31, 2024	$355,576
Disposal	(6,357)
Translation adjustment	(17,342)
Balance, August 31, 2025	$338,234

Accumulated depreciation
Balance, August 31, 2023	$107,192
Depreciation	87,803
Translation adjustment	7,971
Balance, August 31, 2024	$202,966
Depreciation	82,113
Disposal	(2,761)
Translation adjustment	(8,802)
Balance, August 31, 2025	$276,277

Net carrying value
August 31, 2025	$61,957
August 31, 2024	$152,610

F-17

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

6. Intangible assets

During the current year, the Company capitalized development costs related to internally generated software classified as intangible assets.

Intangible assets
Cost
Balance, August 31, 2023	$2,057,525
Additions	1,112,399
Translation adjustment	(1,794)
Balance, August 31, 2024	$3,168,130
Additions	944,187
Translation adjustment	(95,104)
Balance, August 31, 2025	$4,017,213

Accumulated amortization
Balance, August 31, 2023	$338,571
Amortization	616,532
Translation adjustment	1,252
Balance, August 31, 2024	$956,355
Amortization	592,942
Translation adjustment	(27,857)
Balance, August 31, 2025	$1,521,440

Net carrying value
August 31, 2025	$2,495,773
August 31, 2024	$2,211,775

The estimated amortization expense of definite-lived intangible assets is as follows:

Year ending August 31,
2026	831,925
2027	831,925
2028	831,924
$2,495,774

F-18

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

7. Share capital

Authorized share capital

The authorized share capital of the Company consists of an unlimited number of common shares with no par value.

	#	$
Balance, August 31, 2023	315,349	4,903,031

Issuance of common shares on initial public offering	43,750	3,500,000
Issuance of common share against conversion note	25,094	465,680
Issuance of common shares on equity purchase agreement	37,149	487,491
Share issuance costs	-	(748,063)
Warrants issued	-	(48,283)
Balance, August 31, 2024	421,342	8,559,856
Issuance of common shares against S3	19,133	232,708
Issuance of common shares against prefunded warrants	64,200	780,769
Issuance of common share against S1	500,000	834,000
Issuance of common shares against warrants conversion	336,266	1,701,398
Share issuance costs	-	(487,263)
Balance, August 31, 2025	1,340,941	11,621,468

November 03, 2023 – Initial public offering

In the prior fiscal year (2024), the Company completed its initial public offering on the NYSE American, issuing 43,750 common shares for gross proceeds of approximately $3.5 million. That offering established the Company’s public listing and provided the foundation for the subsequent financings.

November 14, 2024 - Issuance under Form S-3 Offering

On November 14, 2024, the Company issued 382,667 common shares (pre-reverse) at $0.60 per share, for total gross proceeds of approximately $232,708

Following the 1-for-20 reverse stock split implemented in July 2025, this issuance is presented as 19,133 common shares at $12.00 per share.

January – May 2025 - Exercise of Prefunded Warrants

Between January 2025 and May 2025, holders of prefunded warrants exercised 1,284,000 warrants (pre-reverse), resulting in the issuance of 64,200 common shares (post-reverse) for value of $780,769.

May 5, 2025 - Form S-1 Offering

On May 5, 2025, the Company completed a registered public offering under Form S-1, issuing 10,000,000 common shares (pre-reverse) at $0.15 per share (or 500,000 common shares post-reverse) for gross proceeds of approximately $1.5 million.

In connection with this offering, the Company issued 10,000,000 detachable warrants pre reverse split (500,000 detachable warrants after reverse split) each exercisable for one common share at $0.15 per share pre-reverse, or $3.00 per share post-reverse. These warrants were assessed under ASC 480 and ASC 815, Derivatives and Hedging and determined to require liability classification, as certain settlement features are not indexed solely to the Company’s own stock.

The warrant liability was initially recognized at fair value of $659,190 on the issuance date using the Black-Scholes option-pricing model and is remeasured at each reporting date, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss.

Residual proceeds of $834,000 were allocated to common stock within equity, net of issuance costs.

July – August 2025 - Warrant Conversions

During July and August 2025, a total of 336,266 warrants were exercised at an exercise price of $3.00 per share, resulting in the issuance of 336,266 common shares and valuing $1,701,398. Upon exercise, the related portion of the warrant liability was reclassified to equity.

Reverse Stock Split

On July 16, 2025, the Company effected a 20-for-1 reverse stock split of its issued and outstanding common shares (the “Reverse Split”). As a result of the Reverse Split, every twenty (20) common shares issued and outstanding prior to the effective date were automatically combined into one (1) common share. No fractional shares were issued in connection with the Reverse Split; any fractional entitlements were rounded in accordance with the Company’s governing documents.

The Reverse Split did not affect the total shareholders’ equity, the carrying amount of common shares, or the par value of the Company’s common shares.

All share, per-share, warrant, option, and RSU figures presented in these consolidated financial statements and accompanying notes have been retroactively adjusted to reflect the Reverse Split for all periods presented.

Summary of Share Capital

As of August 31, 2025, the Company had 1,340,941 common shares issued and outstanding (August 31, 2024 – 421,342) and no preferred shares outstanding.

F-19

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

8. Warrants

a)	Common Share purchase warrant

	#	$
Balance, August 31, 2023	82,650	2,922,853
Share-based compensation expense	-	33,091
Balance, August 31, 2024	82,650	2,955,944
Share-based compensation expense	-	146,870
Balance, August 31, 2025	82,650	3,102,814

b)	Warrant Liability

As noted in Note 7 above on November 3, 2023, the Company issued 1,313 warrants at an exercise price of $80.00 with an expiry date of October 31, 2028 and on May 5, 2025 the Company issued 500,000 warrants at an exercise price of $3.00 with an expiry date of May 05, 2030. As per ASC 815 the instruments did not meet the criteria to be classified as equity instruments as such were classified as a financial liability. Below is the continuity of the warrant liability valuation.

The warrants issued on November 3, 2023 were valued using the Black-Scholes method with the share price of $37.20, exercise price of $80, term of 5 years, risk free rate of 3.79% and volatility of 142% at issuance and share price of $4.02, exercise price of $80, term of 3.17 years, risk free rate of 3.59% and volatility of 189% as at August 31, 2025.

The warrants issued in May 2025, were valued using the Black-Scholes method with the share price of $2.54, exercise price of $3.00 term of 5 years, risk free rate of 3.95% and volatility of 170.38% at issuance and share price of $4.02, exercise price of $3.00, term of 4.72 years, risk free rate of 3.97%, and volatility of 188.55% as at August 31, 2025.

	#	$
Balance at August 31, 2023	-	-
Issuance of warrants	1,313	48,283
Issuance of warrants related to the convertible debt	50,000	56,701
Change in fair value of warrant liability		(63,769)
Fair Value of Warrants at August 31, 2024	51,313	41,520
Change in fair value of expiration of warrants relating to conversion debt	(50,000)	(23,873)
Issuance of warrants against S1	500,000	659,190
Conversion of warrants into shares	(336,266)	(674,914)
Change in fair value of warrants liability		632,410
Translation adjustment		(1,580)
Fair Value of Warrants at August 31, 2025	165,047	632,753

	August 31, 2025	August 31, 2024

Weighted average estimated fair value per common share	$2.63	0.45
Weighted average exercise price of the warrant	$3.20	2.85
Weighted average expected life of the warrant	4.67 years	0.85 years

As at August 31, 2025, the warrants had a weighted-average intrinsic value of $1.02 per warrant or total $167,008 (August 31, 2024 – $nil).

c) Pre-funded warrant

	#	$
Pre-funded warrant issued November 13, 2024	64,200	780,769
Conversion of warrants into shares	64,200	780,769
Balance, August 31, 2025	-	-

The purchase price of each Pre-Funded Warrant was $11.998 (Pre-reverse split $0.5999), which is equal to the price per share at which the Shares are being sold, minus $0.002 (Pre-reverse split $$0.0001), the exercise price of each Pre-Funded Warrant. During the period, 64,200 (Pre-reverse split 1,284,000) pre-funded warrants were exercised and converted into the common shares of the Company.

During the fiscal year, the Company recorded $216,856 in expenses attributable to underwriter commissions and legal fees associated with the issuance of the prefunded warrants.

F-20

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2024 and 2023

(Expressed in US Dollars)

9. Share-based benefits reserve

The Company maintains two equity-based compensation plans, the 2021 Legacy Plan and the 2022 Omnibus Plan, designed to attract, retain, and motivate qualified directors, officers, employees, and consultants whose contributions are important to the Company’s success by offering them an opportunity to participate in the Company’s future performance through share-based awards.

Each stock option granted under the plans entitles the holder to acquire one common share of the Company upon exercise. No amounts are payable by the recipient on receipt of the option. The options carry no dividend or voting rights and may be exercised at any time after vesting and before their expiry date.

The total number of common shares reserved for issuance under the plans is limited to 10% of the Company’s issued and outstanding common shares at any given time.

On June 14, 2021, the Company granted stock options that vest over a two-year period, with 25% vesting on the grant date and the remaining unvested options vesting in equal six-month instalments thereafter. The fair value of these options at the grant date was $1,317,155. No stock-based compensation expense was recognized in relation to these grants for the years ended August 31, 2025 and August 31, 2024.

During the year ended August 31, 2025, pursuant to a Board of Directors resolution dated July 16, 2025, the Company approved the issuance of 46,437 Restricted Share Units (RSUs) for a value of $88,136 under the 2022 Omnibus Plan and 73,570 stock options for a value of $146,870, under the 2021 Legacy Plan. The options were granted with an exercise price equal to the fair market value of the Company’s common shares on the grant date, $1.30 per share. Company is in process of issuing 46,437 shares against the RSUs.

These RSUs and options were granted in recognition of the recipients’ past performance and contributions and were therefore fully vested upon grant, with no remaining service or vesting conditions. The RSUs were valued at the market price of the Company’s common shares on the grant date, and the stock options were valued using the Black-Scholes option-pricing model.

As a result of these grants, the Company recognized a stock-based compensation expense of $235,006 during the year ended August 31, 2025, $Nil during the year ended August 31, 2024.

The following reconciles the options outstanding at the beginning and end of the period that were granted to eligible participants pursuant to the Plan:

	August 31, 2025		August 31, 2024
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
	#	$	#	$
Balance, beginning of year	28,284	74.40	28,284	74.40
Granted during the year	73,570	1.30	-	-
Balance as at year end	101,854	28.08	28,284	74.40
Exercisable as at year end	101,854	28.08	28,284	74.40

As of August 31, 2025, all outstanding stock options were fully vested and exercisable, including those granted during the year with a contractual term of ten (10) years from the grant date (expiring July 16, 2035). The weighted-average remaining contractual life of all options outstanding was approximately 7.35 years (August 31, 2024 – 1.8 years). The aggregate intrinsic value of options outstanding at year-end was approximately $200,110, based on the closing market price of $ 4.02 per share.

F-21

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

10. Right-of-use asset and lease liability

The Company leases all of its office premises in Ontario and British Columbia, Canada under non-cancellable operating lease arrangements accounted for under ASC 842 — Leases.

Ontario Offices

The Company’s head office premises in Ontario comprise approximately 4,894 square feet under a lease that was extended to January 1, 2030. In addition, during fiscal 2024 the Company acquired 8,368 square feet of adjacent space from the same landlord, with the new lease also expiring on January 1, 2030. The combined total area occupied in Ontario is 13,262 square feet.

For purposes of measuring the related lease liability and right-of-use asset under ASC 842, the Company applied an incremental borrowing rate (“IBR”) of 6%, which reflects the Company’s estimated cost of borrowing on a secured basis over a similar term.

British Columbia Office (Lease Surrender)

On May 29, 2023, the Company entered into a lease for 1,454 square feet of office space located at Unit 601 – 2950 Glen Drive, Coquitlam, British Columbia, for a five-year term commencing August 1, 2023 and originally expiring July 31, 2028.

Subsequently, pursuant to a Lease Surrender Agreement with the landlord (RPMG Holdings Ltd.) dated August 21, 2025, the Company agreed to surrender and terminate the lease effective July 31, 2025. Under the terms of the agreement, the Company paid a surrender fee of $24,875 plus GST, and the security deposit was forfeited to the landlord in full settlement of all obligations under the lease.

Lease Surrender Agreement

The surrender resulted in a derecognition (“deletion”) of the associated right-of-use asset and corresponding lease liability in fiscal 2025, with no material gain or loss recognized.

The following schedule shows the movement in the Company’s right-of-use asset:

Right-of-use asset

Cost
Balance, August 31, 2023	$1,177,721
Translation adjustment	(42,737)
Balance, August 31, 2024	1,134,984
Derecognition of asset	(139,723)
Translation adjustment	(28,716)
Balance, August 31, 2025	$966,545

The right-of-use asset is being depreciated on a straight-line basis over the remaining lease term.

Accumulated Depreciation
Balance, August 31, 2023	$217,344
Depreciation	134,508
Translation adjustment	(45,542)
Balance, August 30, 2024	$306,310
Depreciation	187,048
Derecognition of asset	(54,337)
Translation adjustment	(2,639)
Balance, August 31, 2025	$436,382

Carrying Amount
August 31, 2025	$530,163
August 31, 2024	$828,674

F-22

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

10. Right-of-use asset and lease liability (continued)

The following schedule shows the movement in the Company’s lease liability during the year:

	August 31, 2025	August 31, 2024

Balance, beginning of year	$977,107	$1,107,961
Derecognition of lease	(85,151)	-
Interest Expense	51,431	62,604
Lease payments	(206,185)	(196,703)
Translation Adjustment	(37,242)	3,245
Balance, end of year	$699,959	$977,107

Current	138,859	161,508
Non-Current	561,100	815,599
	$699,959	$977,107

The following table provides a maturity analysis of the Company’s lease liability. The amounts disclosed in the maturity analysis are the contractual undiscounted cash flows before deducting interest or finance charges:

2026	175,823
2027	175,756
2028	186,840
2029	194,757
2030	81,149
$814,325

F-23

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

11. Expenses

The following table provides a breakdown of the selling, general and administrative:

	Year ended
	August 31, 2025	August 31, 2024
	$	$
Software Subscription	747,234	898,870
Office and general	206,180	199,756
Professional fees	291,084	414,482
Dues and Subscriptions	612,476	269,106
Rent	210,206	207,560
Consulting fees	58,890	62,598
Travel	33,288	160,643
Donations	788	7,449
Lease expense	1,805	71,148
Insurance	91,993	90,613
	2,253,944	2,382,225

12. Related party transactions and balances

Compensation of key management personnel includes the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer:

	August 31, 2025	August 31, 2024
	$	$
Salaries, Wages and benefits	582,734	776,278
Share-based compensation	161,994	-

Chief Strategy Officer resigned on March 07, 2025.

13. Deferred government grant

Government grants are recognized when there is reasonable assurance that the grants will be received and the company will comply with the conditions. The grants is deferred and recognized as a liability and is recognized in the statement of operations and compressive loss over the useful life of the intangible asset.

The Company previously qualified for the Government of Canada Scientific Research and Experimental Development (“SR&ED”) program, which provides refundable tax incentives for eligible research and development activities performed in Canada.

The Company’s eligibility under the SR&ED program ceased on November 3, 2023. All SR&ED claims and related receivables were fully recognized in prior fiscal years, and no additional accruals, recoveries, or claims were recorded during the year ended August 31, 2025.

As disclosed in prior years, a portion of the SR&ED proceeds received related to expenditures that had been capitalized as internally generated software. Accordingly, the related government incentive continues to be recognized as deferred income and is amortized to income over the useful life of the associated intangible assets in accordance with the Company’s accounting policy.

The Company does not expect any further SR&ED recoveries in future periods.

F-24

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

14. Risk management arising from financial instruments

a)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Company’s primary exposure to credit risk arises from cash balances held with financial institutions and trade receivables, which consist almost entirely of subscription fees billed to mortgage agents and brokerages.

The Company manages this risk by holding cash only with major Canadian financial institutions and by monitoring the creditworthiness, payment history, and aging profile of all subscription receivables. Trade receivables are short-term in nature and generally collected within 30 to 60 days. The Company considers receivables past due when they exceed 60 days outstanding, and impaired when they exceed 90 days with no reasonable expectation of recovery.

In accordance with ASC 326 – Current Expected Credit Losses (“CECL”), the Company applies a lifetime expected credit loss model to trade receivables. Expected credit losses are estimated using a combination of historical loss rates, aging analysis, forward-looking information, and specific identification of high-risk accounts. Given the Company’s business model and the nature of subscription-based fees, historical credit losses have been limited; however, the Company recognized a material ECL provision and related write-offs during fiscal 2025, reflecting an increase in past-due accounts and a more conservative application of the CECL model.

Accounts Receivable Aging

As of each reporting date, the Company monitors the aging of trade receivables as follows:

●	Current (0–60 days)
●	Past Due (61–90 days)
●	Impaired (>90 days)

2025

	0-30 days	30-60 days	60-90 days	90 plus days	Total
Receivables $	31,400	7,270	35,503	64,163	138,336
Other receivable	2,411	-	-	-	2,411
Less: Expected credit loss	-	-	-	(48,524)	(48,524)
Total	33,811	7,270	35,503	33,811	92,223

2024

	0-30 days	30-60 days	60-90 days	90 plus days	Total
Receivables $	17,966	6,652	2,388	33,942	60,948
Other receivables	94,276	-	-	-	94,276
Less: Expected credit loss	-	-	-	-	-
Total	112,242	6,652	2,388	33,942	155,224

The maximum exposure to credit risk as of August 31, 2025 is the carrying amount of cash and trade receivables on the consolidated balance sheet. Despite the increase in ECL during the year, management believes overall credit risk remains moderate and manageable, given the Company’s diversified customer base and the short-term nature of its receivables.

The following table provides expected credit loss during the year:

	Year ended
	August 31, 2025	August 31, 2024
	$	$
Opening balance	-	-
Increased during the year	48,524	-
Closing balance at year end	48,524	-

b)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company does not have any variable interest-bearing debt.

c)	Liquidity risk

Liquidity risk is the risk that the Company may be unable to meet its financial obligations as they become due. The Company manages this risk by monitoring actual and forecasted cash flows on an ongoing basis and assessing available sources of financing, as further described in the Going Concern discussion in Note 1.

As at August 31, 2025, the Company’s contractual payment obligations are as follows:

Fiscal Year	2026	2027	2028	2029	2030
	$	$	$	$	$
Lease payments	175,823	175,756	186,840	194,840	81,149
Accounts payable	2,125,160	-	-	-	-
Loan from directors	629,120	-	-	-	-
Warrant liability	632,753	-	-	-	-
Total	3,562,856	175,756	186,840	194,840	81,149

Management believes that these obligations can be met through existing working-capital resources, expected operating cash flows, and planned financing initiatives.

d)	Management of capital

The Company’s objective of managing capital, comprising of shareholders’ equity, is to ensure its continued ability to operate as a going concern. The Company manages its capital structure and makes changes to it based on economic conditions.

Management and the Board of Directors review the Company’s capital management approach on an ongoing basis and believe this approach, given the relative size of the Company, is reasonable. The Company is not subject to externally imposed capital requirements. The Company’s capital management objectives, policies and processes have remained unchanged during the year ended August 31, 2025.

e)	Foreign currency risk

The Company’s operations and revenues are primarily denominated in Canadian dollars (“CAD”), which is also the functional currency of all of its subsidiaries. Accordingly, day-to-day operating exposure to foreign currencies is limited. However, the Company does incur foreign currency risk from certain USD-denominated transactions, including balances held in USD bank accounts and select vendor payments made in USD. These items can give rise to realized and unrealized foreign exchange gains or losses, which are recorded in the consolidated statements of operations.

In addition, the Company is required to translate its CAD-denominated financial statements into U.S. dollars (“USD”) for SEC reporting. This translation process may result in period-to-period fluctuations in reported assets, liabilities, revenues, and expenses due to changes in the CAD-USD exchange rate. These translation adjustments do not affect the Company’s underlying cash flows or economic performance.

Given the Company’s limited operating exposure to foreign currencies, management does not currently utilize foreign exchange derivatives to manage this risk.

F-25

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

15. Commitments and contingencies

In the ordinary course of operating, the Company may from time to time be subject to various claims or possible claims. Management believes that there are no claims or possible claims that if resolved would either individually or collectively result in a material adverse impact on the Company’s financial position, results of operations, or cash flows. These matters are inherently uncertain, and management’s view of these matters may change in the future.

See note 10 related to lease commitments.

16. Revenue

	Year ended
	August 31, 2025	August 31, 2024
	$	$
Gross billing	17,431,300	16,264,172
Commission expense	15,826,657	14,895,885
Revenue	1,604,644	1,368,287

Subscription revenue	750,042	738,697
Insurance	197,852	-
Sponsorship revenue	220,923	107,741
Underwriting revenue	125,828	153,757
Other revenue	87,535	320,505
Total revenue	2,986,823	2,688,987

The Company generates revenue primarily from mortgage brokerage activities, subscription fees, underwriting services, and ancillary technology-enabled services. Revenue is disaggregated by geographic region based on the location of the customer.

For the fiscal years ended August 31, 2025 and August 31, 2024, all revenue was earned in Canada, as the Company operates exclusively within the Canadian mortgage market and has no foreign revenue-generating operations.

  17. Loan from directors

During the year ended August 31, 2025, the Company entered into unsecured loan agreements with its directors and shareholders, for total proceeds of $608,940 loans bear interest at 12 percent per annum, are non-compounding, and are repayable after filling of S1 registration statement filling in December 2025. The loans are unsecured and may be repaid at any time without penalty. Total interest during the year was $48,570.

As of August 31, 2025, the outstanding principal and accrued interest are included in loans payable within current liabilities. Management believes the terms of these loans are consistent with those available in arm’s-length commercial transactions.

18. Convertible loan

On May 10, 2024, the Company issued an unsecured convertible debt (‘debt”) of $300,000 carrying a two-year term with interest on the outstanding principal amount from the date of issuance accrued at the rate of 8% per annum. The Company also issued 50,000 (pre-reverse split - 1,000,000) warrants with exercise price of $5 in connection with the convertible debt (Note 8).

The Company has an option to prepay the loan prior to the maturity date subject to a prepayment fee of $75,000.

The conversion price of the debt shall equal to 75% of the volume weighted average price (VWAP) on the trading day immediately preceding the conversion date.

The conversion feature of the note was not clearly and closely related to the debt and should be recognized as a derivative liability. The Company determined that the estimate fair value of the derivative liability is $76,543. The prepayment option was not clearly and closely related to the debt and should be recognized a derivative liability. The Company determined the estimated fair value of the prepayment option to be $nil.

The Company incurred debt issuance cost of $94,687 which was applied against the principal of the debt. The debt component of the convertible debt was valued using the effective interest method, based on an estimated effective interest of 46%.

During the year ended August 31, 2024, the Company incurred interest of $4,411 recognized in interest expense in the consolidated statement of operations and comprehensive loss accretion expense of $223,059 recognized in the consolidated statement of operations and comprehensive loss.

The convertible note was converted into shares in July 2024. Company issued 25,094 (Pre-reverse split - 501,874) shares against the convertible note and the accrued interest thereon.

F-26

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

19. Income taxes

The reconciliation of the combined federal and state income tax rate of 26.5% (2024 – 26.5%) to the effective tax rate is as follows:

	August 31, 2025	August 31, 2024
	$	$
(Loss) before recovery of income taxes	(3,638,465)	(4,102,659)

Expected income tax (recovery) expense	(964,193)	(1,087,200)
Non-deductible expenses	265,113	112,110
Share issuance cost booked directly to equity	(129,125)	(219,330)
Valuation Allowance	828,205	1,194,420
Income tax expense (recovery)	-	-

Deferred income taxes

The following table summarizes the component of deferred tax

	August 31, 2025	August 31, 2024
	$	$
Deferred tax assets
Intangible assets	210,730	54,750
Property, plant and equipment	9,760	-
Finance lease liabilities	185,489	258,930
Convertible debentures	-	6,550
Investments	3,972	5,240
Share issuance costs	299,391	413,950
Operating tax losses carried forward	3,419,095	2,633,950
SR&ED Pool from T661	271,748	271,750
Charitable donations carryforward	28,216	28,010
Deferred income tax assets	4,428,402	3,673,130
Valuation allowance	(4,287,909)	(3,440,100)
Total net deferred tax assets	140,493	233,030

Deferred tax liabilities

Property, plant and equipment	-	(13,430)
Right of use assets	(140,493)	(219,600)
	(140,493)	(233,030)

Net deferred tax liability	-	-

The Canadian operating tax loss carry forward expire in 2045. The remaining deductible temporary differences may be carried forward indefinitely.

The Company has adopted the provisions of ASC 740-10, which clarifies the accounting for uncertain tax positions. ASC 740-10 requires that the Company recognize the impact of a tax position in its financial statements if the position is more likely than not to be sustained upon examination based on the technical merits of the position. For the year ended August 31, 2025, the Company had no material unrecognized tax benefits, and based on the information currently available, no significant changes in unrecognized tax benefits are expected in the next 12 months.

F-27

Pineapple Financial Inc.

Notes to the Consolidated Financial Statements

For the years ended August 31, 2025 and 2024

(Expressed in US Dollars)

20. Other Income

During the year, the Company recorded other income from the sale of certain insurance book assets, representing proceeds received for transferring renewal rights and related customer relationships. The Company has no ongoing obligations following the transfer.

21. Subsequent events

Subsequent to August 31, 2025, the Company entered into several material financing and digital-asset transactions. Management has evaluated these events in accordance with ASC 855, Subsequent Events, and determined that they represent non-recognized subsequent events requiring disclosure but no adjustment to the consolidated financial statements as of and for the year ended August 31, 2025.

a)	Injective Digital Asset Treasury Initiative

On September 2, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors to issue 24,642,700 subscription receipts at an offering price of $3.80 per subscription receipt, with respect to certain purchasers, and $4.16 per subscription receipt, with respect to certain purchasers.

The private placement closed on September 4, 2025, raising approximately $100 million in aggregate proceeds consisting of cash and Injective (INJ) tokens, all of which are held in escrow pending satisfaction of specified escrow release conditions under the Subscription Receipt Agreement.

On October 31, 2025, shareholders approved the issuance of the underlying common shares. The Company is preparing a registration statement on Form S-1 to register the resale of approximately 25.7 million shares, including those issuable upon exercise of associated warrants. Escrowed funds will be released upon SEC effectiveness of the registration statement and NYSE American approval of listing of the underlying shares.

b)	Voltedge Loan Facility

On September 15, 2025, the Company executed a Master Loan and Security Agreement with Voltedge Finance Inc., providing for a revolving credit facility of up to $15.0 million. As of November 2025, $11.8 million had been drawn under the facility and invested in INJ tokens as part of the Company’s digital-asset treasury strategy. The facility is secured by a corporate guarantee from Coopers Financial Group and pledges over certain digital-asset holdings. The Maturity Date of the Loan is the Escrow Release Date, as defined in the Subscription Receipt Agreement. The value of the collateral shall equal the INJ amount equal to USD 1,500,000 valued consistent with valuation provisions in the executed term sheet dated September 1, 2025 between the Company and White Lion Capital, LLC.

c)	White Lion Equity Line of Credit (ELOC)

On September 4, 2025, the Company entered into a Common Stock Purchase Agreement with White Lion Capital LLC, establishing an equity line of credit of up to $250 million. The agreement allows the Company, at its discretion, to issue and sell common shares over a 24-month period, subject to volume and pricing limitations. As of the date of issuance of these consolidated financial statements, no shares have been issued, and the arrangement has not yet been registered with the SEC.

c)	Warrants Expiry

Subsequent to year-end, 82,650 warrants originally issued in connection with the Company’s prior financing arrangements reached their contractual maturity date on November 3, 2025, which was two years following the defined liquidity event. In accordance with the terms of the warrant agreements, these warrants expired unexercised and are no longer outstanding as of that date. No cash settlement or further obligation arose to the Company upon expiry.

Management concluded that these transactions occurred after year-end and therefore did not require adjustment to the accompanying consolidated financial statements. The Company will continue to monitor subsequent developments related to the escrow releases, SEC registration processes, and loan facility utilization for disclosure in future filings.

F-28

25,682,046 Common Shares

PROSPECTUS

                 , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$11,775.01
Accounting fees and expenses	$30,000
Legal fees and expenses	$75,000
Printing and miscellaneous expenses	$0
Total	$116,775.01

Item 14. Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), the Company may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity. The CBCA also provides that the Company may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

Indemnification is prohibited under the CBCA unless the individual (a) acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Company’s by-laws provide it shall indemnify, subject to the CBCA, a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or body corporate, if: (a) he acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the other body corporate for which the individual acted as a director or officer at the Company’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Item 15. Recent Sales of Unregistered Securities.

On May 10, 2024, the Company entered into an equity purchase agreement with Brown Stone Capital Ltd., a corporation organized under the laws of England and Wales ( “Brown Stone”) pursuant to which the Company shall issue and sell to Brown Stone, from time to time as provided herein, and Brown Stone shall purchase up to Fifteen Million Dollars ($15,000,000.00) of Common Shares and the [Company shall issue 200,000 Common Shares] as a commitment fee under the EPA to Brown Stone (collectively, the “EPA Shares”) at purchase price to be determined as per the terms and conditions of the EPA.

In relation to the EPA Shares the Company entered into a registration rights agreement dated May 10, 2024 (the “Brown Stone RRA”) with Brown Stone, requiring the Company to register the EPA Shares issued under the EPA. Pursuant to the Brown Stone RRA, the Company agreed to file one or more registration statements with the Securities and Exchange Commission covering the registration of the EPA Shares.

Concurrently, on May 10, 2024, the Company entered into a securities purchase agreement (the “Brown Stone SPA”) with Brown Stone, pursuant to which the Company has agreed to sell to Brown Stone a convertible promissory note (the “ Brown Stone Note”) in the aggregate principal amount of $300,000, with an 8% per annum interest rate and a maturity date of twenty four (24) months from the date of the issuance. The Brown Stone Note is convertible into the Common Shares, subject to the terms and conditions therein.

As an incentive to buy the Brown Stone Note, the Company agreed to issue warrants to purchase 1,000,000 common, with an exercise price of $5 per share and term of nine (9) months from the date of issuance.

On September 2, 2025, the Company entered into the Securities Purchase Agreement with the Selling Stockholders, pursuant to which the Company sold and issued to the Purchasers in a private placement offering, Subscription Receipts of the Company at an offering price of $3.80 per Subscription Receipt with respect to certain purchasers, and $4.16 per Subscription Receipt, with respect to certain purchasers. Purchasers tendered, at the election of each Purchaser, U.S. dollars or INJ tokens to the Company as consideration for the Subscription Receipts. Each Subscription Receipt is exchangeable for one Common Share upon meeting the Escrow Release Conditions.

The foregoing offers, sales, and issuances were exempt from registration under Section 4(a)(2) of the Securities Act as transactions not involving any public offering.

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Item 16. Exhibits

Exhibit No.	Description
3.1	Articles of Continuance incorporated by reference to Exhibit 3.1 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-268636) filed with the Securities and Exchange Commission on September 28, 2023.
3.2	Bylaws incorporated by reference to Exhibit 3.2 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-268636) filed with the Securities and Exchange Commission on September 28, 2023.
4.1	Meteora Warrant
5.1	Opinion of MLT Aikins LLP
10.1	Form of Securities Purchase Agreement, dated as of September 2, 2025, between Pineapple Financial Inc. and each Purchaser (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on September 10, 2025)
10.2	First Amendment to Securities Purchase Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on September 10, 2025)
10.3	Second Amendment to Securities Purchase Agreement, dated as of November 3, 2025 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on November 4, 2025)
10.4	Third Amendment to Securities Purchase Agreement, dated as of November 7, 2025 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on November 12, 2025)
10.5	Fourth Amendment to Securities Purchase Agreement, dated as of December 3, 2025 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on December 9, 2025)
10.6	Fifth Amendment to Securities Purchase Agreement, dated as of December 5, 2025 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on December 9, 2025)
10.7	Form of Registration Rights Agreement, dated as of September 2, 2025, between Pineapple Financial Inc. and each Holder (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on September 10, 2025)
10.8	First Amendment to Registration Rights Agreement, dated as of November 7, 2025 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on November 12, 2025)
10.9	Second Amendment to Registration Rights Agreement, dated as of December 5, 2025 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on December 9, 2025)
10.10	Subscription Receipt Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.4 to our Form 8-K filed with the SEC on September 10, 2025)
10.11	Asset Management Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.5 to our Form 8-K filed with the SEC on September 10, 2025)
10.12	Trading Advisory Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.6 to our Form 8-K filed with the SEC on September 10, 2025)
10.13	ELOC Purchase Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.7 to our Form 8-K filed with the SEC on September 10, 2025)
10.14	Placement Agency Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.8 to our Form 8-K filed with the SEC on September 10, 2025)
10.15	Voting Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.9 to our Form 8-K filed with the SEC on September 10, 2025)
10.16	Lock-up Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.10 to our Form 8-K filed with the SEC on September 10, 2025)
10.17	Letter Agreement, dated as of September 4, 2025 (incorporated by reference to Exhibit 10.11 to our Form 8-K filed with the SEC on September 10, 2025)
10.18	International Swaps and Derivatives Association 2002 ISDA Master Agreement, dated as of September 30, 2025, by and between FalconX Bravo, Inc. and Pineapple Financial Inc.(incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on October 6, 2025)
10.19	International Swaps and Derivatives Association Schedule to the 2002 ISDA Master Agreement, dated as of September 30, 2025, between FalconX Bravo, Inc. and Pineapple Financial Inc. (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on October 6, 2025)
10.20	Credit Support Annex to the Schedule to the ISDA 2002 Master Agreement, dated as of September 30, 2025, by and between FalconX Bravo, Inc. and Pineapple Financial Inc. (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on October 6, 2025)
10.21	Master Loan and Security Agreement, dated as of September 15, 2025, between Pineapple Financial Inc. and Voltedge Finance, Inc.
14.1	Code of Ethics
19.1	Insider Trading Policy
21.1	List of Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-268636) filed with the Securities and Exchange Commission on September 28, 2023.
23.1	Consent of MNP LLP
23.2	Consent of MLT Aikins LLP (included in Exhibit 5.1)
97.1	Clawback Policy
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating and Corporate Governance Committee Charter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Filing Fee Table

II-2

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

(e) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North York, Province of Ontario, Canada, on December 12, 2025.

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer

By:	/s/ Sarfraz Habib
Sarfraz Habib
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shubha Dasgupta and Sarfraz Habib, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Person	Capacity	Date

/s/ Shubha Dasgupta	Chief Executive Officer,
Shubha Dasgupta	(Principal Executive Officer)	December 12, 2025

/s/ Sarfraz Habib	Chief Financial Officer
Sarfraz Habib	(Principal Financial and Accounting Officer)	December 12, 2025

/s/ Kendall Marin	President; Chief Operating Officer; and Director
Kendall Marin		December 12, 2025

/s/ Drew Green	Chairman of the Board
Drew Green		December 12, 2025

/s/ Paul Baron	Director
Paul Baron		December 12, 2025

/s/ Tasis Giannoukakis	Director
Tasis Giannoukakis		December 12, 2025

II-5